Back to Form 8-K
Exhibit 10.1
Baseline
Covered Families and Children (CFC) Population

OHIO DEPARTMENT OF JOB AND FAMILY SERVICES

OHIO MEDICAL ASSISTANCE PROVIDER AGREEMENT
FOR MANAGED CARE PLAN
CFC ELIGIBLE POPULATION

This provider agreement is entered into this first day of July, 2008, at Columbus, Franklin County, Ohio, between the State of Ohio, Department of Job and Family Services, (hereinafter referred to as ODJFS) whose principal offices are located in the City of Columbus, County of Franklin, State of Ohio, and WellCare of Ohio, Inc, Managed Care Plan (hereinafter referred to as MCP), an Ohio for-profit corporation, whose principal office is located in the city of Independence, County of Cuyahoga, State of Ohio.

MCP is licensed as a Health Insuring Corporation by the State of Ohio, Department of Insurance (hereinafter referred to as ODI), pursuant to Chapter 1751. of the Ohio Revised Code and is organized and agrees to operate as prescribed by Chapter 5101:3-26 of the Ohio Administrative Code (hereinafter referred to as OAC), and other applicable portions of the OAC as amended from time to time.

MCP is an entity eligible to enter into a provider agreement in accordance with 42 CFR 438.6 and is engaged in the business of providing prepaid comprehensive health care services as defined in 42 CFR 438.2 through the managed care program for the Covered Families and Children (CFC) eligible population described in OAC rule 5101:3-26-02 (B).

ODJFS, as the single state agency designated to administer the Medicaid program under Section 5111.02 of the Ohio Revised Code and Title XIX of the Social Security Act, desires to obtain MCP services for the benefit of certain Medicaid recipients.  In so doing, MCP has provided and will continue to provide proof of MCP's capability to provide quality services, efficiently, effectively and economically during the term of this agreement.

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                This provider agreement is a contract between ODJFS and the undersigned Managed Care Plan (MCP), provider of medical assistance, pursuant to the federal contracting provisions of 42 CFR 434.6 and 438.6 in which the MCP agrees to provide comprehensive medical services through the managed care program as provided in Chapter 5101:3-26 of the Ohio Administrative Code, assuming the risk of loss, and complying with applicable state statutes, Ohio Administrative Code, and Federal statutes,  rules, regulations and other requirements, including but not limited to title VI of the Civil Rights Act of 1964; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973; and the Americans with Disabilities Act.

ARTICLE I  -  GENERAL

A.
ODJFS enters into this Agreement in reliance upon MCP’s representations that it has the necessary expertise and experience to perform its obligations hereunder, and MCP warrants that it does possess the necessary expertise and experience.

B.
MCP agrees to report to the Chief of Bureau of Managed Health Care (hereinafter referred to as BMHC) or his or her designee as necessary to assure understanding of the responsibilities and satisfactory compliance with this provider agreement.

C.	MCP agrees to furnish its support staff and services as necessary for the satisfactory performance of the services as enumerated in this provider agreement.

D.
ODJFS may, from time to time as it deems appropriate, communicate specific instructions and requests to MCP concerning the performance of the services described in this provider agreement.  Upon such notice and within the designated time frame after receipt of instructions, MCP shall comply with such instructions and fulfill such requests to the satisfaction of the department.  It is expressly understood by the parties that these instructions and requests are for the sole purpose of performing the specific tasks requested to ensure satisfactory completion of the services described in this provider agreement, and are not intended to amend or alter this provider agreement or any part thereof.

E.
If the MCP previously had a provider agreement with the ODJFS and the provider agreement terminated more than two years prior to the effective date of any new provider agreement, such MCP will be considered a new plan in its first year of operation with the Ohio Medicaid managed care program.

ARTICLE II  -  TIME OF PERFORMANCE

A.
Upon approval by the Director of ODJFS this provider agreement shall be in effect from the date entered through June 30, 2009, unless this provider agreement is suspended or terminated pursuant to Article VIII prior to the termination date, or otherwise amended pursuant to Article IX.

B.
It is expressly agreed by the parties that none of the rights, duties and obligations herein shall be binding on either party if award of this Agreement would be contrary to the terms of Ohio Revised Code (“O.R.C.”) Section 3517.13, O.R.C. Section 127.16, or O.R.C. Chapter 102.

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ARTICLE III  -  REIMBURSEMENT

A.	ODJFS will reimburse MCP in accordance with rule 5101:3-26-09 of the Ohio Administrative Code and the appropriate appendices of this provider agreement.

ARTICLE IV  -  RELATIONSHIP OF PARTIES

A.
ODJFS and MCP agree that, during the term of this Agreement, MCP shall be engaged by ODJFS solely on an independent contractor basis, and neither MCP nor its personnel shall, at any time or for any purpose, be considered as agents, servants or employees of ODJFS or the State of Ohio. MCP shall therefore be responsible for all MCP’s business expenses, including, but not limited to, employee’s wages and salaries, insurance of every type and description, and all business and personal taxes, including income and Social Security taxes and contributions for Workers’ Compensation and Unemployment Compensation coverage, if any.

B.	MCP agrees to comply with all applicable federal, state and local laws in the conduct of the work hereunder.

C.
While MCP shall be required to render services described hereunder for ODJFS during the term of this Agreement, nothing herein shall be construed to imply, by reason of MCP’s engagement hereunder on an independent contractor basis, that ODJFS shall have or may exercise any right of control over MCP with regard to the manner or method of MCP’s performance of services hereunder. The management of the work, including the exclusive right to control or direct the manner or means by which the work is performed, remains with MCP.  ODJFS retains the right to ensure that MCP's work is in conformity with the terms and conditions of this Agreement.

D.	Except as expressly provided herein, neither party shall have the right to bind or obligate the other party in any manner without the other party’s prior written consent.

ARTICLE V  -  CONFLICT OF INTEREST; ETHICS LAWS

A.
In accordance with the safeguards specified in section 27 of the Office of Federal Procurement Policy Act (41 U.S.C. 423) and other applicable federal requirements, no officer, member or employee of MCP, the Chief of BMHC, or other ODJFS employee who exercises any functions or responsibilities in connection with the review or approval of this provider agreement or provision of services under this provider agreement shall, prior to the completion of such services or reimbursement, acquire any interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with, or would compromise in any manner or degree the discharge and fulfillment of his or her functions and responsibilities with respect to the carrying out of such services.  For purposes of this article, "members" does not include individuals whose sole connection with MCP is the receipt of services through a health care program offered by MCP.

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B.
MCP represents, warrants, and certifies that it and its employees engaged in the administration or performance of this Agreement are knowledgeable of and understand the Ohio Ethics and Conflicts of Interest laws and Executive Order 2007-01S.  MCP further represents, warrants, and certifies that neither MCP nor any of its employees will do any act that is inconsistent with such laws and Executive Order.  The Governor’s Executive Orders may be found by accessing the following website:  http://governor.ohio.gov/GovernorsOffice/ExecutiveOrdersDirectives/tabid/105/Default.aspx.

C.
MCP hereby covenants that MCP, its officers, members and employees of the MCP, shall not, prior to the completion of the work under this Agreement, voluntarily acquire any interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with or would compromise in any manner of degree  the discharge and fulfillment of his or her functions and responsibilities under this provider agreement.  MCP shall periodically inquire of its officers, members and employees concerning such interests.

D.
Any such person who acquires an incompatible, compromising or conflicting personal or business interest, on or after the effective date of this Agreement, or who involuntarily acquires any such incompatible or conflicting personal interest, shall immediately disclose his or her interest to ODJFS in writing.  Thereafter, he or she shall not participate in any action affecting the services under this provider agreement, unless ODJFS shall determine in its sole discretion that, in the light of the personal interest disclosed, his or her participation in any such action would not be contrary to the public interest.  The written disclosure of such interest shall be made to:  Chief, Bureau of Managed Health Care, ODJFS.

E.
No officer, member or employee of MCP shall promise or give to any ODJFS employee anything of value that is of such a character as to manifest a substantial and improper influence upon the employee with respect to his or her duties.  No officer, member or employee of MCP shall solicit an ODJFS employee to violate any ODJFS rule or policy relating to the conduct of the parties to this agreement or to violate sections 102.03, 102.04, 2921.42 or 2921.43 of the Ohio Revised Code.

F.
MCP hereby covenants that MCP, its officers, members and employees are in compliance with section 102.04 of the Revised Code and that if MCP is required to file a statement pursuant to 102.04(D)(2) of the Revised Code, such statement has been filed with the ODJFS in addition to any other required filings.

ARTICLE VI  -  NONDISCRIMINATION OF EMPLOYMENT

A.
MCP agrees that in the performance of this provider agreement or in the hiring of any employees for the performance of services under this provider agreement, MCP shall not by reason of race, color, religion, gender, sexual orientation, age, disability, national origin, veteran's status, health status, or ancestry, discriminate against any citizen of this state in the employment of a person qualified and available to perform the services to which the provider agreement relates.

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B.
MCP agrees that it shall not, in any manner, discriminate against, intimidate, or retaliate against any employee hired for the performance or services under the provider agreement on account of race, color, religion, gender, sexual orientation, age, disability, national origin, veteran's status, health status, or ancestry.

C.
In addition to requirements imposed upon subcontractors in accordance with OAC Chapter 5101:3-26, MCP agrees to hold all subcontractors and persons acting on behalf of MCP in the performance of services under this provider agreement responsible for adhering to the requirements of paragraphs (A) and (B) above and shall include the requirements of paragraphs (A) and (B) above in all subcontracts for services performed under this provider agreement, in accordance with rule 5101:3-26-05 of the Ohio Administrative Code.

ARTICLE VII  -  RECORDS, DOCUMENTS AND INFORMATION

A.
MCP agrees that all records, documents, writings or other information produced by MCP under this provider agreement and all records, documents, writings or other information used by MCP in the performance of this provider agreement shall be treated in accordance with rule 5101:3-26-06 of the Ohio Administrative Code.  MCP must maintain an appropriate record system for services provided to members. MCP must retain all records in accordance with 45 CFR Part 74.

B.
All information provided by MCP to ODJFS that is proprietary shall be held to be strictly confidential by ODJFS.  Proprietary information is information which, if made public, would put MCP at a disadvantage in the market place and trade of which MCP is a part [see Ohio Revised Code Section 1333.61(D)].  MCP is responsible for notifying ODJFS of the nature of the information prior to its release to ODJFS.  Failure to provide such prior notification is deemed to be a waiver of the proprietary nature of the information, and a waiver of any right of MCP to proceed against ODJFS for violation of this agreement or of any proprietary or trade secret laws.  Such failure shall also be deemed a waiver of trade secret protection in that the MCP will have failed to make efforts that are reasonable under the circumstances to maintain the information’s secrecy. ODJFS reserves the right to require reasonable evidence of MCP's assertion of the proprietary nature of any information to be provided and ODJFS will make the final determination of whether any or all of the information identified by the MCP is proprietary or a trade secret.  The provisions of this Article are not self-executing.

C.
MCP shall not use any information, systems, or records made available to it for any purpose other than to fulfill the duties specified in this provider agreement.  MCP agrees to be bound by the same standards of confidentiality that apply to the employees of the ODJFS and the State of Ohio.  The terms of this section shall be included in any subcontracts executed by MCP for services under this provider agreement.  MCP must implement procedures to ensure that in the process of coordinating care, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164.

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ARTICLE VIII  -  SUSPENSION AND TERMINATION

A.
This provider agreement may be suspended or terminated by the department or MCP upon written notice in accordance with the applicable rule(s) of the Ohio Administrative Code, with termination to occur at the end of the last day of a month.

B.
MCP, upon receipt of notice of suspension or termination, shall cease provision of services on the suspended or terminated activities under this provider agreement; suspend, or terminate all subcontracts relating to such suspended or terminated activities, take all necessary or appropriate steps to limit disbursements and minimize costs, and furnish a report, as of the date of receipt of notice of suspension or termination describing the status of all services under this provider agreement.

C.
In the event of suspension or termination under this Article, MCP shall be entitled to reconciliation of reimbursements through the end of the month for which services were provided under this provider agreement, in accordance with the reimbursement provisions of this provider agreement.  MCP agrees to waive any right to, and shall make no claim for, additional compensation against ODJFS by reason of such suspension or termination.

D.
ODJFS may, in its judgment, suspend, terminate or fail to renew this provider agreement if the MCP or MCP's subcontractors violate or fail to comply with the provisions of this agreement or other provisions of law or regulation governing the Medicaid program.  Where ODJFS proposes to suspend, terminate or refuse to enter into a provider agreement, the provisions of applicable sections of the Ohio Administrative Code with respect to ODJFS' suspension, termination or refusal to enter into a provider agreement shall apply, including the MCP's right to request an adjudication hearing under Chapter 119. of the Revised Code.

E.
When initiated by MCP, termination of or failure to renew the provider agreement requires written notice to be received by ODJFS at least 120 days in advance of the termination or renewal date, provided, however, that termination or non-renewal must be effective at the end of the last day of a calendar month.  In the event of non-renewal of the provider agreement with ODJFS, if MCP is unable to provide notice to ODJFS 120 days prior to the date when the provider agreement expires, and if, as a result of said lack of notice, ODJFS is unable to disenroll Medicaid enrollees prior to the expiration date, then the provider agreement shall be deemed extended for up to four calendar months beyond the expiration date and both parties shall, for that time, continue to fulfill their duties and obligations as set forth herein. If an MCP wishes to terminate or not renew their provider agreement for a specific region(s), ODJFS reserves the right to initiate a procurement process to select additional MCPs to serve Medicaid consumers in that region(s). ODJFS, at its discretion, may use an MCP’s termination or non-renewal of this provider agreement as a factor in any future procurement process.

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ARTICLE IX  -  AMENDMENT AND RENEWAL

A.
This writing constitutes the entire agreement between the parties with respect to all matters herein.  This provider agreement may be amended only by a writing signed by both parties.  Any written amendments to this provider agreement shall be prospective in nature.

B.	This provider agreement may be renewed one or more times by a writing signed by both parties for a period of not more than twelve months for each renewal.

C.
In the event that changes in State or Federal law, regulations, an applicable waiver or state plan amendment, or the terms and conditions of any applicable federal waiver or state plan amendment, require ODJFS to modify this agreement, ODJFS shall notify MCP regarding such changes and this agreement shall be automatically amended to conform to such changes without the necessity for executing written amendments pursuant to this Article of this provider agreement.

D.	This Agreement supersedes any and all previous agreements, whether written or oral, between the parties.

E.
A waiver by any party of any breach or default by the other party under this Agreement shall not constitute a continuing waiver by such party of any subsequent act in breach of or in default hereunder.

ARTICLE X  -  LIMITATION OF LIABILITY

A.
MCP agrees to indemnify and to hold ODJFS and the State of Ohio harmless and immune from any and all claims for injury or damages resulting from the actions or omissions of MCP or its subcontractors in the fulfillment of this provider agreement or arising from this Agreement which are attributable to the MCP’s own actions or omissions of those of its trustees, officers, employees, subcontractors, suppliers, third parties utilized by MCP, or joint venturers while acting under this Agreement.  Such claims shall include any claims made under the Fair Labor Standards Act or under any other federal or state law involving wages, overtime, or employment matters and any claims involving patents, copyrights, and trademarks.  MCP shall bear all costs associated with defending ODJFS and the State of Ohio against these claims.

B.
MCP hereby agrees to be liable for any loss of federal funds suffered by ODJFS for enrollees resulting from specific, negligent acts or omissions of the MCP or its subcontractors during the term of this agreement, including but not limited to the nonperformance of the duties and obligations to which MCP has agreed under this agreement.

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C.
In the event that, due to circumstances not reasonably within the control of MCP or ODJFS, a major disaster, epidemic, complete or substantial destruction of facilities, war, riot or civil insurrection occurs, neither ODJFS nor MCP will have any liability or obligation on account of reasonable delay in the provision or the arrangement of covered services; provided that so long as MCP's certificate of authority remains in full force and effect, MCP shall be liable for the covered services required to be provided or arranged for in accordance with this agreement.

D.	In no event shall either party be liable to the other party for indirect, consequential, incidental, special or punitive damages, or lost profits.

ARTICLE XI - ASSIGNMENT

A.
ODJFS will not allow the transfer of Medicaid members by one MCP to another MCP unless this membership has been obtained as a result of an MCP selling their entire Ohio corporation to another health plan. MCP shall not assign any interest in this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary.  Any such assignments shall be submitted for ODJFS’ review 120 days prior to the desired effective date.  No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

B.
MCP shall not assign any interest in subcontracts of this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary.  Any such assignments of subcontracts shall be submitted for ODJFS’ review 30 days prior to the desired effective date.  No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

ARTICLE XII  -  CERTIFICATION MADE BY MCP

A.	This agreement is conditioned upon the full disclosure by MCP to ODJFS of all information required for compliance with federal regulations as requested by ODJFS.

B.
By executing this agreement, MCP certifies that no federal funds paid to MCP through this or any other agreement with ODJFS shall be or have been used to lobby Congress or any federal agency in connection with a particular contract, grant, cooperative agreement or loan.  MCP further certifies compliance with the lobbying restrictions contained in Section 1352, Title 31 of the U.S. Code, Section 319 of Public Law 101-121 and federal regulations issued pursuant thereto and contained in 45 CFR Part 93, Federal Register, Vol. 55, No. 38, February 26, 1990, pages 6735-6756.  If this provider agreement exceeds $100,000, MCP has executed the Disclosure of Lobbying Activities, Standard Form LLL, if required by federal regulations.  This certification is material representation of fact upon which reliance was placed when this provider agreement was entered into.

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C.
By executing this agreement, MCP certifies that neither MCP nor any principals of MCP (i.e., a director, officer, partner, or person with beneficial ownership of more than 5% of the MCP’s equity) is presently debarred, suspended, proposed for debarment, declared ineligible, or otherwise  excluded from participation in transactions by any Federal  agency.  The MCP also certifies that it is not debarred from consideration for contract awards by the Director of the Department of Administrative Services, pursuant to either O.R.C. Section 153.02 or O.R.C. Section 125.25.  The MCP also certifies that the MCP has no employment, consulting or any other arrangement with any such debarred or suspended person for the provision of items or services or services that are significant and material to the MCP’s contractual obligation with ODJFS.  This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into. If it is ever determined that MCP knowingly executed this certification erroneously, then in addition to any other remedies, this provider agreement shall be terminated pursuant to Article VII, and ODJFS must advise the Secretary of the appropriate Federal agency of the knowingly erroneous certification.

D.
By executing this agreement, MCP certifies compliance with Article V as well as agreeing to future compliance with Article V.  This certification is a material representation of fact upon which reliance was placed when this contract was entered into.

E.
By executing this agreement, MCP certifies compliance with the executive agency lobbying requirements of sections 121.60 to 121.69 of the Ohio Revised Code. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

F.
By executing this agreement, MCP certifies that MCP is not on the most recent list established by the Secretary of State, pursuant to section 121.23 of the Ohio Revised Code, which identifies MCP as having more than one unfair labor practice contempt of court finding.  This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

G.
By executing this agreement MCP agrees not to discriminate against individuals who have or are participating in any work program administered by a county Department of Job and Family Services under Chapters 5101 or 5107 of the Revised Code.

H.
By executing this agreement, MCP certifies and affirms that, as applicable to MCP, that no party listed or described in Division (I) or (J) of Section 3517.13 of the Ohio Revised Code who was actually in a listed position at the time of the contribution, has made as an individual, within the two previous calendar years, one or more contributions in excess of One Thousand and 00/100 ($1,000.00) to the present Governor or to the governor’s campaign committees during any time he/she was a candidate for office.  This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.  If it is ever determined that MCP's certification of this requirement is false or misleading, and not withstanding any criminal or civil liabilities imposed by law, MCP shall return to ODJFS all monies paid to MCP under this provider agreement.  The provisions of this section shall survive the expiration or termination of this provider agreement.

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I.
MCP agrees to refrain from promising or giving to any ODJFS employee anything of value that is of such a character as to manifest a substantial and improper influence upon the employee with respect to his or her duties.  MCP also agrees that it will not solicit an ODJFS employee to violate any ODJFS rule or policy relating to the conduct of contracting parties or to violate sections 102.03, 102.04, 2921.42 or 2921.43 of the Ohio Revised Code.

J.	By executing this agreement, MCP certifies and affirms that HHS, US Comptroller General or representatives will have access to books, documents, etc. of MCP.

K.	By executing this agreement, MCP agrees to comply with the false claims recovery requirements of Section 6032 of The Deficit Reduction Act of 2005 (also see Section 5111.101 of the Revised Code).

L.
MCP, its officers, employees, members, any subcontractors, and/or any independent contractors (including all field staff) associated with this agreement agree to comply with all applicable state and federal laws regarding a smoke-free and drug-free workplace.  The MCP will make a good faith effort to ensure that all MCP officers, employees, members, and subcontractors will not purchase, transfer, use or possess illegal drugs or alcohol, or abuse prescription drugs in any way while performing their duties under this Agreement.

M.
MCP hereby represents and warrants to ODJFS that it has not provided any material assistance, as that term is defined in O.R.C. Section 2909.33(C), to any organization identified by and included on the United States Department of State Terrorist Exclusion List and that it has truthfully answered “no” to every question on the “Declaration Regarding Material Assistance/Non-assistance to a Terrorist Organization.”  MCP further represents and warrants that it has provided or will provide such to ODJFS prior to execution of this Agreement.  If these representations and warranties are found to be false, this Agreement is void ab initio and MCP shall immediately repay to ODJFS any funds paid under this Agreement.

ARTICLE XIII - CONSTRUCTION

A.
This provider agreement shall be governed, construed and enforced in accordance with the laws and regulations of the State of Ohio and appropriate federal statutes and regulations.  The provisions of this Agreement are severable and independent, and if any such provision shall be determined to be unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall, to the extent enforceable in any jurisdiction, nevertheless be binding and enforceable.

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ARTICLE XIV - INCORPORATION BY REFERENCE

A.	Ohio Administrative Code Chapter 5101:3-26 (Appendix A) is hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

B.	Appendices B through P and any additional appendices are hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

C.
In the event of inconsistence or ambiguity between the provisions of OAC Chapter 5101:3-26 and this provider agreement, the provisions of OAC Chapter 5101:3-26 shall be determinative of the obligations of the parties unless such inconsistency or ambiguity is the result of changes in federal or state law, as provided in Article IX of this provider agreement, in which case such federal or state law shall be determinative of the obligations of the parties.  In the event OAC 5101:3-26 is silent with respect to any ambiguity or inconsistency, the provider agreement (including Appendices B through P and any additional appendices), shall be determinative of the obligations of the parties.  In the event that a dispute arises which is not addressed in any of the aforementioned documents, the parties agree to make every reasonable effort to resolve the dispute, in keeping with the objectives of the provider agreement and the budgetary and statutory constraints of ODJFS.

ARTICLE XV – NOTICES

All notices, consents, and communications hereunder shall be given in writing, shall be deemed to be given upon receipt thereof, and shall be sent to the addresses first set forth above.

ARTICLE XVI – HEADINGS

The headings in this Agreement have been inserted for convenient reference only and shall not be considered in any questions of interpretation or construction of this Agreement.

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The parties have executed this agreement the date first written above.  The agreement is hereby accepted and considered binding in accordance with the terms and conditions set forth in the preceding statements.

WELLCARE OF OHIO, INC.:

BY: /s/ Heath Schiesser	DATE: 6/23/08
HEATH SCHIESSER, CHIEF EXECUTIVE OFFICER AND PRESIDENT

OHIO DEPARTMENT OF JOB AND FAMILY SERVICES:

BY: /s/ Helen Jones-Kelly	DATE: 6/30/08
HELEN E. JONES-KELLY, DIRECTOR

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CFC PROVIDER AGREEMENT INDEX
 July 1, 2008

    APPENDIX                                                        TITLE

    APPENDIX A                                                    OAC RULES 5101:3-26

APPENDIX B	SERVICE AREA SPECIFICATIONS – CFC ELIGIBLE POPULATION

    APPENDIX C                                                     MCP RESPONSIBILITIES – CFC ELIGIBLE POPULATION

APPENDIX D	ODJFS RESPONSIBILITIES – CFC ELIGIBLE POPULATION

    APPENDIX E                                                     RATE METHODOLOGY – CFC ELIGIBLE POPULATION

    APPENDIX F                                                     REGIONAL RATES – CFC ELIGIBLE  POPULATION

APPENDIX G	COVERAGE AND SERVICES – CFC ELIGIBLE POPULATION

APPENDIX H	PROVIDER PANEL SPECIFICATIONS – CFC ELIGIBLE POPULATION

    APPENDIX I                                                      PROGRAM INTEGRITY– CFC ELIGIBLE POPULATION

APPENDIX J	FINANCIAL PERFORMANCE – CFC ELIGIBLE POPULATION

APPENDIX K	QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM – CFC ELIGIBLE POPULATION

    APPENDIX L                                                     DATA QUALITY – CFC ELIGIBLE POPULATION

APPENDIX M	PERFORMANCE EVALUATION – CFC ELIGIBLE POPULATION

APPENDIX N	COMPLIANCE ASSESSMENT SYSTEM – CFC ELIGIBLE POPULATION

APPENDIX O	PAY-FOR-PERFORMANCE (P4P) – CFC ELIGIBLE POPULATION

APPENDIX P	MCP TERMINATIONS/NONRENEWALS/AMENDMENTS – CFC ELIGIBLE POPULATION

Appendix A
Covered Families and Children (CFC) Population

APPENDIX A

OAC RULES 5101:3-26

The managed care program rules can be accessed electronically through the BMHC page of the ODJFS website.

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Appendix B
Covered Families and Children (CFC) Population

APPENDIX B

SERVICE AREA SPECIFICATIONS
CFC ELIGIBLE POPULATION

MCP : WELLCARE OF OHIO, INC.

The MCP agrees to provide services to Covered Families and Children (CFC) members  residing in the following service area(s):

Service Area: Northeast Region – Ashtabula, Cuyahoga, Erie, Geauga, Huron, Lake, Lorain, and Medina counties.

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Appendix C
Covered Families and Children (CFC) population

APPENDIX C

MCP RESPONSIBILITIES
CFC ELIGIBLE POPULATION

The MCP must meet on an ongoing basis, all program requirements specified in Chapter 5101:3-26 of the Ohio Administrative Code (OAC) and the Ohio Department of Job and Family Services (ODJFS) - MCP Provider Agreement. The following are MCP responsibilities that are not otherwise specifically stated in OAC rule provisions or elsewhere in the MCP provider agreement, but are required by ODJFS.

General Provisions

1.
The MCP agrees to implement program modifications as soon as reasonably possible or no later than the required effective date, in response to changes in applicable state and federal laws and regulations.

2.	The MCP must submit a current copy of their Certificate of Authority (COA) to ODJFS within 30 days of issuance by the Ohio Department of Insurance.

3.	The MCP must designate the following:

a.
A primary contact person (the Medicaid Coordinator) who will dedicate a majority of their time to the Medicaid product line and coordinate overall communication between ODJFS and the MCP.  ODJFS may also require the MCP to designate contact staff for specific program areas.  The Medicaid Coordinator will be responsible for ensuring the timeliness, accuracy, completeness and responsiveness of all MCP submissions to ODJFS.

b.
A provider relations representative for each service area included in their ODJFS provider agreement. This provider relations representative can serve in this capacity for only one service area (as specified in Appendix H).

As long as the MCP serves both the CFC and ABD populations, they are not required to have separate provider relations representatives or Medicaid coordinators.

4.	All MCP employees are to direct all day-to-day submissions and communications to their ODJFS-designated Contract Administrator unless otherwise notified by ODJFS.

5.	The MCP must be represented at all meetings and events designated by ODJFS as requiring mandatory attendance.

6.             The MCP must have an administrative office located in Ohio.

Appendix C
Covered Families and Children (CFC) population

7.
Upon request by ODJFS, the MCP must submit information on the current status of their company’s operations not specifically covered under this provider agreement (for example, other product lines, Medicaid contracts in other states, NCQA accreditation, etc.) unless otherwise excluded by law.

8.	The MCP must have all new employees trained on applicable program requirements, and represent, warrant and certify to ODJFS that such training occurs, or has occurred.

9.
If an MCP determines that it does not wish to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, it must immediately notify ODJFS to coordinate the implementation of this change.  MCPs will be required to notify their members of this change at least thirty (30) days prior to the effective date. The MCP’s member handbook and provider directory, as well as all marketing materials, will need to include information specifying any such services that the MCP will not provide.

10.
For any data and/or documentation that MCPs are required to maintain, ODJFS may request that MCPs provide analysis of this data and/or documentation to ODJFS in an aggregate format, such format to be solely determined by ODJFS.

11.
The MCP is responsible for determining medical necessity for services and supplies requested for their members as specified in OAC rule 5101:3-26-03.  Notwithstanding such responsibility, ODJFS retains the right to make the final determination on medical necessity in specific member situations.

12.
In addition to the timely submission of medical records at no cost for the annual external quality review as specified in OAC rule 5101:3-26-07, the MCP may be required  for other purposes to submit medical records at no cost to ODJFS and/or designee upon request.

13.
The MCP must notify the BMHC of the termination of an MCP panel provider that is designated as the primary care provider for 500 or more of the MCP’s CFC members.   The MCP must provide notification within one working day of the MCP becoming aware of the termination.

14.	Upon request by ODJFS, MCPs may be required to provide written notice to members of any significant change(s) affecting contractual requirements, member services or access to providers.

Appendix C
Covered Families and Children (CFC) population

15.
MCPs may elect to provide services that are in addition to those covered under the Ohio Medicaid fee-for-service program.  Before MCPs notify potential or current members of the availability of these services, they must first notify ODJFS and advise ODJFS of such planned services availability.  If an MCP elects to provide additional services, the MCP must ensure to the satisfaction of ODJFS that the services are readily available and accessible to members who are eligible to receive them.  Additional benefits must be made available to members for at least six (6) calendar months from date approved by ODJFS.

a.
MCPs are required to make transportation available to any member requesting transportation when they must travel (thirty) 30 miles or more from their home to receive a medically-necessary Medicaid-covered service.  If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may not be counted toward this trip limit.

b.
Additional benefits may not vary by county within a region except out of necessity for transportation arrangements (e.g., bus versus cab).  MCPs approved to serve consumers in more than one region may vary additional benefits between regions.

c.
MCPs must give ODJFS and members (ninety) 90 days prior notice when decreasing or ceasing any additional benefit(s).  When it is beyond the control of the MCP, as demonstrated to ODJFS’ satisfaction, ODJFS must be notified within (one) 1 working day.

16.
MCPs must comply with any applicable Federal and State laws that pertain to member rights and ensure that its staff adheres to such laws when furnishing services to its members.  MCPs shall include a requirement in its contracts with affiliated providers that such providers also adhere to applicable Federal and State laws when providing services to members.

17.
MCPs must comply with any other applicable Federal and State laws (such as Title VI of the Civil rights Act of 1964, etc.) and other laws regarding privacy and confidentiality, as such may be applicable to this Agreement.

18.	Upon request, the MCP will provide members and potential members with a copy of their practice guidelines.

19.
The MCP is responsible for promoting the delivery of services in a culturally competent manner, as solely determined by ODJFS, to all members, including those with limited English proficiency (LEP) and diverse cultural and ethnic backgrounds.

Appendix C
Covered Families and Children (CFC) population

All MCPs must comply with the requirements specified in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1(A), 5101:3-26-08 and 5101:3-26-08.2 for providing assistance to LEP members and eligible individuals.  In addition, MCPs must provide written translations of certain MCP materials in the prevalent non-English languages of members and eligible individuals in accordance with the following:

a.
When 10% or more of the CFC eligible individuals in the MCP’s service area have a common primary language other than English, the MCP must translate all ODJFS-approved marketing materials into the primary language of that group.  The MCP must monitor changes in the eligible population on an ongoing basis and conduct an assessment no less often than annually to determine which, if any, primary language groups meet the 10% threshold for the eligible individuals in each service area.  When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their marketing materials, and make these marketing materials available to eligible individuals.  MCPs must submit to ODJFS, upon request, their prevalent non-English language analysis of eligible individuals and the results of this analysis.

b.
When 10% or more of an MCP's CFC members in the MCP’s service area have a common primary language other than English, the MCP must translate all ODJFS-approved member materials into the primary language of that group. The MCP must monitor their membership and conduct a quarterly assessment to determine which, if any, primary language groups meet the 10% threshold.  When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their member materials, and make these materials available to their members.  MCPs must submit to ODJFS, upon request, their prevalent non-English language member analysis and the results of this analysis.

20.
The MCP must utilize a centralized database which records the special communication needs of all MCP members (i.e., those with limited English proficiency, limited reading proficiency, visual impairment, and hearing impairment) and the provision of related services (i.e., MCP materials in alternate format, oral interpretation, oral translation services, written translations of MCP materials, and sign language services).  This database must include all MCP member primary language information (PLI) as well as all other special communication needs information for MCP members, as indicated above, when identified by any source including but not limited to ODJFS, ODJFS selection services entity, MCP staff, providers, and members.  This centralized database must be readily available to MCP staff and be used in coordinating communication and services to members, including the selection of a PCP who speaks the primary language of an LEP member, when such  a provider is available.  MCPs must share specific communication needs information with their provider [e.g., PCPs, Pharmacy Benefit Managers (PBMs), and Third Party Administrators (TPAs)], as applicable.  MCPs must submit to ODJFS, upon request, detailed information regarding the MCP's member with special communication needs, which could include individual member names, their specific communication need, and any provision of special services to members (i.e., those special services arranged by the MCP as well as those services reported to the MCP which were arranged by the provider).

Appendix C
Covered Families and Children (CFC) population

Additional requirements specific to providing assistance to hearing-impaired, vision impaired, limited reading proficient (LRP), and LEP members and eligible individuals are found in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1(A), 5101:3-26-08, and 5101-3-26-08.2.

21.
The MCP is responsible for ensuring that all member materials use easily understood language and format.  The determination of what materials comply with this requirement is in the sole discretion of ODJFS.

22.
Pursuant to OAC rules 5101:3-26-08 and 5101:3-26-08.2, the MCP is responsible for ensuring that all MCP marketing and member materials are prior approved by ODJFS before being used or shared with members.  Marketing and member materials are defined as follows:

a.
Marketing materials are those items produced in any medium, by or on behalf of an MCP, including gifts of nominal value (i.e., items worth no more than $15.00), which can reasonably be interpreted as intended to market to eligible individuals.

b.
Member materials are those items developed, by or on behalf of an MCP, to fulfill MCP program requirements or to communicate to all members or a group of members.  Member health education materials that are produced by a source other than the MCP and which do not include any reference to the MCP are not considered to be member materials.

c.
All MCP marketing and member materials must represent the MCP in an honest and forthright manner and must not make statements which are inaccurate, misleading, confusing, or otherwise misrepresentative, or which defraud eligible individuals or ODJFS.

d.	All MCP marketing cannot contain any assertion or statement (whether written or oral) that the MCP is endorsed by CMS, the Federal or State government or similar entity.

e.
MCPs must establish positive working relationships with the CDJFS offices and must not aggressively solicit from local Directors, MCP County Coordinators, or other staff.  Furthermore, MCPs are prohibited from offering gifts of nominal value (i.e. clipboards, pens, coffee mugs, etc.) to CDJFS offices or managed care enrollment center (MCEC) staff, as these may influence an individual’s decision to select a particular MCP.

Appendix C
Covered Families and Children (CFC) population

23.	Advance Directives – All MCPs must comply with the requirements specified in 42 CFR 422.128. At a minimum, the MCP must:

a.	Maintain written policies and procedures that meet the requirements for advance directives, as set forth in 42 CFR Subpart I of part 489.

b.	Maintain written policies and procedures concerning advance directives with respect to all adult individuals receiving medical care by or through the MCP to ensure that the MCP:

                                 i.           Provides written information to all adult members concerning:

a.
the member’s rights under state law to make decisions concerning their medical care, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives.  (In meeting this requirement, MCPs must utilize form JFS 08095 entitled You Have the Right, or include the text from JFS 08095 in their ODJFS-approved member handbook).

b.	the MCP’s policies concerning the implementation of those rights including a clear and precise statement of any limitation regarding the implementation of advance directives as a matter of conscience;

c.	any changes in state law regarding advance directives as soon as possible but no later than (ninety) 90 days after the proposed effective date of the change; and

d.	the right to file complaints concerning noncompliance with the advance directive requirements with the Ohio Department of Health.

ii.	Provides for education of staff concerning the MCP’s policies and procedures on advance directives;

iii.	Provides for community education regarding advance directives directly or in concert with other providers or entities;

iv.	Requires that the member’s medical record document whether or not the member has executed an advance directive; and

v.	Does not condition the provision of care, or otherwise discriminate against a member, based on whether the member has executed an advance directive.

Appendix C
Covered Families and Children (CFC) population

24.           New Member Materials

Pursuant to OAC rule 5101:3-26-08.2 (B)(3), MCPs must provide to each member or assistance group, as applicable, an MCP identification (ID) card, a new member letter, a member handbook, a provider directory, and information on advance directives.

a.	MCPs must use the model language specified by ODJFS for the new member letter.

b.	The ID card and new member letter must be mailed together to the member via a method that will ensure their receipt prior to the member’s effective date of coverage.

c.
The member handbook, provider directory and advance directives information may be mailed to the member separately from the ID card and new member letter.  MCPs will meet the timely receipt requirement for these materials if they are mailed to the member within (twenty-four) 24 hours of the MCP receiving the ODJFS produced monthly membership roster (MMR). This is provided the materials are mailed via a method with an expected delivery date of no more than five (5) days. If the member handbook, provider directory and advance directives information are mailed separately from the ID card and new member letter and the MCP is unable to mail the materials within twenty-four (24) hours, the member handbook, provider directory and advance directives information must be mailed via a method that will ensure receipt by no later than the effective date of coverage. If the MCP mails the ID card and new member letter with the other materials (e.g., member handbook, provider directory, and advance directives), the MCP must ensure that all materials are mailed via a method that will ensure their receipt prior to the member’s effective date of coverage.

d.
MCPs must designate two (2) MCP staff members to receive a copy of the new member materials on a monthly basis in order to monitor the timely receipt of these materials. At least one of the staff members must receive the materials at their home address.

25.           Call Center Standards

The MCP must provide assistance to members through a member services toll-free call-in system pursuant to OAC rule 5101:3-26-08.2(A)(1).  MCP member services staff must be available nationwide to provide assistance to members through the toll-free call-in system every Monday through Friday, at all times during the hours of 7:00 am to 7:00 pm Eastern Time, except for the following major holidays:
•	New Year’s Day
•	Martin Luther King’s Birthday
•	Memorial Day
•	Independence Day
•	Labor Day
•	Thanksgiving Day
•	Christmas Day
•
2 optional closure days:  These days can be used independently or in combination with any of the major holiday closures but cannot both be used within the same closure period.  Before announcing any optional closure dates to members and/or staff, MCPs must receive ODJFS prior-approval which verifies that the optional closure days meet the specified criteria.

Appendix C
Covered Families and Children (CFC) population

If a major holiday falls on a Saturday, the MCP member services line may be closed on the preceding Friday.  If a major holiday falls on a Sunday, the member services line may be closed on the following Monday.  MCP member services closure days must be specified in the MCP’s member handbook, member newsletter, or other some general issuance to the MCP’s members at least (thirty) 30 days in advance of the closure.

The MCP must also provide access to medical advice and direction through a centralized twenty-four-hour, seven day (24/7) toll-free call-in system, available nationwide, pursuant to OAC rule 5101:3-26-03.1(A)(6). The 24/7 call-in system must be staffed by appropriately trained medical personnel. For the purposes of meeting this requirement, trained medical professionals are defined as physicians, physician assistants, licensed practical nurses, and registered nurses.

MCPs must meet the current American Accreditation HealthCare Commission/URAC-designed Health Call Center Standards (HCC) for call center abandonment rate, blockage rate and average speed of answer. By the 10th of each month, MCPs must self-report their prior month performance in these three areas for their member services and 24/7 toll-free call-in systems to ODJFS.  ODJFS will inform the MCPs of any changes/updates to these URAC call center standards.

MCPs are not permitted to delegate grievance/appeal functions [Ohio Administrative Code (OAC) rule 5101:3-26-08.4(A)(9)].  Therefore, the member services call center requirement may not be met through the execution of a Medicaid Delegation Subcontract Addendum or Medicaid Combined Services Subcontract Addendum.

26.           Notification of Optional MCP Membership

In order to comply with the terms of the ODJFS State Plan Amendment for the managed care program (i.e.,  42 CFR 438.50), MCPs in mandatory membership  service areas must inform new members that MCP membership is optional for certain populations.  Specifically, MCPs must inform any applicable pending member or member that the following CFC populations are not required to select an MCP in order to receive their Medicaid healthcare benefit and what steps they need to take if they do not wish to be a member of an MCP:
-	Indians who are members of federally-recognized tribes.
-	Children under 19 years of age who are:
o	Eligible for Supplemental Security Income under title XVI;
o	In foster care or other out-of-home placement;
o	Receiving foster care of adoption assistance;
o
Receiving services through the Ohio Department of Health’s Bureau for Children with Medical Handicaps (BCMH) or any other family-centered, community-based, coordinated care system that receives grant funds under section 501(a)(1)(D) of title V, and is defined by the State in terms of either program participation or special health care needs.

Appendix C
Covered Families and Children (CFC) population

27.           HIPAA Privacy Compliance Requirements

The Health Insurance Portability and Accountability Act (HIPAA) Privacy Regulations at 45 CFR. § 164.502(e) and § 164.504(e) require ODJFS to have agreements with MCPs as a means of obtaining satisfactory assurance that the MCPs will appropriately safeguard all personal identified health information.  Protected Health Information (PHI) is information received from or on behalf of ODJFS that meets the definition of PHI as defined by HIPAA and the regulations promulgated by the United States Department of Health and Human Services, specifically 45 CFR 164.501, and any amendments thereto. MCPs must agree to the following:

a.	MCPs shall not use or disclose PHI other than is permitted by this agreement or required by law.

b.	MCPs shall use appropriate safeguards to prevent unauthorized use or disclosure of PHI.

c.
MCPs shall report to ODJFS any unauthorized use or disclosure of PHI of which it becomes aware.  Any breach by the MCP or its representatives of protected health information (PHI) standards shall be immediately reported to the State HIPAA Compliance Officer through the Bureau of Managed Health Care.  MCPs must provide documentation of the breach and complete all actions ordered by the HIPAA Compliance Officer.

d.	MCPs shall ensure that all its agents and subcontractors agree to these same PHI conditions and restrictions.

e.             MCPs shall make PHI available for access as required by law.

f.	MCP shall make PHI available for amendment, and incorporate amendments as appropriate as required by law.

g.	MCPs shall make PHI disclosure information available for accounting as required by law.

h.	MCPs shall make its internal PHI practices, books and records available to the Secretary of Health and Human Services (HHS) to determine compliance.

i.
Upon termination of their agreement with ODJFS, the MCPs, at ODJFS’ option, shall return to ODJFS, or destroy, all PHI in its possession, and keep no copies of the information, except as requested by ODJFS or required by law.

j.
ODJFS will propose termination of the MCP’s provider agreement if ODJFS determines that the MCP has violated a material breach under this section of the agreement, unless inconsistent with statutory obligations of ODJFS or the MCP.

28.
Electronic Communications – MCPs are required to purchase/utilize Transport Layer Security (TLS) for all e-mail communication between ODJFS and the MCP.  The MCP’s e-mail gateway must be able to support the sending and receiving of e-mail using Transport Layer Security (TLS) and the MCP’s gateway must be able to enforce the sending and receiving of email via TLS.

Appendix C
Covered Families and Children (CFC) population

29.           MCP Membership acceptance, documentation and reconciliation

a.
Selection Services Contractor:  The MCP shall provide to the MCEC ODJFS prior-approved MCP materials and directories for distribution to eligible individuals who request additional information about the MCP.

b.
Monthly Reconciliation of Membership and Premiums: The MCP shall reconcile member data as reported on the MCEC produced consumer contact record (CCR) with the ODJFS-produced monthly member roster (MMR) and report to the ODJFS any difficulties in interpreting or reconciling information received.  Membership reconciliation questions must be identified and reported to the ODJFS prior to the first of the month to assure that no member is left without coverage. The MCP shall reconcile membership with premium payments and delivery payments as reported on the monthly remittance advice (RA).

The MCP shall work directly with the ODJFS, or other ODJFS-identified entity, to resolve any difficulties in interpreting or reconciling premium information.  Premium reconciliation questions must be identified within thirty (30) days of receipt of the RA.  Monthly reconciliation data must be submitted in the format specified by ODJFS.

c.
Monthly Premiums and Delivery Payments: The MCP must be able to receive monthly premiums and delivery payments in a method specified by ODJFS.  (ODJFS monthly prospective premium and delivery payment issue dates are provided in advance to the MCPs.) Various retroactive premium payments (e.g., newborns), and recovery of premiums paid (e.g., retroactive terminations of membership for children in custody, deferments, etc.,) may occur via any ODJFS weekly remittance.

d.
Hospital/Inpatient Facility Deferment: When an MCP learns of a currently hospitalized member’s intent to disenroll through the CCR or the 834, the disenrolling MCP must notify the hospital/inpatient facility and treating providers as well as the enrolling MCP of the change in enrollment within five (5) business days of receipt of the CCR or 834. The disenrolling MCP must notify the inpatient facility that it will remain responsible for the inpatient facility charges through the date of discharge; and must notify the treating providers that it will remain responsible for provider charges through the date of disenrollment.

When the enrolling MCP learns through the disenrolling MCP, through ODJFS or other means, that a new member who was previously enrolled with another MCP was admitted prior to the effective date of enrollment and remains an inpatient on the effective date of enrollment, the enrolling MCP shall contact the hospital/inpatient facility within five (5) business days of learning of the hospitalization. The enrolling MCP shall verify that it is responsible for all medically necessary Medicaid covered services from the effective date of MCP membership, including treating provider services related to the inpatient stay; the enrolling MCP must reiterate that the admitting/disenrolling MCP remains responsible for the hospital/inpatient facility charges through the date of discharge. The enrolling MCP shall work with the hospital/inpatient facility to facilitate discharge planning and authorize services as needed.

When an MCP learns that a new member who was previously on Medicaid fee for service was admitted prior to the effective date of enrollment and remains an inpatient on the effective date of enrollment, the enrolling MCP shall notify the hospital/ inpatient facility and treating providers that the MCP may not be the payer. The MCP shall work with hospital/inpatient facility, treating providers and the ODJFS to assure that discharge planning assures continuity of care and accurate payment. Notwithstanding the MCP’s right to request a hospital deferment up to six (6) months following the member’s effective date, when the enrolling MCP learns of a deferment-eligible hospitalization, the MCP shall notify the ODJFS and request the deferment within five (5) business days of learning of the potential deferment.

Appendix C
Covered Families and Children (CFC) population

e.	Just Cause Requests: The MCP shall follow procedures as specified by ODJFS in assisting the ODJFS in resolving member requests for member-initiated requests affecting membership.

f.	Newborn Notifications: The MCP is required to submit newborn notifications to ODJFS in accordance with the ODJFS Newborn Notification File and Submissions Specifications.

g.
Eligible Individuals:  If an eligible individual contacts the MCP, the MCP must provide any MCP-specific managed care program information requested.  The MCP must not attempt to assess the eligible individual’s health care needs. However, if the eligible individual inquires about continuing/transitioning health care services, MCPs shall provide an assurance that all MCPs must cover all medically necessary Medicaid-covered health care services and assist members with transitioning their health care services.

h.	Pending Member

If a pending member (i.e., an eligible individual subsequent to plan selection or assignment, but prior to their membership effective date) contacts the selected MCP,  the MCP must provide any membership information requested, including but not limited to, assistance in determining whether the current medications require prior authorization. The MCP must also ensure that any care coordination (e.g., PCP selection, prescheduled services and transition of services) information provided by the pending member is logged in the MCP’s system and forwarded to the appropriate MCP staff for processing as required.  MCPs may confirm any information provided on the CCR at this time.  Such communication does not constitute confirmation of membership.  MCPs are prohibited from initiating contact with a pending member.  Upon receipt of the 834, the MCP may contact a pending member to confirm information provided on the CCR or the 834, assist with care coordination and transition of care, and inquire if the pending member has any membership questions.

i.              Transition of Fee-For-Service Members

Providing care coordination for prescheduled health services and existing care treatment plans, is critical for members transitioning from Medicaid fee-for service (FFS) to managed care.  Therefore, MCPs must:

i.
Allow their new members that are transitioning from Medicaid fee-for-service to receive services from out-of-panel providers if the member or provider contacts the MCP to discuss the scheduled health services in advance of the service date and one of the following applies:

Appendix C
Covered Families and Children (CFC) population

a.	The member is in her third trimester of pregnancy and has an established relationship with an obstetrician and/or delivery hospital;

b.
The member has been scheduled for an inpatient/outpatient surgery and has been prior-approved and/or precertified pursuant to OAC rule 5101:3-2-40 (surgical procedures would also include follow-up care as appropriate);

c.	The member has appointments within the initial month of MCP membership with specialty physicians that were scheduled prior to the effective date of membership; or

d.	The member is receiving ongoing chemotherapy or radiation treatment.

If contacted by the member, the MCP must contact the provider’s office as expeditiously as the situation warrants to confirm that the service(s) meets the above criteria.

ii.
Allow their new members that are transitioning from Medicaid fee-for-service to continue receiving home care services (i.e., nursing, aide, and skilled therapy services) and private duty nursing (PDN) services if the member or provider contacts the MCP to discuss the health services in advance of the service date.  These services must be covered from the date of the member or provider contact at the current service level, and with the current provider, whether a panel or out-of-panel provider, until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1.  As soon as the MCP becomes aware of the member’s current home care services, the MCP must initiate contact with the current provider and member as applicable to ensure continuity of care and coordinate a transfer of services to a panel provider, if appropriate.

iii.
Honor any current fee-for-service prior authorization to allow their new members that are transitioning from Medicaid fee-for-service to receive services from the authorized provider, whether a panel or out-of-panel provider, for the following approved services:

Appendix C
Covered Families and Children (CFC) population

a.	an organ, bone marrow, or hematapoietic stem cell transplant pursuant to OAC rule 5101:3-2-07.1 and 2.b.v of Appendix G;

b.	dental services that have not yet been received;

c.	vision services that have not yet been received;

d.
durable medical equipment (DME) that has not yet been received.  Ongoing DME services and supplies are to be covered by the MCP as previously-authorized until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1.

e.
private duty nursing (PDN) services.  PDN services must be covered at the previously-authorized service level until the MCP conducts a medical necessity review and renders an authorization decision pursuant to OAC rule 5101:3-26-03.1.

As soon as the MCP becomes aware of the member’s current fee-for-service authorization approval, the MCP must initiate contact with the authorized provider and member as applicable to ensure continuity of care.  The MCP must implement a plan to meet the member’s immediate and ongoing medical needs and, coordinate the transfer of services to a panel provider, if appropriate. For organ, bone marrow or hematapoietic stem cell transplants, MCPs must receive prior approval from ODJFS to transfer services to a panel provider.

When an MCP medical necessity review results in a decision to reduce, suspend, or terminate services previously authorized by fee-for-service Medicaid, the MCP must notify the member of their state hearing rights no less than 15 calendar days prior to the effective date of the MCP’s proposed action, per rule 5101:3-26-08.4 of the Administrative Code.

iv.
Reimburse out-of-panel providers that agree to provide the transition services at 100% of the current Medicaid fee-for-service provider rate for the service(s) identified in Section 29.i. (i., ii., and iii.) of this appendix.

Appendix C
Covered Families and Children (CFC) population

v.	Document the provision of transition of services identified in Section 29.i. (i., ii., and iii.) of this appendix as follows:

a.
For non-panel providers, notification to the provider confirming the provider’s agreement/disagreement to provide the service and accept 100% of the current Medicaid fee-for-service rate as payment.  If the provider agrees, the distribution of the MCP’s materials as outlined in Appendix G.3.e.

b.
Notification to the member of the non-panel provider’s agreement /disagreement to provide the service.  If the provider disagrees, notification to the member of the MCP’s availability to assist with locating a provider as expeditiously as the member’s health condition warrants.

c.	For panel providers, notification to the provider and member confirming the MCP’s responsibility to cover the service.

MCPs must use the ODJFS-specified model language for the provider and member notices and maintain documentation of all member and/or provider contacts relating to such services.

30.	Health Information System Requirements

The ability to develop and maintain information management systems capacity is crucial to successful plan performance. ODJFS therefore requires MCPs to demonstrate their ongoing capacity in this area by meeting several related specifications.

a.             Health Information System

i.
As required by 42 CFR 438.242(a), each MCP must maintain a health information system that collects, analyzes, integrates, and reports data.  The system must provide information on areas including, but not limited to, utilization, grievances and appeals, and MCP membership terminations for other than loss of Medicaid eligibility.

ii.	As required by 42 CFR 438.242(b)(1), each MCP must collect data on member and provider characteristics and on services furnished to its members.

iii.
As required by 42 CFR 438.242(b)(2), each MCP must ensure that data received from providers is accurate and complete by verifying the accuracy and timeliness of reported data; screening the data for completeness, logic, and consistency; and collecting service information in standardized formats to the extent feasible and appropriate.

iv.	As required by 42 CFR 438.242(b)(3), each MCP must make all collected data available upon request by ODJFS or the Center for Medicare and Medicaid Services (CMS).

v.	Acceptance testing of any data that is electronically submitted to ODJFS is required:

Appendix C
Covered Families and Children (CFC) population

a.	Before an MCP may submit production files ODJFS-specified formats; and/or
b.	Whenever an MCP changes the method or preparer of the electronic media; and/or
c.	When the ODJFS determines an MCP’s data submissions have an unacceptably high error rate.

MCPs that change or modify information systems that are involved in producing any type of electronically submitted files, either internally or by changing vendors, are required to submit to ODJFS for review and approval a transition plan including the submission of test files in the ODJFS-specified formats.  Once an acceptable test file is submitted to ODJFS, as determined solely by ODJFS, the MCP can return to submitting production files.  ODJFS will inform MCPs in writing when a test file is acceptable.  Once an MCP’s new or modified information system is operational, that MCP will have up to ninety (90) days to submit an acceptable test file and an acceptable production file.

Submission of test files can start before the new or modified information system is in production.  ODJFS reserves the right to verify any MCP’s capability to report elements in the minimum data set prior to executing the provider agreement for the next contract period. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement.

b.             Electronic Data Interchange and Claims Adjudication Requirements

Claims Adjudication

The MCP must have the capacity to electronically accept and adjudicate all claims to final status (payment or denial).  Information on claims submission procedures must be provided to non-contracting providers within thirty (30) days of a request.  MCPs must inform providers of its ability to electronically process and adjudicate claims and the process for submission.  Such information must be initiated by the MCP and not only in response to provider requests.

The MCP must notify providers who have submitted claims of claims status [paid, denied, pended (suspended)] within one month of receipt.  Such notification may be in the form of a claim payment/remittance advice produced on a routine monthly, or more frequent, basis.

Electronic Data Interchange
The MCP shall comply with all applicable provisions of HIPAA including electronic data interchange (EDI) standards for code sets and the following electronic transactions:
Health care claims;
Health care claim status request and response;
Health care payment and remittance status;
Standard code sets; and
National Provider Identifier (NPI).

Appendix C
Covered Families and Children (CFC) population

Each EDI transaction processed by the MCP shall be implemented inconformance with the appropriate version of the transaction implementation guide, as specified by applicable federal rule or regulation.

The MCP must have the capacity to accept the following transactions from the Ohio Department of Job and Family services consistent with EDI processing specifications in the transaction implementation guides and in conformance with the 820 and 834 Transaction Companion Guides issued by ODJFS:

ASC X12 820 - Payroll Deducted and Other Group Premium Payment for Insurance Products; and

ASC X12 834 - Benefit Enrollment and Maintenance.

The MCP shall comply with the HIPAA mandated EDI transaction standards and code sets no later than the required compliance dates as set forth in the federal regulations.

Documentation of Compliance with Mandated EDI Standards
The capacity of the MCP and/or applicable trading partners and business associates to electronically conduct claims processing and related transactions in compliance with standards and effective dates mandated by HIPAA must be demonstrated, to the satisfaction of ODJFS,  as outlined below.

Verification of Compliance with HIPAA (Health Insurance Portability and accountability Act of 1995)

MCPs shall comply with the transaction standards and code sets for sending and receiving applicable transactions as specified in 45 CFR Part 162 – Health Insurance Reform:  Standards for Electronic Transactions (HIPAA regulations)  In addition the MCP must enter into the appropriate trading partner agreement and implemented standard code sets.  If the MCP has obtained third-party certification of HIPAA compliance for any of the items listed below, that certification may be submitted in lieu of the MCP’s written verification for the applicable item(s).

i.             Trading Partner Agreements
ii.            Code Sets
iii.           Transactions

                                       a.           Health Care Claims or Equivalent Encounter Information
(ASC X12N 837 & NCPDP 5.1
       b.           Eligibility for a Health Plan (ASC X12N 270/271)
                                               c.           Referral Certification and Authorization (ASC X12N 278)
                                               d.           Health Care Claim Status (ASC X12N 276/277)
                                               e.           Enrollment and Disenrollment in a Health Plan (ASC X12N 834)
                                               f.           Health Care Payment and Remittance Advice (ASC X12N 835)
  g.           Health Plan Premium Payments (ASC X12N 820)
      h.           Coordination of Benefits

Appendix C
Covered Families and Children (CFC) population

Trading Partner Agreement with ODJFS
MCPs must complete and submit an EDI trading partner agreement in a format specified by the ODJFS.  Submission of the copy of the trading partner agreement prior to entering into this Agreement may be waived at the discretion of ODJFS; if submission prior to entering into this Agreement is waived, the trading partner agreement must be submitted at a subsequent date determined by ODJFS.

Noncompliance with the EDI and claims adjudication requirements will result in the imposition of penalties, as outlined in Appendix N, Compliance Assessment System, of the Provider Agreement.

c.             Encounter Data Submission Requirements

General Requirements
Each MCP must collect data on services furnished to members through an encounter data system and must report encounter data to the ODJFS. MCPs are required to submit this data electronically to ODJFS on a monthly basis in the following standard formats:

•	Institutional Claims - UB92 flat file
•	Noninstitutional Claims - National standard format
•	Prescription Drug Claims - NCPDP

ODJFS relies heavily on encounter data for monitoring MCP performance. The ODJFS uses encounter data to measure clinical performance, conduct access and utilization reviews, reimburse MCPs for newborn deliveries and aid in setting MCP capitation rates.  For these reasons, it is important that encounter data is timely, accurate, and complete. Data quality, performance measures and standards are described in the Agreement.

An encounter represents all of the services, including medical supplies and medications, provided to a member of the MCP by a particular provider, regardless of the payment arrangement between the MCP and the provider. For example, if a member had an emergency department visit and was examined by a physician, this would constitute two encounters, one related to the hospital provider and one related to the physician provider. However, for the purposes of calculating a utilization measure, this would be counted as a single emergency department visit.  If a member visits their PCP and the PCP examines the member and has laboratory procedures done within the office, then this is one encounter between the member and their PCP.

If the PCP sends the member to a lab to have procedures performed, then this is two encounters; one with the PCP and another with the lab.  For pharmacy encounters, each prescription filled is a separate encounter.

Appendix C
Covered Families and Children (CFC) population

Encounters include services paid for retrospectively through fee-for-service payment arrangements, and prospectively through capitated arrangements. Only encounters with services (line items) that are paid by the MCP, fully or in part, and for which no further payment is anticipated, are acceptable encounter data submissions, except for immunization services. Immunization services submitted to the MCP must be submitted to ODJFS if these services were paid for by another entity (e.g., free vaccine program).

All other services that are unpaid or paid in part and for which the MCP anticipates further payment (e.g., unpaid services rendered during a delivery of a newborn) may not be submitted to ODJFS until they are paid. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Agreement.

Acceptance Testing
The MCP must have the capability to report all elements in the Minimum Data Set as set forth in the ODJFS Encounter Data Specifications and must submit a test file in the ODJFS-specified medium in the required formats prior to contracting or prior to an information systems replacement or update.

Acceptance testing of encounter data is required as specified in Section 29(a)(v) of this Appendix.

Encounter Data File Submission Procedures
A certification letter must accompany the submission of an encounter data file in the ODJFS-specified medium. The certification letter must be signed by the MCP’s Chief Executive Officer (CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP’s CEO or CFO.

Timing of Encounter Data Submissions
ODJFS recommends that MCPs submit encounters no more than thirty-five (35) days after the end of the month in which they were paid. For example, claims paid in January are due March 5.  ODJFS recommends that MCPs submit files in the ODJFS-specified medium by the 5th of each month. This will help to ensure that the encounters are included in the ODJFS master file in the same month in which they were submitted.

Appendix C
Covered Families and Children (CFC) population

d.            Information Systems Review

ODJFS or its designee may review the information system capabilities of each MCP, before ODJFS enters into a provider agreement with a new MCP, when a participating MCP undergoes a major information system upgrade or change, when there is identification of significant information system problems, or at ODJFS’ discretion. Each MCP must participate in the review. The review will assess the extent to which MCPs are capable of maintaining a health information system including producing valid encounter data, performance measures, and other data necessary to support quality assessment and improvement, as well as managing the care delivered to its members.

The following activities, at a minimum, will be carried out during the review.  ODJFS or its designee will:

i.	Review the Information Systems Capabilities Assessment (ISCA) forms, as developed by CMS; which the MCP will be required to complete.

ii.           Review the completed ISCA and accompanying documents;

iii.	Conduct interviews with MCP staff responsible for completing the ISCA, as well as staff responsible for aspects of the MCP’s information systems function;

iv.	Analyze the information obtained through the ISCA, conduct follow-up interviews with MCP staff, and write a statement of findings about the MCP’s information system.

v.           Assess the ability of the MCP to link data from multiple sources;

vi.           Examine MCP processes for data transfers;

vii.	If an MCP has a data warehouse, evaluate its structure and reporting capabilities;

viii.	Review MCP processes, documentation, and data files to ensure that they comply with state specifications for encounter data submissions; and

ix.	Assess the claims adjudication process and capabilities of the MCP.

Appendix C
Covered Families and Children (CFC) population

31.           Delivery Payments

MCPs will be reimbursed for paid deliveries that are identified in the submitted encounters using the methodology outlined in the ODJFS Methods for Reimbursing for Deliveries (as specified in Appendix L). The delivery payment represents the facility and professional service costs associated with the delivery event and postpartum care that is rendered in the hospital immediately following the delivery event; no prenatal or neonatal experience is included in the delivery payment.

If a delivery occurred, but the MCP did not reimburse providers for any costs associated with the delivery, then the MCP shall not submit the delivery encounter to ODJFS and is not entitled to receive payment for the delivery. MCPs are required to submit all delivery encounters to ODJFS no later than one year after the date of the delivery. Delivery encounters which are submitted after this time will be denied payment.  MCPs will receive notice of the payment denial on the remittance advice.

If an MCP is denied payment through ODJFS’ automated payment system because the delivery encounter was not submitted within a year of the delivery date, then it will be necessary for the MCP to contact BMHC staff to receive payment.  Payment will be made for the delivery, at the discretion of ODJFS if a payment had not been made previously for the same delivery.

To capture deliveries outside of institutions (e.g., hospitals) and deliveries in hospitals without an accompanying physician encounter, both the institutional encounters (UB-92) and the noninstitutional encounters (NSF) are searched for deliveries.

If a physician and a hospital encounter is found for the same delivery, only one payment will be made. The same is true for multiple births; if multiple delivery encounters are submitted, only one payment will be made. The method for reimbursing for deliveries includes the delivery of stillborns where the MCP incurred costs related to the delivery.

Rejections
If a delivery encounter is not submitted according to ODJFS specifications, it will be rejected and MCPs will receive this information on the exception report (or error report) that accompanies every file in the ODJFS-specified format. Tracking, correcting and resubmitting all rejected encounters is the responsibility of the MCP and is required by ODJFS.

Appendix C
Covered Families and Children (CFC) population

Timing of Delivery Payments
MCPs will be paid monthly for deliveries.  For example, payment for a delivery encounter submitted with the required encounter data submission in March, will be reimbursed in March. The delivery payment will cover any encounters submitted with the monthly encounter data submission regardless of the date of the encounter, but will not cover encounters that occurred over one year ago.

This payment will be a part of the weekly update (adjustment payment) that is in place currently.  The third weekly update of the month will include the delivery payment.  The remittance advice is in the same format as the capitation remittance advice.

Updating and Deleting Delivery Encounters
The process for updating and deleting delivery encounters is handled differently from all other encounters. See the ODJFS Encounter Data Specifications for detailed instructions on updating and deleting delivery encounters.

The process for deleting delivery encounters can be found on page 35 of the UB-92 technical specifications (record/field 20-7) and page III-47 of the NSF technical specifications (record/field CA0-31.0a).

Auditing of Delivery Payments
A delivery payment audit will be conducted periodically. If medical records do not substantiate that a delivery occurred related to the payment that was made, then ODJFS will recoup the delivery payment from the MCP. Also, if it is determined that the encounter which triggered the delivery payment was not a paid encounter, then ODJFS will recoup the delivery payment.

32.
If the MCP will be using the Internet functions that will allow approved users to access member information (e.g., eligibility verification), the MCP must receive prior approval from ODJFS that verifies that the proper safeguards, firewalls, etc., are in place to protect member data.

33.
MCPs must receive prior written approval from ODJFS before adding any information to their website that would require ODJFS prior approval in hard copy form (e.g., provider listings, member handbook information).

34.	Pursuant to 42 CFR 438.106(b), the MCP acknowledges that it is prohibited from holding a member liable for services provided to the member in the event that the ODJFS fails to make payment to the MCP.

35.
In the event of an insolvency of an MCP, the MCP, as directed by ODJFS, must cover the continued provision of services to members until the end of the month in which insolvency has occurred, as well as the continued provision of inpatient services until the date of discharge for a member who is institutionalized when insolvency occurs.

Appendix C
Covered Families and Children (CFC) population

36.	Franchise Fee Assessment Requirements

a.
Each MCP is required to pay a franchise permit fee to ODJFS for each calendar quarter as required by ORC Section 5111.176.  The current fee to be paid is an amount equal to 5.5 percent of the managed care premiums, minus Medicare premiums that the MCP received from any payer in the quarter to which the fee applies.  Any premiums the MCP returned or refunded to members or premium payers during that quarter are excluded from the fee.

b.	The franchise fee is due to ODJFS in the ODJFS-specified format on or before the 30th day following the end of the calendar quarter to which the fee applies.

c.	At the time the fee is submitted, the MCP must also submit to ODJFS a completed form and any supporting documentation pursuant to ODJFS specifications.

d.	Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement and in ORC Section 5111.176.

37.           Information Required for MCP Websites

a.
On-line Provider Directory – MCPs must have an internet-based provider directory available in the same format as their ODJFS-approved provider directory, that allows members to electronically search for the MCP panel providers based on name, provider type, geographic proximity, and population (as specified in Appendix H).  MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain ODJFS non-contracted providers.

b.
On-line Member Website - MCPs must have a secure internet-based website which provides members the ability to submit questions, comments, grievances, and appeals,  and receive a response (members must be given the option of a return e-mail or phone call).  MCP responses to questions or comments must be made within one working day of receipt.  MCP responses to grievances and appeals must adhere to the timeframes specified in OAC rule 5101:3-26-08.4.  The member website must be regularly updated to include the most current ODJFS-approved materials, although this website must not be the only means for notifying members of new and/or revised MCP information (e.g., change in holiday closures, changes in additional benefits, revisions to approved member materials.)

The MCP member website must also include, at a minimum, the following information which must be accessible to members and the general public without any log-in restrictions by October 1, 2008: (1) MCP contact information, including the MCP’s toll-free member services phone number, service hours, and closure dates; (2) a list of counties covered in the MCP’s service area; (3) the ODJFS-approved MCP member handbook, recent newsletters and announcements; (4) the MCP’s on-line provider directory as referenced in section 36(a) of this appendix; (5) the MCP’s current preferred drug list (PDL), including an explanation of the list, which drugs require prior authorization (PA), and how to initiate a PA; and (6) the MCP’s current list of drugs covered only with PA, how to initiate a PA, and the MCP’s policy for covering name brand drugs. MCPs must ensure that all website member information and materials are clearly labeled for CFC members and/or ABD members, as applicable.  ODJFS may require MCPs to include additional information on the member website as needed.

Appendix C
Covered Families and Children (CFC) population

c.
On-line Provider Website – MCPs must have a secure internet-based website for contracting providers through which providers can confirm a consumer’s enrollment and through which providers can submit and receive responses to prior authorization requests (an e-mail process is an acceptable substitute if the website includes the MCP’s e-mail address for such submissions).

The MCP provider website must also include, at a minimum, the following information which must be accessible to providers and the general public without any log-in restrictions by October 1, 2008: (1) MCP contact information, including the MCP’s designated contact for provider issues; (2) a list of counties covered in the MCP’s service area; (3) the MCP’s provider manual, recent newsletters and announcements; (4) the MCP’s on-line  provider directory as referenced in section 36(a) of this appendix; (5) the MCP’s current PDL, including an explanation of the list, which drugs require PA, and how to initiate a PA; and (6) the MCP’s current list of drugs covered only with PA, how to initiate a PA, and the MCP’s policy for covering name brand drugs.  MCPs must ensure that all website information and materials are clearly labeled for CFC members and/or ABD members, as applicable.   ODJFS may require MCPs to include additional information on the provider website as needed.

38.	MCPs must provide members with a printed version of their PDL and PA lists, upon request.

39.           MCPs must not use, or propose to use, any offshore programming or call center services in fulfilling the program requirements.

40.           Coordination of Benefits

When a claim is denied due to third party liability, the managed care plan must timely share appropriate and available information regarding the third party to the provider for the purposes of coordination of benefits, including, but not limited to third party liability information received from the Ohio Department of Job and Family Services.

41.	MCP submissions with due dates that fall on a weekend or holiday are due the next business day.

Appendix D
Covered Families and Children (CFC) population

APPENDIX D

ODJFS RESPONSIBILITIES
CFC ELIGIBLE POPULATION

The following are ODJFS responsibilities or clarifications that are not otherwise specifically stated in OAC Chapter 5101: 3-26 or elsewhere in the ODJFS-MCP provider agreement.

General Provisions

1.	ODJFS will provide MCPs with an opportunity to review and comment on the rate-setting time line and proposed rates, and proposed changes to the OAC program rules or the provider agreement.

2.	ODJFS will notify MCPs of managed care program policy and procedural changes and, whenever possible, offer sufficient time for comment and implementation.

3.	ODJFS will provide regular opportunities for MCPs to receive program updates and discuss program issues with ODJFS staff.

4.	ODJFS will provide technical assistance sessions where MCP attendance and participation is required. ODJFS will also provide optional technical assistance sessions to MCPs, individually or as a group.

5.	ODJFS will provide MCPs with an annual MCP Calendar of Submissions outlining major submissions and due dates.

6.	ODJFS will identify contact staff, including the Contract Administrator, selected for each MCP.

7.
ODJFS will recalculate the minimum provider panel specifications  if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition of the eligible population.

8.
ODJFS will recalculate the geographic accessibility standards, using the geographic information systems (GIS) software, if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition of the eligible population and/or the ODJFS provider panel specifications.

9.
On a monthly basis, ODJFS will provide MCPs with an electronic file containing their MCP’s provider panel as reflected in the ODJFS Provider Verification System (PVS) database, or other designated system.

1

Appendix D
Covered Families and Children (CFC) population

10.
On a monthly basis, ODJFS will provide MCPs with an electronic Provider Master File containing all the Ohio Medicaid fee-for-service providers, which includes their Medicaid Provider Number, as well as all providers who have been assigned a provider reporting number for current encounter data purposes.  This file also includes National Provider Identifier (NPI) information where applicable.

11.
It is the intent of ODJFS to utilize electronic commerce for many processes and procedures that are now limited by HIPAA privacy concerns to FAX, telephone, or hard copy.  The use of TLS will mean that private health information (PHI) and the identification of consumers as Medicaid recipients can be shared between ODJFS and the contracting MCPs via e-mail such as reports, copies of letters, forms, hospital claims, discharge records, general discussions of member-specific information, etc.  ODJFS may revise data/information exchange policies and procedures for many functions that are now restricted to FAX, telephone, and hard copy, including, but not limited to, monthly membership and premium payment reconciliation requests, newborn reporting, Just Cause disenrollment requests, information requests etc. (as specified in Appendix C).

12.
ODJFS will immediately report to Center for Medicare and Medicaid Services (CMS) any breach in privacy or security that compromises protected health information (PHI), when reported by the MCP or ODJFS staff.

13.           Service Area Designation

Membership in a service area is mandatory unless ODJFS approves membership in the service area for consumer initiated selections only. It is ODJFS’ current intention to implement a mandatory managed care program in service areas wherever choice and capacity allow and the criteria in 42 CFR 438.50(a) are met.

14.           Consumer information

a.
ODJFS or its delegated entity will provide membership notices, informational materials, and instructional materials relating to members and eligible individuals in a manner and format that may be easily understood. At least annually, ODJFS or designee will provide MCP eligible individuals, including current MCP members, with a Consumer Guide. The Consumer Guide will describe the managed  care program and include information on the MCP options in the service area and other  information  regarding the managed care program as specified in 42 CFR 438.10.

b.	ODJFS will notify members or ask MCPs to notify members about significant changes affecting contractual requirements, member services or access to providers.

c.
If an MCP elects not to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, ODJFS will provide coverage and reimbursement for these services for the MCP’s members.  ODJFS will provide information on what services the MCP will not cover and how and where the MCP’s members may obtain these services in the applicable Consumer Guides.

2

Appendix D
Covered Families and Children (CFC) population

15.           Membership Selection and Premium Payment

a.
The managed care enrollment center (MCEC):  The ODJFS-contracted MCEC will provide unbiased education, selection services, and community outreach for the Medicaid managed care program.  The MCEC shall operate a statewide toll-free telephone center to assist eligible individuals in selecting an MCP or choosing a health care delivery option.

The MCEC shall distribute the most current Consumer Guide that includes the managed care program information as specified in 42 CFR 438.10, as well as ODJFS prior-approved MCP materials, such as solicitation brochures and provider directories, to consumers who request additional materials.

b.	Auto-Assignment Limitations – In order to ensure market and program stability, ODJFS may limit an MCP’s auto-assignments if they meet any of the following enrollment thresholds:

•	55% of the statewide Covered Families and Children (CFC) eligible population; and/or
•	70% of the CFC eligibles in any region with two MCPs; and/or
•	55% of the CFC eligibles in any region with three MCPs

Once an MCP meets one of these enrollment thresholds, the MCP will only be permitted to receive the additional new membership (in the region or statewide, as applicable) through: (1) consumer-initiated enrollment; and (2) auto-assignments which are based on previous enrollment in that MCP or an historical provider relationship with a provider who is not on the panel of any other MCP in that region. In the event that an MCP in a region meets one or more of these enrollment thresholds, ODJFS, in their sole discretion, may not impose the auto-assignment limitation and auto-assign members to the MCPs in that region as ODJFS deems appropriate.

c.
Performance Based Auto-Assignments – Consumers who do not voluntarily select an MCP or are not auto-assigned to an MCP based on previous enrollment in that MC or an historical provider relationship with a provider who is not on the panel of another MCP in that region, will be auto-assigned based on the MCP performance using the following performance rating system:

3

Appendix D
Covered Families and Children (CFC) population

MCPs will be scored based on the following ten measures:

i.	MCP Consumer Call Center (see Appendix C)
–	Average Speed of Answer
–	Abandonment Rate
–	Blockage rate
ii.
MCP Provider Call Center (measurement and standards will match those set for the MCP Consumer Call Center outlined in Appendix C. For a detailed description of the MCP Provider Call Center measure, see ODJFS Method for the MCP Provider Call Center Measure.)

–	Average Speed of Answer
–	Abandonment Rate
–	Blockage rate

iii.	MCP Prior Authorization (see OAC 5101:3-26-03.1)
–	Average Time to Process Non-Pharmacy Requests
–	Average Time to Process Pharmacy Requests
iv.	Prompt Payment of Claims (see Appendix J)
–	Percentage of Claims Paid within 30 days
–	Percentage of Claims Paid within 90 days

Each MCP will receive a point for meeting the established standard.  If an MCP meets the established standard for each measure, they will receive ten points.  For each region, the MCP with the highest score will receive the performance-based auto-assignments for the region.  If there is a tie for the highest score, then each tying MCP will be considered equal in the auto-assignment process.  Scoring will take place quarterly and applied to the auto-assignment process once the results are finalized.

On a regional basis, MCPs that have auto-assignment limitations in accordance with 15(b) do not qualify for performance-based auto-assignments unless (1) there are two MCPs in the region, (2) the auto-assignment limited MCP received 10 points and (3) the other MCP in the regional failed to receive 10 points.  In this case, the MCP with the auto-assignment limitation shall receive auto-assignments in the amount of 10% of the performance based auto-assignments for every point the other MCP is below 10 points (i.e. if the other MCP has 7 points then the MCP would receive 30% (3 points * 10%)).

d.
Consumer Contact Record (CCR):  ODJFS or their designated entity shall forward CCRs to MCPs on no less than a weekly basis.  The CCRs are a record of each consumer-initiated MCP enrollment, change, or termination, and each MCEC initiated MCP assignment processed through the MCEC.  The CCR contains information that is not included on the monthly member roster.

4

Appendix D
Covered Families and Children (CFC) population

e.
Monthly member roster (MR): ODJFS verifies managed care plan enrollment on a monthly basis via the monthly membership roster.  ODJFS or its designated entity provides a full member roster (F) and a change roster (C) via HIPAA 834 compliant transactions.

f.	Monthly Premiums and Delivery Payments: ODJFS will remit payment to the MCPs via an electronic funds transfer (EFT), or at the discretion of ODJFS, by paper warrant.

g.
Remittance Advice:  ODJFS will confirm all premium payments and delivery   payments paid to the MCP during the month via a monthly remittance advice (RA), which is sent to the MCP the week following state cut-off.  ODJFS or its designated entity provides a record of each payment via HIPAA 820 compliant transactions.

h.
MCP Reconciliation Assistance:  ODJFS will work with an MCP-designated contact(s) to resolve the MCP’s member and newborn eligibility inquiries, premium and delivery payment inquiries/discrepancies and to review/approve hospital deferment requests.

16.           ODJFS will make available a website which includes current program information.

17.
ODJFS will regularly provide information to MCPs regarding different aspects of MCP performance including, but not limited to, information on MCP-specific and statewide external quality review organization surveys, focused clinical quality of care studies, consumer satisfaction surveys and provider profiles.

18.           ODJFS will periodically review a random sample of online and printed directories to assess whether MCP information is both accessible and updated.

19.           Communications

a.           ODJFS/BMHC: The Bureau of Managed Health Care (BMHC) is responsible for the oversight of the MCPs’ provider agreements with ODJFS.Within the BMHC, a specific Contract Administrator (CA) has been assigned to each MCP.  Unless expressly directed otherwise, MCPs shall first contact their designated CA for questions/assistance related to Medicaid and/or the MCP’s program requirements /responsibilities. If their CA is not available and the MCP needs immediate assistance, MCP staff should request to speak to a supervisor within the Contract Administration Section.  MCPs should take all necessary and appropriate steps to ensure all MCP staff are aware of, and follow, this communication process.

b.           ODJFS contracting-entities:  ODJFS-contracting entities should never be contacted by the MCPs unless the MCPs have been specifically instructed to contact the ODJFS contracting entity directly.

c.           MCP delegated entities: In that MCPs are ultimately responsible for meeting program requirements, the BMHC will not discuss MCP issues with the MCPs’ delegated entities unless the applicable MCP is also participating in the discussion.  MCP delegated entities, with the applicable MCP participating, should only communicate with the specific CA assigned to that MCP.

5

Appendix E
Covered Families and Children (CFC) population

APPENDIX E
RATE METHODOLOGY
CFC ELIGIBLE POPULATION

FINAL and CONFIDENTIAL

Chase Center/Circle
111 Monument Circle
Suite 601 Indianapolis, IN 46204-5128
USA
Tel    +1 317 638 1000 Fax   +1317 639 1001
mllliman.com
June 5, 2008

Mr. Jon Barley, Ph.D., Bureau Chief
Bureau of Managed Health Care
Ohio Department of Job and Family Services
Lazarus Building
50 West Town St., Suite 400
Columbus, OH 43215

RE:	CAPITATION RATE CERTIFICATION - COVERED FAMILIES AND CHILDREN (CFC) July 1, 2008 TO DECEMBER 31, 2008

Dear Jon:

Milliman, Inc. (Milliman) was retained by the State of Ohio, Department of Job and Family Services (ODJFS) to develop the calendar year (CV) 2008 actuarially sound capitation rates for the Covered Families and Children (CFC) Risk Based Managed Care (RBMC) program. This letter provides the revised capitation rates to be effective from July 1, 2008 to December 31, 2008. The revisions are a result of specific policy changes effective subsequent to the development of the CY 2008 capitation rates.

LIMITATIONS
The information contained in this letter, including the enclosures, has been prepared for the State of Ohio, Department of Job and Family Services and their consultants and advisors, it is our understanding that the information contained in this letter may be utilized in a public document. To the extent that the information contained in this letter is provided to third parties, the letter should be distributed in its entirety. Any user of the data must possess a certain level of expertise in actuarial science and healthcare modeling so as not to misinterpret the data presented.

Milliman makes no representations or warranties regarding the contents of this letter to third parties, Likewise, third parties are instructed that they are to place no reliance upon this letter prepared for ODJFS by Milliman that would result in the creation of any duty or. liability under any theory of law by Milliman or its employees to third parties.  Other parties receiving this letter must rely upon their own experts in drawing conclusions about the capitation rates, assumptions, and trends.

The information contained in this letter was prepared as documentation of the- actuarially sound capitation rates for Medicaid managed care organization health plans in the State of Ohio. The information may not be appropriate for any other purpose.

1

Appendix E
Covered Families and Children (CFC) population

EXECUTIVE SUMMARY

The calendar year (CY) 2008 capitation rates for the Covered Families and Children (CFC) Risk Based Managed Care (R.BMC) program were revised for the period of July 1, 2008 to December 31, 2008. The revisions are a result of specific policy changes effective subsequent to the development of the CY 2008 capitation rates. The base data and actuarial assumptions underlying the CY 2008 capitation rates remain unchanged from the December 4, 2007 rate certification and data book.

Table 1 summarizes the current (January to June 2008) and the revised (July to December 2008) capitation rate expenditures as well as the percentage changes by region on a composite all rate group basis.
Table 1
STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
COVERED FAMILIES AND CHILDREN
Capitation Comparison - Aggregate Expenditures
($ millions)

Region	Jan – Jun 2008	Jul – Dec 2008	Expenditure Change	Percentage Change
Central	$300.7	$316.4	$15.8	5.2%
East Central	$163.3	$171.9	$8.6	5.3%
Northeast	$270.0	$283.8	$13.8	5.1%
Northeast Central	$76.8	$80.8	$4.0	5.2%
Northwest	$156.9	$165.4	$8.5	5.4%
Southeast	$104.8	$110.4	$5.6	5.3%
Southwest	$197.5	$207.0	$9.5	4.8%
West Central	$132.1	$139.2	$7.1	5.4%

Statewide Composite	$1,402.1	$1,475.0	$72.9	5.2% |

Note: Values have been rounded

2

Appendix E
Covered Families and Children (CFC) population

In aggregate, the July to December 2008 capitation rates will result in a 5.2% increase relative to the current January to June 2008 capitation rates.  The composite rate increase reflects assumed health plan enrollment consistent with the previously projected CY 2008 estimates.   Additionally, the expenditure estimates assume equal distribution of member months and deliveries throughout CY 2008.

Enclosure 1 provides the current and proposed capitation rates and expenditures for each rate group and geographic region as well as on a statewide composite basis.
Enclosure 2 contains the actuarial certification regarding the actuarial soundness of the capitation rates.

DETAILS OF PROGRAM CHANGES

The capitation rates for the CFC program were revised for the period of July 1, 2008 to December 31, 2008. The revisions are a result of specific program changes effective subsequent to the development of the CY 2008 capitation rates. Table 2 summarizes the changes that were reflected in the capitation rate change to be effective July 1, 2008.

Table 2
STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
COVERED FAMILIES AND CHILDREN
Prospective Program Adjustments

Program Adjustment	Effective Date	Service Category(s)	Rate Groups	Adjustment Factor	Estimated Aggregate Impact
Inpatient Capital Component	1/1/2008	Inpatient (excl. Nursing Facility)	All Rate Groups (incl. Delivery)	2.50%	$11.5 M/ 0.8%
Community Providers Fee Schedule Increase	7/1/2008	Community Based Provider Categories	All Rate Groups (incl. Delivery)	4.13%	$25.7 M/ 1.8%
Dental Benefit Restoration	7/1/2008	Dental	HF M-19 to44	30.24%	$9.8 M/ 0.7%
			HF F-19 to 44	34.16%
			HF M/F - 45 to 64	30.18%
			HST F- 19 to 64	49.48%
CHIP III Expansion Revision	1/1/2008	All Service Categories	HST M/F- 2 to 13	(0.34%)	($1.4) M/ (0.1%)
			HST M - 14 to 18
			HST F-14 to l8
Improved TPL Management Revision	1/1/2008	All Service Categories	All Rate Groups (incl. Delivery)	0.84%	$11.5 M/ .8%
Franchise Fee Increase	7/1/2008	All Service Categories	All Rate Groups (incl. Delivery)	1.06%	$15.4 M/ 1.1%
Franchise Fee - Timing Adjustment	7/1/2008	All Service Categories	Delivery	0.42%	$0.4 M/ <0.1%
Note: Estimated aggregate impact includes administrative cost and franchise fee components (values have been rounded).

3

Appendix E
Covered Families and Children (CFC) population

Inpatient Capital Component

The capital component of the CY 2008 DRG hospital payment rates was increased on January 1, 2008. The changes are being reflected in the managed care capitation rates as it is recognized that the majority of contracts held by the health plans reflect a percentage of the base FFS reimbursement prior to annual capital settlements with providers. As such, Milliman reviewed the impact of the capital changes using a distribution of admissions and paid claims by provider appropriate for the CFC managed care enrolled population.

The increase was not included in the capitation rates effective January 1, 2008 due to the timing of this change. Milliman has included this adjustment into the capitation rates to be effective from July 1, 2008 to December 31, 2008. The adjustment reflects a retro-active payment for January to June 2008 as well as a prospective adjustment for July to December 2008.

Milliman obtained the hospital capital rates for CY 2007 and CY 2008 by provider as well as the distribution of paid claims and admissions by provider for SFY 2006. The adjustment factor was calculated using the following Methodology:

Adjustment Factor = [Admissions SFY2006  X (Capital CY2008 – Capital CY2007)] /Total Paid
SFY2006

Community Provider Fee Schedule Update

The fee schedule used to reimburse FFS community providers was updated by ODJFS effective July 1, 2008. The changes are being reflected in the managed care capitation rates as it is recognized that the majority of contracts held by the health plans reflect a percentage of the FFS reimbursement. As such, Milliman reviewed the impact of the fee changes using a distribution of services and paid claims appropriate for the CFC managed care enrolled population.

Milliman obtained the fee schedule by procedure code and modifier code for the current fees (prior to July 1, 2008) and the revised fees (post July 1, 2008) as well as the distribution of paid claims and utilization counts for SFY 2006. The adjustment factor was calculated using the following Methodology:

Adjustment Factor = [Total Paid SFY2006 X (Fee Post 7 1 08 / Fee Prior to 7 1 08)] / Total Paid SFY2006 - 1

Table 3 summarizes the impact of the community provider fee schedule update by category of service.

4

Appendix E
Covered Families and Children (CFC) population

Table 3
STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
COVERED FAMILIES AND CHILDREN
Community Provider Fee Adjustments

Service Category	Impact of Fee Changes
Outpatient
Surgery/ASC	0.3%
Professional
Surgery	(1.2%)
Anesthesia	0.0%
Obstetrics	6.5%
Office Visits/Consults	14.0%
inpatient Visits	9.2%
Periodic Exams	5.7%
Emergency Room	6.7%
Immunizations & Injection	15.0%
Physical Medicine	3.2%
Miscellaneous Services	5.7%
Rad/Path/Lab
Radiology	(0.6%)
Path/Lab	0.3%
Other Benefits
Mental Health/Substance Abuse	7.1%
Dental	2.3%
Vision - Optometric	6.1%
Home Health	3.0%
Non-Emergent Transportation	2.3%
Ambulance	2.1%
Supplies & DME	0.0%
Miscellaneous Services	2.9%
Note: Values have been rounded.

5

Appendix E
Covered Families and Children (CFC) population

Dental Benefit Restoration

Dental benefits will be restored to the adult rate groups effective July 1, 2008. This impact was calculated and included in previous drafts of the CY 2008 capitation rates. However, the benefit restoration was delayed and, as such, was not included in the final capitation rates effective January 1, 2008.

The adjustment factors summarized in Table 2 for the dental benefit restoration are consistent with the previously provided amounts, with one exception. The impact of pent-up demand previously included was increased from 2% to 4%. This reflects that the total of the pent-up demand is still assumed to occur; however, it will occur over only half of the calendar year.

CHIP III Expansion

The capitation rates effective January 1, 2008 included an increase due to the expansion of coverage to the CHIP program from 200% to 300% FPL. This expansion has not begun as of this time and remains uncertain for the remainder of the calendar year. As such, Milliman has included an adjustment in the capitation rates effective for July to December 2008. The adjustment reflects a retro-active adjustment for January to June 2008 as well as a prospective adjustment for July to December 2008 to remove the total impact of the CHIP III expansion from the entire calendar year.

The adjustment factor was calculated by removing the increase from the current rates
[1 / (1+0.17%)] and retro-actively removing the previously increased amount [1-0.17%].
Milliman and ODJFS will monitor the progress of the CHIP III expansion and may revise the rates prior to CY 2009 should a material change occur.

Improved TPL Management

The capitation rates effective January 1, 2008 included a reduction due to the anticipated improvements in the TPL data and information that would allow for increased TPL collections and cost avoidance by the health plans. The planned improvements have been delayed until October 1, 2008. As such, Milliman has included an adjustment in the capitation rates effective for July to December 2008. The adjustment reflects a retro-active payment for January to June 2008 as well as a prospective adjustment for July to September 2008 to remove the value of the TPL improvements from the first nine months of calendar year 2008. The adjustment will be applied to the payments for July to December 2008.

The adjustment factor was calculated by modifying the reduction from the current rates and retro-actively restoring the previously reduced amount [(l+.28%) / (1 -.55%)].

6

Appendix E
Covered Families and Children (CFC) population

Franchise Fee Increase

The franchise fee amount was increased from 4.5% to 5.5% of the capitation rate effective July 1, 2008. This adjustment was applied by removing the current franchise fee percent and applying the revised franchise fee percent for all regions and rate groups.

Franchise Fee - Timing Adjustment

The revision of the franchise fee amount creates an exposure issue for the health plans as the timing and methodology of the capitation payments differs from the collection of the fees by the State. Franchise fee payments included in the capitation rates are paid based on the incurred dates of service for the Delivery and Non-Delivery rate groups. Collections of the franchise fee by the State are based on the date of payment-of the capitation rate. As such, to the extent there is a lag in payment of the capitation rate, there is an inherent mis-alignment of payment and collection of the franchise fee. This issue only arises when a change in the franchise fee percent occurs.

Milliman reviewed the lag time of capitation incurred periods to capitation payment periods to estimate the impact of this change. For the Non-Delivery rate groups, the capitation payments primarily occur on or 'before the service month eliminating the impact of this change. For the Delivery rate group, the capitation payments are paid with significant lag times, similar to the lag found in FFS claims. As such, Milliman included an adjustment to the Deliver)' payment for July to December 2008 to reflect this change.

Table 4 summarizes the percentage of deliver)' capitation payment amounts between those paid prior to July 1, 2008 and those paid after July 1, 2008. The percentages reflect an average historical amount using a 12 month completion factor estimate, after removing the highest and lowest values.

7

Appendix E
Covered Families and Children (CFC) population

Table 4
STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
COVERED FAMILIES AND CHILDREN
Delivery Rate Group - Lag Factors

Delivery Month	Percentage Paid Prior to July 1, 2008	Percentage Paid After July 1, 2008
July 2007	99.9%	0.1%
August 2007	99.7%	0.3%
September 2007	99.1%	0.9%
October 2007	98.7%	1.3%
November 2007	98.3%	1.7%
December 2007	97.5%	2.5%
January 2008	96.2%	3.8%
February 2008	93.9%	6.1%
March 2008	86.8%	13.2%
April 2008	59.0%	41.0%
May 2008	17.9%	82.1%
June 2008	0.0%	100.0%
Note: Values have been rounded.

If you have any questions regarding the enclosed information, please do not hesitate to contact me at
(317) 524-3512.
Sincerely,

Robert M. Damler, FSA, MAAA
Principal and Consulting Actuary

RMD/1rb
Enclosures

8

Appendix E
Covered Families and Children (CFC) population

ENCLOSURE 1

State of Ohio
Department of Job and Family Services
Capitation Rate Comparison - CFC

Region	Rate Group	Projected Jul - Dec 2008 MMs/Deliveries	Jan-Jun 2008 Cap Rate	Jan-Jun 2008 Expenditures	Jul-Dec 2008 Cap Rate	Jul-Dec 2008 Expenditures	% Change	$ Change
Central	HF/HST <1 M+F	101,760	$568.17	$57,816,695	$596.95	$60,745,334	5.1%	$2,928,638
Central	HF/HST 1 M+F	79,228	146.51	11,607,694	154.00	12,201,112	5.1%	593,418
Central	HF/HST 2-13 M+F	613,230	99.10	60,771,093	103.23	63,303,733	4.2%	2,532,640
Central	HF/HST 14-18 F	81,608	165.19	13,480,826	172.11	14,045,553	4.2%	564,727
Central	HF/HST 14-18 M	73,398	118.54	8,700,599	122.99	9,027,220	3.8%	326,621
Central	HF 19-44 F	275,119	304.31	83,721,311	322.46	88,714,712	6.0%	4,993,401
Central	HF 19-44 M	84,102	198.75	16,715,273	211.71	17,805,234	6.5%	1,089,962
Central	HF45+M+F	32,705	485.77	15,886,865	509.32	16,657,056	4.8%	770,191
Central	HST 19-64 F	30,857	376.25	11,609,758	401.72	12,395,673	6.8%	785,915
Central	Composite Non-Delivery	1,372,005	204.31	280,310,113	214.94	294,895,626	5.2%	14,585,513
Central	Delivery CFC	5,427	3,754.26	20,374,369	3,969.58	21,542,911	5.7%	1,168,542
Central	Composite with Delivery	1,372,005	$219.16	$300,684,482	$230.64	$316,438,537	5.2%	$15,754,055
East Central	HF/HST <1 M+F	50,472	$553.95	$27,958,687	$582.04	$29,376,432	5.1%	$1,417,744
East Central	HF/HST 1 M+F	37,738	142.85	5,390,873	150.15	5,666,361	5.1%	275,487
East Central	HF/HST 2-13 M+F	334,892	96.62	32,357,265	100.66	33,710,229	4.2%	1,352,964
East Central	HF/HST 14-18 F	48,233	161.06	7,768,326	167.81	8,093,896	4.2%	325,569
East Central	HF/HST 14-18 M	44,187	115.57	5,106,692	119.92	5,298,905	3.8%	192,213
East Central	HF 19-44 F	160,491	296.69	47,616,075	314.41	50,459,975	6.0%	2,843,901
East Central	HF 19-44 M	45,442	193.78	8,805,654	206.42	9,380,034	6.5%	574,381
East Central	HF 45+M+F	19,782	473.60	9,368,518	496.60	9,823,493	4.9%	454,974
East Central	HST 19-64 F	16,944	366.84	6,215,737	391.69	6,636,795	6.8%	421,058
East Central	Composite Non-Delivery	758,179	198.62	150,587.828	208.98	158,446,120	5.2%	7,858,292
East Central	Delivery CFC	3,193	3,990.44	12,741,475	4,217.02	13,464,945	5.7%	723,470
East Central	Composite with Delivery	758,179	$215.42	$163,329,303	$226.74	$171,911,065	5.3%	$8,581,762
Northeast	HF/HST <l M+F	81,194	$537.65	$43,653,685	$564.33	$45,819,928	5.0%	$2,166,243
Northeast	HF/HST 1 M+F	65,469	138.65	9,077,208	145.58	9,530,904	5.0%	453,697
Northeast	HF/HST 2-13 M+F	580,015	93.78	54,393,760	97.58	56,597,815	4.1%	2,204,055
Northeast	HF/HST 14-18 F	90,422	156.32	14,134,689	162.70	14,711,578	4.1%	576,889
Northeast	HF/HST 14-18 M	82,194	112.18	9,220,523	116.25	9,555,053	3.6%	334,530
Northeast	HF 19-44 F	280,510	287.97	80,778,321	304.84	85,510,516	5.9%	4,732,195
Northeast	HF 19-44 M	59,915	188.08	11,268,813	200.14	11,991,388	6.4%	722,575
Northeast	HF 45+ M+F	39,374	459.68	18,099,440	481.47	18,957,400	4.7%	857,959
Northeast	HST 19-64 F	25,467	356.04	9,067,271	379.76	9,671,348	6.7%.	604,077
Northeast	Composite Non-Delivery	1,304,558	191.40	249,693,709	201.10	262,345,929•	5.1%	12,652,220
Northeast	Delivery CFC	4,936	4,105.75	20,263,929	4,343.69	21,438,282	5.8%.	1,174,353
Northeast	Composite with Delivery	1,304,558	$206.93	$269,957,638	$217.53	$283,784,211	5.1%	$13,826,573
Northeast Central	HF/HST <1 M+F	21,399	$580.71	$12,426,613	$610.12	$13,055,958	5.1%	$629,345
Northeast Central	HF/HST 1 M+F	16,275	149.76	2,437,344	157.39	2,561,522	5.1%	124,178
Northeast Central	HF/HST 2-13 M+F	153,239	101.29	15,521,528	105.49	16,165,129	4.1%	643,602
Northeast Central	HF/HST 14-18 F	23,927	168.84	4,039,750	175.90	4,208,671	4.2%	168,921
Northeast Central	HF/HST 14-18 M	22,188	121.16	2,688,298	125.70	2,789,032	3.7%,	100,734
Northeast Central	HF 19-44 F	72,662	311.04	22,600,633	329.58	23,947,777	6.0%	1,347,144
Northeast Central	HF 19-44 M	20,846	203.14	4,234,656	216.39	4,510,866	6.5%	276,210
Northeast Central	HF 45+ M+F	9,292	496.49	4,613,137	520.55	4,836,690	4.8%	223,553
Northeast Central	HST 19-64 F	7,043	384.55	2,708,193	410.58	2,891,510	6.8%	183,316
Northeast Central	Composite Non-Delivery	346,869	205.47	71,270,153	216.13	74,967,156	5.2%	3,697,003
Northeast Central	Delivery CFC	1,342	4,113.88	5,518,770	4,351.17	5,837,095	5.8%	318,325
Northeast Central	Composite with Delivery	346,869	$221.38	$ 76,788,923	$232.95	$80,804,250	5.2%	$4,015,327
Northwest	HF/HST <1 M+F	51,535	$565.81	$29,159,018	$595.46	$30,687,031	5.2%	$1,528,013
Northwest	HF/HST 1 M+F	38,387	145.91	5,600,974	153.61	5,896,550	5.3%	295,576
Northwest	HF/HST 2-13 M+F	313,927	98.69	30,981,456	102.96	32,321,924	4.3%	1,340,468
Northwest	HF/HST 14-18 F	45,514	164.51	7,487,508	171.68	7,813,844	4.4%	326,335
Northwest	HF/HST 14-18 M	41,124	118.04	4,854,218	122.68	5,045,031	3.9%	190,813
Northwest	HF 19-44 F	145,022	303.05	43,948,917	321.64	46,644,876	6.1%	2,695,959
Northwest	HF 19-44 M	44,005	197.94	8,710,350	211.19	9,293,416	6.7%	583,066
Northwest	HF 45+ M+F	16,482	483.76	7,973,090	508.04	8,373,261	5.0%	400,171
Northwest	HST 19-64 F	18,071	374.69	6,771,023	400.72	7,241,411	6.9%	470,388
Northwest	Composite Non-Delivery	714.066	203.74	145,486,555	214.71	153,317,344	5.4%	7,830,790
Northwest	Delivery* CFC	3,040	3,768.39		3,981.10	12,102,544	5.6%	646,638
Northwest	Composite with Delivery	714,066	$219.79	$156,942,460	$231.66	$165,419,888	5.4%	$8,477,428

9

Appendix E
Covered Families and Children (CFC) population

State of Ohio
Department of Job and Family Services
Capitation Rate Comparison - CFC

Region	Rate Group	Projected Jul-Dec 2008 MMs/Deliveries	Jan - Jun 2008 Cap Rate	Jan-Jun 2008 Expenditures	Jul – Dec 2008 Cap Rate	Jul - Dec 2008 Expenditures	% Change	$ Change
Southeast	HF/HST <l M+F	27,057	$575.04	$15,558,570	$604.37	$16,352,137	5.1%	$793,567
Southeast	HF/HST 1 M+F	22,178	148.29	3,288,701	155.90	3,457,472	5.1%	168,771
Southeast	HF/HST 2-13 M+F	202,856	100.30	20,346,407	104.51	21,200,428	4.2%	854,022
Southeast	HF/HST 14-18 F	30,272	167.19	5,061,176	174.25	5,274,896	4.2%	213,720
Southeast	HF/HST 14-18 M	28,111	119.98	3,372,698	124.52	3,500,319	3.8%	127.622
Southeast	HF 19-44 F	102,587	308.00	31,596,796	326.47	33,491,578	6.0%	1,894,782
Southeast	HF 19-44 M	45,156	201.16	9,083,581	214.34	9,678,737	6.6%	595,156
Southeast	HF 45+ M+F	13,518	491.63	6,645,854	515.65	6,970,557	4.9%	324.702
Southeast	HST 19-64 F	9,472	380.81	3,606,842	406.72	3,852,248	6.8%	245,407
Southeast	Composite Non-Delivery	481,205	204.82	98,560,625	215.66	103,778,373	5.3%	5,217,748
Southeast	Delivery CFC	1,764	3,557.15	6,274,813	3,765.08	6,641,601	5.8%	366,789
Southeast	Composite with Delivery	481,205	$217.86	$104,835,437	$229.47	$110,419,974	5.3%	$5,584,537
Southwest	HF/HST <1 M+F	68,146	$606.96	$41,361,896	$635.17	$43,284,295	4.6%	$1,922,399
Southwest	HF/HST 1 M+F	49,201	156.52	7,700,862	163.85	8,061,502	4.7%	360,640
Southwest	HF/HST 2-13 M+F	380,559	105.87	40,289,781	109.84	41,800,601	3.7%	1,510,819
Southwest	HF/HST 14-18 F	51,497	176.47	9,087,676	183.12	9,430,131	3.8%	342.455
Southwest	HF/HST 14-18 M	44,200	126.64	5,597,488	130.86	5,784,012	3.3%	186,524
Southwest	HF 19-44 F	160,588	325.09	52,205,553	343.11	55,099,349	5.5%	2,893,796
Southwest	HF 19-44 M	42,270	212.34	8,975,612	225.27	9,522,163	6.1%	546,551
Southwest	HF 45+ M+F	17,095	518.94	8,871,020	541.93	9,264,022	4.4%	393,003
Southwest	HST 19-64 F	21,442	401.95	8,618,612	427.44	9,165,168	6.3%	546,557
Southwest	Composite Non-Delivery	834,997	218.81	182,708,500	229.24	191,411,242	4.8%	8,702,743
Southwest	Delivery CFC	3,675	4,011.88	14,743,659	4,242.15	15,589,901	5.7%	846,242
Southwest	Composite with Delivery	834,997	$236.47	$197,452,159	$247.91	$207,001,144	4.8%	$9,548,985
West Central	HF/HST <1 M+F	44,127	$572.54	$25,264,473	$602.37	$26,580,781	5.2%	$1,316,308
West Central	HF/HST 1 M+F	32,928	147.65	4,861,819	155.40	5,117,011	5.2%	255,192
West Central	HF/HST 2-13 M+F	264,267	99.86	26,389,703	104.16	27,526,051	4.3%	1,136,348
West. Central	HF/HST 14-18 F	38,572	166.47	6,420,998	173.67	6,698,712	4.3%	277,715
West Central	HF/HST 14-18 M	33,698	119.46	4,025,503	124.11	4,182,197	3.9%	156,693
West Central	HF 19-44 F	117,439	306.66	36,013,844	325.39	38,213,476	6.1%	2,199,632
West Central	HF 19-44 M	33,241	200.29	6,657,840	213.64	7,101,607	6.7%	443,767
West Central	HF 45+ M+F	13,516	489.51	6,616,217	513.95	6,946,548	5.0%	330,331
West Central	HST 19-64 F	13,711	379.15	5,198,526	405.37	5,558,028	6.9%	359,502
West Central	Composite Non-Delivery	591,498	205.32	121,448,922	216.27	127,924,412	5.3%	6,475,490
West Central	Delivery CFC	2,458	4,342,68	10,674,307	4,589.24	11,280,352	5.7%	606,044
West Central	Composite with Delivery	591,498	$223.37	$132,123,229	$235.34	$139,204,764	5.4%	$7,081,534
Statewide	HF/HST <l M+F	445,688	$568.11	$253,199,638	$596.61	$265,901,895	5.0%	$12,702,257
Statewide	HF/HST 1 M+F	341,402	146.35	49,965,476	153.76	52,492,435	5.1%	2,526,959
Statewide	HF/HST 2-13 M+F	2,842,984	98.86	281,050,992	102.93	292,625,909	4.1%	11,574,918
Statewide	HF/HST 14-18 F	410,043	164.57	67,480,948	171.39	70,277,281	4.1%	2,796,333
Statewide	HF/HST 14-18 M	369,099	118.03	43,566,019	122.41	45,181,768	3.7%	1,615,750
Statewide	HF 19-44 F	1,314,417	303.16	398,481,449	321.12	422,082,259	5.9%	23,600,810
Statewide	HF 19-44 M	374,977	198.55	74,451,778	211.44	79,283,446	6.5%	4,831,668
Statewide	HF 45+ M+F	161,762	482.65	78,074,142	505.86	81,829,027	4.8%	3,754,885
Statewide	HST 19-64 F	143,006	376.18	53,795,962	401.47	57,412,182	6.7%	3,616,221
Statewide	Composite Non- Delivery	6,403,375	203.03	1,300,066,404	213.49	1,367.086,203	5.2%	67,019,799
Statewide	Delivery CFC	25,834	3,950.11	102,047,228	4,176.57	107,897,630	5.7%	5,850,403
Statewide	Composite with Delivery	6,403,375	$218.96	$1,402,113,632	$230.34	$1,474,983,833	5.2%	$72,870,202

10

Appendix E
Covered Families and Children (CFC) population

ENCLOSURE 2

STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
Covered Families and Children
Capitation Rates July 1, 2008 to December 1, 2008

Actuarial Certification

I, Robert M. Damler, am a Principal and Consulting Actuary with the firm of Milliman, Inc. I am a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. 1 was retained by the State of Ohio, Department of Job and Family Services to perform an actuarial review and certification regarding the development of the capitation rates to be effective from July 1, 2008 to December 31, 2008. The capitation rates were developed for the Covered Families and Children managed care eligible populations. I have experience in the examination of financial calculations for Medicaid programs and meet the qualification standards for rendering this opinion.

I reviewed the historical claims experience for reasonableness and consistency. I have developed certain actuarial assumptions and actuarial methodologies regarding the projection of healthcare expenditures into future periods. I have complied with the elements of the rate setting checklist CM.S developed for its Regional Offices regarding 42 CFR 438.6(c) for capitated Medicaid managed care plans.

The capitation rates provided with this certification are effective for a six month rating period beginning July 1, 2008 through December 31, 2008. The capitation rates associated with this certification were previously certified by Milliman and approved by CMS for the period of Jan 1, 2008 through Dec 31, 2008. This certification reflects modifications to the rates for policy and program changes. At the end of the six month period, the capitation rates will be updated for calendar year 2009. The update may be based on fee-for-service experience, managed care utilization and trend experience, policy and procedure changes, and other changes in the health care market. A separate certification will be provided with the updated rates.

The capitation rates provided with this certification are considered actuarially sound, defined as: the capitation rates have been developed  in accordance with generally accepted  actuarial principles and practices; the capitation rates are appropriate for the populations to be covered, and the services to be furnished under the contract; and, the capitation rates meet the requirements of 42 CFR 438.6(c).

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Appendix E
Covered Families and Children (CFC) population

This actuarial certification has been based on the actuarial methods, considerations, and analyses promulgated from time to time through the Actuarial Standards of Practice by the Actuarial Standards Board.

/s/ Robert Damler
Robert M. Damler, FSA
Member, American Academy of Actuaries

June 5, 2008
Date

Milliman makes no representations or warranties regarding the contents of this letter to third parties.  Likewise, third parties are instructed that they are to place no reliance upon this letter prepared for ODJFS by Milliman that would result in the creation of any duty or liability under any theory of law by Milliman or its employees to third parties. Other parties receiving this letter must rely upon their own experts in drawing conclusions about the capitation rates, assumptions, and trends.

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

1. PREMIUM RATES WITHOUT THE AT-RISK PAYMENT AMOUNTS FOR 07/01/08 THROUGH 11/30/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.
MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$564.33	$145.58	$97.58	$116.25	$162.70	$200.14	$304.84	$481.47	$379.76	$4,343.69

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves.

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

2. AT-RISK AMOUNTS FOR 07/01/08 THROUGH 11/30/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.
MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves.

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

3. PREMIUM RATES FOR 07/01/08 THROUGH 11/30/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.
MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$564.33	$145.58	$97.58	$116.25	$162.70	$200.14	$304.84	$481.47	$379.76	$4,343.69

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the
MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves.

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

1. PREMIUM RATES WITHOUT THE AT-RISK PAYMENT AMOUNTS FOR 12/01/08 THROUGH 12/31/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.

MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$559.00	$144.20	$96.66	$115.15	$161.16	$198.25	$301.96	$476.92	$376.17	$4,302.64

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves. WellCare's regions at risk: Northeast

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

2. AT-RISK AMOUNTS FOR 12/01/08 THROUGH 12/31/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.

MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$5.33	$1.38	$0.92	$1.10	$1.54	$1.89	$2.88	$4.55	$3.59	$41.05

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves. WellCare's regions at risk: Northeast.

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Appendix F
Covered Families and Children (CFC) population

APPENDIX F
REGIONAL RATES

3. PREMIUM RATES FOR 12/01/08 THROUGH 12/31/08 SHALL BE AS FOLLOWS:
An at-risk amount of 1% is applied to the MCP rates. The status of the at-risk amount is determined in accordance with Appendix O, performance incentives.

MCP: WellCare of Ohio, Inc.

SERVICE	REGIONAL	HF/HST	HF/HST	HF/HST	HF/HST	HF/HST	HF	HF	HF	HST	Delivery
ENROLLMENT	STATUS	Age < 1	Age 1	Age 2-13	Age 14-18	Age 14-18	Age 19-44	Age 19-44	Age 45	Age 19-64	Payment
AREA					Male	Female	Male	Female	and over	Female
Northeast	Mandatory	$564.33	$145.58	$97.58	$116.25	$162.70	$200.14	$304.84	$481.47	$379.76	$4,343.69

List of Eligible Assistance Groups (AGs)

Healthy Families: - MA-C Categorically eligible due to TANF cash
- MA-T Children under 21
- MA-Y Transitional Medicaid

Healthy Start: - MA-P Pregnant Women and Children

For the SFY 2009 contract period, MCPs will be put at-risk for a portion of the premiums received for members in regions they served as of January 1, 2006, provided the MCP has participated in the program for more than twenty-four months.

MCPs will be put at-risk for a portion of the premiums received for members in regions they began serving after January 1, 2006, beginning with the MCP's twenty-fifth month of membership in each region. The at-risk amount will be determined separately for each region an MCP serves. WellCare's regions at risk: Northeast.

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Appendix G
Covered Families and Children (CFC) population

APPENDIX G

COVERAGE AND SERVICES
CFC ELIGIBLE POPULATION

1.             Basic Benefit Package

Pursuant to OAC rule 5101:3-26-03(A), with limited exclusions (see section G.2 of this appendix), MCPs must ensure that members have access to medically-necessary services covered by the Ohio Medicaid fee-for-service (FFS) program.  For information on Medicaid-covered services, MCPs must refer to the ODJFS website. The following is a general list of the benefits covered by the Ohio Medicaid fee-for-service program:

•	Inpatient hospital services

•	Outpatient hospital services

•	Rural health clinics (RHCs) and Federally qualified health centers (FQHCs)

•	Physician services whether furnished in the physician’s office, the covered person’s home, a hospital, or elsewhere

•	Laboratory and x-ray services

•	Screening, diagnosis, and treatment services to children under the age of twenty-one (21) under the HealthChek (EPSDT) program

•	Family planning services and supplies

•	Home health and private duty nursing services

•	Podiatry

•	Chiropractic services

•	Physical therapy, occupational therapy, developmental therapy and speech therapy

•	Nurse-midwife, certified family nurse practitioner, and certified pediatric nurse practitioner services

•	Prescription drugs

•	Ambulance and ambulette services

•	Dental services

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Appendix G
Covered Families and Children (CFC) population

•	Durable medical equipment and medical supplies

•	Vision care services, including eyeglasses

•	Nursing facility stays as specified in OAC rule 5101:3-26-03

•	Hospice care

•	Behavioral health services (see section G.2.b.iii of this appendix)

2.             Exclusions, Limitations and Clarifications

a.           Exclusions

                                              MCPs are not required to pay for Ohio Medicaid FFS program (Medicaid) non-covered services. For information regarding Medicaid noncovered services, MCPs must refer to the ODJFS website. The following is a general list of the services not covered by the Ohio Medicaid fee-for-service program:

•	Services or supplies that are not medically necessary

•	Experimental services and procedures, including drugs and equipment, not covered by Medicaid

•	Organ transplants that are not covered by Medicaid

•	Abortions, except in the case of a reported rape, incest, or when medically necessary to save the life of the mother

•	Infertility services for males or females

•	Voluntary sterilization if under 21 years of age or legally incapable of consenting to the procedure

~~•~~	Reversal of voluntary sterilization procedures

•	Plastic or cosmetic surgery that is not medically necessary*

~~•~~	Immunizations for travel outside of the United States

•	Services for the treatment of obesity unless medically necessary*

•      Custodial or supportive care not covered by Medicaid

•	Sex change surgery and related services

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Appendix G
Covered Families and Children (CFC) population

•	Sexual or marriage counseling

•	Acupuncture and biofeedback services

•	Services to find cause of death (autopsy)

•	Comfort items in the hospital (e.g., TV or phone)

•	Paternity testing

  MCPs are also not required to pay for non-emergency services or supplies received without members following the directions in their MCP member handbook, unless otherwise directed by ODJFS.

*These services could be deemed medically necessary if medical complications/conditions in addition to the obesity or physical imperfection are present.

b.           Limitations & Clarifications

  i.                Member Cost-Sharing

As specified in OAC rules 5101:3-26-05(D) and  5101:3-26-12, MCPs are permitted to impose the applicable member co-payment amount(s) for dental services, vision services, non-emergency emergency department services, or prescription drugs, other than generic drugs. MCPs must notify ODJFS if they intend to impose a co-payment.  ODJFS must approve the notice to be sent to the MCP’s members and the timing of when the co-payments will begin to be imposed.  If ODJFS determines that an MCP’s decision to impose a particular co-payment on their members would constitute a significant change for those members, ODJFS may require the effective date of the co-payment to coincide with the “Open Enrollment” month.

Notwithstanding the preceding paragraph, MCPs must provide an ODJFS-approved notice to all their members 90 days in advance of the date that the MCP will impose the co-payment. With the exception of member co-payments the MCP has elected to implement in accordance with OAC rules 5101:3-26-05(D) and  5101:3-26-12, the MCP’s payment constitutes payment in full for any covered services and their subcontractors must not charge members or ODJFS any additional co-payment, cost sharing, down-payment, or similar charge, refundable or otherwise.

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Appendix G
Covered Families and Children (CFC) population

  ii.               Abortion and Sterilization

The use of federal funds to pay for abortion and sterilization services is prohibited unless the specific criteria found in 42 CFR 441 and OAC rules 5101:3-17-01 and 5101:3-21-01 are met.  MCPs must verify that all of the information on the required forms (JFS 03197, 03198, and 03199) is provided and that the service meets the required criteria before any such claim is paid.

Additionally, payment must not be made for associated services such as anesthesia, laboratory tests, or hospital services if the abortion or sterilization itself does not qualify for payment.  MCPs are responsible for educating their providers on the requirements; implementing internal procedures including systems edits to ensure that claims are only paid once the MCP has determined if the applicable forms are completed and the required criteria are met, as confirmed by the appropriate certification/consent forms; and for maintaining documentation to justify any such claim payments.

  iii.              Behavioral Health Services

Coordination of Services:  MCPs must have a process to coordinate benefits of and referrals to the publicly funded community behavioral health system.  MCPs must ensure that members have access to all medically-necessary behavioral health services covered by the Ohio Medicaid FFS program and are responsible for coordinating those services with other medical and support services.  MCPs must notify members via the member handbook and provider directory of where and how to access behavioral health services, including the ability to self-refer to mental health services offered through ODMH community mental health centers (CMHCs) as well as substance abuse services offered through Ohio Department of Alcohol and Drug Addiction Services (ODADAS)-certified Medicaid providers. Pursuant to ORC Section 5111.16, alcohol, drug addiction and mental health services covered by Medicaid are not to be paid by the managed care program when the nonfederal share of the cost of those services is provided by a board of alcohol, drug addiction, and mental health services or a state agency other than ODJFS.  MCPs are also not responsible for providing mental health services to persons between 22 and 64 years of age while residing in an institution for mental disease (IMD) as defined in Section 1905(i) of the Social Security Act.

MCPs must provide Medicaid-covered behavioral health services for members who are unable to timely access services or are unwilling to access services through community providers.

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Appendix G
Covered Families and Children (CFC) population

 Mental Health Services: There are a number of Medicaid-covered mental health (MH) services available through ODMH CMHCs.

Where an MCP is responsible for providing MH services for their members, the MCP is responsible for ensuring access to counseling and psychotherapy, physician/psychologist/psychiatrist services, outpatient clinic services, general hospital outpatient psychiatric services, pre-hospitalization screening, diagnostic assessment (clinical evaluation), crisis intervention, psychiatric hospitalization in general hospitals (for all ages), and Medicaid-covered prescription drugs and laboratory services.  MCPs are not required to cover partial hospitalization, or inpatient psychiatric care in a private or public free-standing psychiatric hospital. However, MCPs are required to cover the payment of physician services in a private or public free-standing psychiatric hospital when such services are billed independent of the hospital.  The payment of physician services in an IMD is also covered by the MCPs, as long as the member is 21 years of age and under or 65 years of age and older.

Substance Abuse Services:  There are a number of Medicaid-covered substance abuse services available through ODADAS-certified Medicaid providers.

Where an MCP is responsible for providing substance abuse services for their members, the MCP is responsible for ensuring access to alcohol and other drug (AOD) urinalysis screening, assessment, counseling, physician/psychologist/psychiatrist AOD treatment services, outpatient clinic AOD treatment services, general hospital outpatient AOD treatment services, crisis intervention, inpatient detoxification services in a general hospital, and Medicaid-covered prescription drugs and laboratory services. MCPs are not required to cover outpatient detoxification, intensive outpatient programs (IOP)(substance abuse) or methadone maintenance.

Financial Responsibility for Behavioral Health Services:  MCPs are responsible for the following:
•	payment of Medicaid-covered prescription drugs prescribed by an ODMH CMHC or ODADAS-certified provider when obtained through an MCP’s panel pharmacy;
•	payment of Medicaid-covered services provided by an MCP’s panel laboratory when referred by an ODMH CMHC or ODADAS-certified provider;
•	payment of all other Medicaid-covered behavioral health services obtained through providers other than those who are ODMH CMHCs or ODADAS-certified providers when arranged/authorized by the MCP.

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Appendix G
Covered Families and Children (CFC) population

Limitations:
•
Pursuant to ORC Section 5111.16, alcohol, drug addiction and mental health services covered by Medicaid are not to be paid by the managed care program when the nonfederal share of the cost of those services is provided by a board of alcohol, drug addiction, and mental health services or a state agency other than ODJFS.  As part of this limitation:

•	MCPs are not responsible for paying for behavioral health services provided through ODMH CMHCs and ODADAS-certified Medicaid providers;
•
MCPs are not responsible for payment of partial hospitalization (mental health), inpatient psychiatric care in a private or public free-standing inpatient psychiatric hospital, outpatient detoxification, intensive outpatient programs (IOP) (substance abuse) or methadone maintenance.

•	However, MCPs are required to cover the payment of physician services in a private or public free-standing psychiatric hospital when such services are billed independent of the hospital.

iv.
Pharmacy Benefit:  In providing the Medicaid pharmacy benefit to their members, MCPs must cover the same drugs covered by the Ohio Medicaid fee-for-service program, in accordance with OAC rule 5101:3-26-03(A) and (B).

Pursuant to ORC Section 5111.172, MCPs may, subject to ODJFS approval, implement strategies for the management of drug utilization. (see appendix G.3.a).

v.	Organ Transplants: MCPs must ensure coverage for organ transplants and related services in accordance with OAC 5101-3-2-07.1 (B)(4)& (5). Coverage for all organ transplant services, except kidney transplants, is contingent upon review and recommendation by the “Ohio Solid Organ Transplant Consortium” based on criteria established by Ohio organ transplant surgeons and authorization from the ODJFS prior authorization unit. Reimbursement for bone marrow transplant and hematapoietic stem cell transplant services, as defined in OAC 3701:84-01, is contingent upon review and recommendation by the “Ohio Hematapoietic Stem Cell Transplant Consortium” again based on criteria established by Ohio experts in the field of bone marrow transplant. While MCPs may require prior authorization for these transplant services, the approval criteria would be limited to confirming the consumer is being considered and/or has been recommended for a transplant by either consortium and authorized by ODJFS. Additionally, in accordance with OAC 5101:3-2-03 (A)(4) all services related to organ donations are covered for the donor recipient when the consumer is Medicaid eligible.

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Appendix G
Covered Families and Children (CFC) population

3.	Care Coordination

        a.           Utilization Management Programs

                                              General Provisions - Pursuant to OAC rule 5101:3-26-03.1(A)(7), MCPs must implement a utilization management (UM) program to maximize the effectiveness of the care provided to members and may develop other UM programs, subject to prior approval by ODJFS.  For the purposes of this requirement, the specific UM programs which require ODJFS prior-approval are an MCP’s general pharmacy program, a controlled substances and member management program, and any other program designed by the MCP with the purpose of redirecting or restricting access to a particular service or service location.

i.
Pharmacy Programs - Pursuant to ORC Sec. 5111.172, MCPs may, subject to ODJFS prior-approval, implement strategies for the management of drug utilization.  Pharmacy utilization management strategies may include developing preferred drug lists, requiring prior authorization for certain drugs, placing limitations on the type of provider and locations where certain medications may be administered, and developing and implementing a specialized pharmacy program to address the utilization of controlled substances, as defined in section 3719.01 of the Ohio Revised Code.  MCPs may also implement a retrospective drug utilization review program designed to promote the appropriate clinical prescribing of covered drugs.

Drug Prior Authorizations: MCPs must receive prior approval from ODJFS for the medications that they wish to cover through prior authorization.  MCPs must establish their prior authorization system so that it does not unnecessarily impede member access to medically-necessary Medicaid-covered services.  MCPs must make their approved list of drugs covered only with prior authorization available to members and providers, as outlined in paragraphs 37(b) and (c) of Appendix C.

While MCPs may, with ODJFS approval,    require prior authorization for the coverage of 2nd generation antipsychotic drugs, MCPs must allow any member to continue receiving a specific 2nd generation antipsychotic drug if the member is stabilized on that particular medication.  The MCP must continue to cover that specific antipsychotic for the stabilized member for as long as that medication continues to be effective for the member.  MCPs must also collaborate with ODJFS in the retrospective review of 2nd generation antipsychotic utilization.

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Appendix G
Covered Families and Children (CFC) population

MCPs must comply with the provisions of 1927(d)(5) of the Social Security Act, 42 USC 1396r-8(k)(3), and OAC rule 5101:3-26-03.1 regarding the timeframes for prior authorization of covered outpatient drugs.

Controlled Substances and Member Management Programs: MCPs may also, with ODJFS prior approval, develop and implement Controlled Substances and Member Management  (CSMM) programs designed to address use of controlled substances. Utilization management strategies may include prior authorization as a condition of obtaining a controlled substance, as defined in section 3719.01 of the Ohio Revised Code.  CSMM strategies may also include processes for requiring MCP members at high risk for fraud or abuse involving controlled substances to have their controlled substances prescribed by a designated provider/providers and filled by a pharmacy, medical provider, or health care facility designated by the program.

ii.
Emergency Department Diversion (EDD) – MCPs must provide access to services in a way that assures access to primary,  specialist and urgent care in the most appropriate settings and that minimizes frequent, preventable utilization of emergency department (ED) services. OAC rule 5101:3-26-03.1(A)(7)(d) requires MCPs to implement the ODJFS-required emergency department diversion (EDD) program for frequent utilizers.

Each MCP must establish an ED diversion  (EDD) program with the goal of minimizing frequent ED utilization. The MCP’s EDD program must include the monitoring of ED utilization, identification of frequent ED utilizers, and targeted approaches designed to reduce avoidable ED utilization. MCP EDD programs must, at a minimum, address those ED visits which could have been prevented through improved education, access, quality or care management approaches.

Although there is often an assumption that frequent ED visits are solely the result of a preference on the part of the member and education is therefore the standard remedy, it is also important to ensure that a member’s frequent ED utilization is not due to problems such as their PCP’s lack of accessibility or failure to make appropriate specialist referrals.  The MCP’s EDD program must therefore also include the identification of providers who serve as PCPs for a substantial number of frequent ED utilizers and the implementation of corrective action with these providers as so indicated.

This requirement does not replace the MCP’s responsibility to inform and educate all members regarding the appropriate use of the ED.

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Appendix G
Covered Families and Children (CFC) population

                                 b.           Care Management Programs

In accordance with 5101:3-26-03.1(A)(8), MCPs must offer and provide care management services which coordinate and monitor the care of members who require high-cost and/or extensive services.  The MCP’s care management program must also include a Children with Special Health Care Needs component as specified below.

i.	Each MCP must inform all members and contracting providers of the MCP’s care management services.

ii.	Children with Special Health Care Needs (CSHCN):

CSHCN are a particularly vulnerable population which often have chronic and complex medical health care conditions.  In order to ensure compliance with the provisions of 42 CFR 438.208, each MCP must establish a CSHCN component as part of the MCP’s care management program.  The MCP must establish a process for the timely identification, completion of a comprehensive health assessment, and providing appropriate care management services for any CSHCN.

                                                       CSHCN are defined as children age 17 and under who are pregnant, and members under 21 years of age with one or more of the following:
-Asthma
-HIV/AIDS
-A chronic physical, emotional or mental condition for which they are receiving treatment or counseling
-Supplemental security income (SSI) for a health-related condition
-A current letter of approval from the Bureau of Children with Medical Handicaps (BCMH), Ohio Department of Health

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Appendix G
Covered Families and Children (CFC) population

iii.	Care Management Program

1.
The MCP must have a process to inform members and their PCPs in writing that they have been identified as meeting the criteria for care management, including their enrollment into a  care  management program.

2.
The MCP must assure and coordinate the placement of the member into care management – including identification of the member’s need for care management services, completion of the comprehensive health assessment, and timely development of a care treatment plan.  This process must occur within the following timeframes for:

a) newly enrolled members, 90 days from the effective date    of enrollment; and

b) existing members, 90 days from identifying their need     for care management.

3.	The MCP’s care management program must include, at a minimum, the following components:

a.	Identification
The MCP must have a variety of mechanisms in place to identify members potentially eligible for care management.  These mechanisms must include an administrative data review (e.g., diagnosis, cost threshold, and/or service utilization) and may include provider/self referrals, telephone interviews, information as reported by MCEC during membership selection, or home visits.

b.	Assessment
The MCP must arrange for or conduct an initial comprehensive health assessment to confirm the results of a positive identification, and determine the need for care management services.

The comprehensive health assessment must evaluate the member’s medical condition(s), including physical, behavioral, social, and psychological needs.    The comprehensive health assessment must also evaluate if the member has co-morbidities, or multiple complex health care conditions.  The goals of the assessment are to identify the member’s existing and/or potential health care needs and assess the member’s need for care management services.

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Appendix G
Covered Families and Children (CFC) population

The assessment must be completed by a physician, physician assistant, RN, LPN, licensed social worker, or a graduate of a two- or four-year allied health program.  If the assessment is completed by a physician assistant, LPN, licensed social worker, or a graduate of a two- or four-year allied health program, there should be oversight and monitoring by either a registered nurse or physician.

The MCP must develop a strategy to assign members to risk stratification levels, based on the member’s comprehensive health  assessment.

c.	Care Treatment Plan

The care treatment plan is defined by ODJFS as the one developed by the MCP for the member.  The development of the care treatment plan must be based on the comprehensive health assessment, and reflect the member’s medical condition(s), including physical, behavioral, social, and psychological needs, as well as co-morbidities. The care treatment plan must also include specific provisions for periodic reviews of the member's health care needs. Periodic reviews may include administrative data reviews or screening questions to alert appropriately qualified MCP staff to update the comprehensive health assessment and  the care treatment plan.  At a minimum, there must be verbal/written contact with the member once every six (6) months.  The MCP must ensure there is a provision for two-way communication or feedback with the MCP.

The member and the member's PCP must be actively involved in the development of, and revisions to, the care treatment plan.  The designated PCP is the provider, or specialist, who will manage and coordinate the overall care for the member.  Ongoing communication regarding the status of the care treatment plan may be accomplished between the MCP and the PCP's designee (i.e., qualified health professional).  Revisions to the clinical portion of the care treatment plan should be completed in consultation with the PCP.

The elements of a care treatment plan include:

Goals and actions that address health care conditions identified in the comprehensive health assessment;
Member level interventions (i.e., referrals and making appointments) that assist members in obtaining services, providers and programs related to the health care conditions identified in the comprehensive health assessment;

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Appendix G
Covered Families and Children (CFC) population

Continuous review, revision and contact follow-up, as needed,to insure the care treatment plan is adequately monitored including the following:

•	Documentation that services are provided in accordance with the care treatment plan;
•	Re-evaluation to determine if the care treatment plan is adequate to meet the member's health care needs;
•	Identification of gaps between recommended care and actual care provided;
•	A change in needs or status from the re-evaluation that requires revisions to the care treatment plan; and
•	Re-evaluation of a member's risk level with adjustment to the level of care management services provided.

4.     Coordination of Care and Communication

The MCP must provide care management services for:

•	all CSHCN, including the ODJFS mandated conditions as specified in Appendix M, Care Management Program Performance Measures;

•	all members enrolled in an MCP’s CSMM program as specified in Section G(3)(a)(i); and

•      adults whose health conditions warrant care management services.

Care management services should not be limited only to members with the mandated conditions.

There should be an accountable point of contact (i.e., case manager) who can help obtain medically necessary care, assist with health-related services and coordinate care needs. The MCP must arrange or provide for professional care management services that are performed collaboratively by a team of professionals appropriate for the member’s condition and health care needs.  At a minimum, the MCP’s care manager must attempt to coordinate with the member’s care manager from other health systems.  The MCP must have a process to facilitate, maintain, and coordinate communication between service providers, the member, and the member’s family.  The MCP must have a provision to disseminate information to the member/caregiver concerning the health condition, types of services that may be available, and how to access the services.

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Appendix G
Covered Families and Children (CFC) population

The MCP must implement mechanisms to notify all Members with Special Health Care Needs of their right to directly access a specialist.  Such access may be assured through, for example, a standing referral or an approved number of visits, and documented in the care treatment plan.

                                    iv.           Care Management Strategies

The MCP must follow best-practice and/or evidence based clinical guidelines when developing a member’s care treatment plan and coordinating the care management needs. The MCP must develop and implement mechanisms to educate and equip providers and care managers with evidence-based clinical guidelines or best practice approaches to assist in providing a high level of quality of care to members.

v.            Care Management Program Staffing

The MCP must identify the staff that will be involved in the operations of the care management program, including but not limited to:  care manager supervisors, care manager, and administrative support staff.  The MCP must identify the role and functions of each care management staff member as well as the educational requirements, clinical licensure standards, certification and relevant experience with care management standards and/or activities.  The MCP must provide care manager staff/member ratios based on the member risk stratification and different levels of care being provided to members.

                                                vi.           Care Management Data Submission

The MCP must submit a monthly electronic report to the Care Management System (CAMS) for all members who are provided care management services by the MCP as outlined in the ODJFS Case Management File and Submission Specifications.In order for a member to be submitted as care managed in CAMS, the MCP must (1) complete the identification process, a comprehensive  health assessment  and development of a care treatment plan for the member; and (2) document the member’s written or verbal confirmation of his/her care management status in the care management record.  ODJFS, or its designated entity, the external quality review vendor, will validate on an annual basis the accuracy of the information contained in CAMS with the member’s care management record.

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Appendix G
Covered Families and Children (CFC) population

The CAMS files are due the 15th calendar day of each month.

The MCP must also have an ODJFS-approved care management program which includes the items in Section 3.b..  Each MCP should implement an evaluation process to review, revise and/or update the care management program.  The MCP must annually submit its care management program for review and approval by ODJFS. Any subsequent changes to an approved care management program description must be submitted to ODJFS in writing for review and approval prior to implementation.

c.            Care Coordination with ODJFS-Designated Providers

Per OAC rule 5101:3-26-03.1(A)(4), MCPs are required to share specific information with certain ODJFS-designated non-contracting providers in order to ensure that these providers have been supplied with specific information needed to coordinate care for the MCP’s  members.  Once an MCP has obtained a provider agreement, but within the first month of operation, the MCP must provide to the ODJFS-designated providers (i.e., ODMH Community Mental Health Centers, ODADAS-certified Medicaid providers, FQHCs/RHCs, QFPPs, CNMs, CNPs [if applicable], and hospitals) a quick reference information packet which includes the following:

i.	A brief cover letter explaining the purpose of the mailing; and

ii.	A brief summary document that includes the following information:

•	Claims submission information including the MCP’s Medicaid provider number for each region;

•	The MCP’s prior authorization and referral procedures or the MCP’s website which includes this information;

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Appendix G
Covered Families and Children (CFC) population

•	A picture of the MCP’s member identification card (front and back);

•
Contact numbers and website location for obtaining information for eligibility verification, claims processing, referrals/prior authorization, and information regarding the MCP’s behavioral health administrator;

•	A listing of the MCP’s major pharmacy chains and the contact number for the MCP’s pharmacy benefit administrator (PBM);

•	A listing of the MCP’s laboratories and radiology providers; and

•
A listing of the MCP’s contracting behavioral health providers and how to access services through them (this information is only to be provided to non-contracting community mental health and substance abuse providers).

d.            Care coordination with Non-Contracting Providers

Per OAC rule 5101:3-26-05(A)(9), MCPs authorizing the delivery of services from a provider who does not have an executed subcontract must ensure that they have a mutually agreed upon compensation amount for the authorized service and notify the provider of the applicable provisions of paragraph D of OAC rule 5101:3-26-05. This notice is provided when an MCP authorizes a non-contracting provider to furnish services on a one-time or infrequent basis to an MCP member and must include required ODJFS-model language and information. This notice must also be included with the transition of services form sent to providers as outlined in paragraph 29.h of Appendix C.

                                e.        Integration of Member Care

The MCP must ensure that a discharge plan is in place to meet a member’s health care needs following discharge from a nursing facility, and integrated into the member's continuum of care. The discharge plan must address the services to be provided for the member and must be developed prior to the date of discharge from the nursing facility. The MCP must ensure follow-up contact occurs with the member, or authorized representative, within thirty (30) days of the member’s discharge from the nursing facility to ensure that the member’s health care needs are being met.

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Appendix H
Covered Families and Children (CFC) population

APPENDIX H

PROVIDER PANEL SPECIFICATIONS
CFC ELIGIBLE POPULATION

1.	GENERAL PROVISIONS

MCPs must provide or arrange for the delivery of all medically necessary, Medicaid-covered health services, as well as assure that they meet all applicable provider panel requirements for their entire designated service area.  The ODJFS provider panel requirements are specified in the charts included with this appendix and must be met prior to the MCP receiving a provider agreement with ODJFS.  The MCP must remain in compliance with these requirements for the duration of the provider agreement.

If an MCP is unable to provide the medically necessary, Medicaid-covered services through their contracted provider panel, the MCP must ensure access to these services on an as needed basis. For example, if an MCP meets the pediatrician requirement but a member is unable to obtain a timely appointment from a pediatrician on the MCP’s provider panel, the MCP will be required to secure an appointment from a panel pediatrician or arrange for an out-of-panel referral to a pediatrician.

MCPs are required to make transportation available to any member requesting transportation when they must travel 30 miles or more from their home to receive a medically-necessary Medicaid-covered service.  If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may not be counted toward this trip limit (as specified in Appendix C).

In developing the provider panel requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Covered Families and Children (CFC) consumers, as well as the potential availability of the designated provider types.  ODJFS has integrated existing utilization patterns into the provider network requirements to avoid disruption of care.  Most provider panel requirements are county-specific but in certain circumstances, ODJFS requires providers to be located anywhere in the region. Although all provider types listed in this appendix are required provider types, only those listed on the attached charts must be submitted for ODJFS prior approval.

2.           PROVIDER SUBCONTRACTING

Unless otherwise specified in this appendix or OAC rule 5101:3-26-05, all MCPs are required to enter into fully-executed subcontracts with their providers.  These subcontracts must include a baseline contractual agreement, as well as the appropriate ODJFS-approved Model Medicaid Addendum. The Model Medicaid Addendum incorporates all applicable Ohio Administrative Code rule requirements specific to provider subcontracting and therefore cannot be modified except to add personalizing information such as the MCP’s name.

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Appendix H
Covered Families and Children (CFC) population

ODJFS must prior approve all MCP providers in the ODJFS- required provider type categories before they can begin to provide services to that MCP’s members.  MCPs may not employ or contract with providers excluded from participation in Federal health care programs under either section 1128 or section 1128A of the Social Security Act.  As part of the prior approval process, MCPs must submit  documentation verifying that all necessary contract documents have been appropriately completed.  ODJFS will verify the approvability of the submission and process this information using the ODJFS Provider Verification System (PVS) or other designated process.  The PVS is a centralized database system that maintains information on the status of all MCP-submitted providers.

Only those providers who meet the applicable criteria specified in this document, as determined by ODJFS, will be approved by ODJFS.   MCPs must credential/recredential providers in accordance with the standards specified by the National Committee for Quality Assurance (or receive approval from ODJFS to use an alternate industry standard) and must have completed the credentialing review before submitting any provider to ODJFS for approval.  Regardless of whether ODJFS has approved a provider, the MCP must ensure that the provider has met all applicable credentialing criteria before the provider can render services to the MCP’s members.

MCPs must notify ODJFS of the addition and deletion of their contracting providers as specified in OAC rule 5101:3-26-05, and must notify ODJFS within one working day in instances where the MCP has identified that they are not in compliance with the provider panel requirements specified in this appendix.

3.           PROVIDER PANEL REQUIREMENTS

The provider network criteria that must be met by each MCP are as follows:

a.           Primary Care Providers (PCPs)

Primary Care Provider (PCP) means an individual physician (M.D. or D.O.), certain physician group practice/clinic (Primary Care Clinics [PCCs]), or an advanced practice nurse (APN) as defined in ORC 4723.43 or advanced practice nurse group practice within an acceptable specialty, contracting with an MCP to provide services as specified in paragraph (B) of OAC rule 5101: 3-26-03.1.  The APN capacity can count up to 10% of the total requirement for the county.  Acceptable specialty types for PCPs include family/general practice, internal medicine, pediatrics, and obstetrics/gynecology (OB/GYN).  Acceptable PCCs include FQHCs, RHCs and the acceptable group practices/clinics specified by ODJFS.  As part of their subcontract with an MCP, PCPs must stipulate the total Medicaid member capacity that they can ensure for that individual MCP.

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Appendix H
Covered Families and Children (CFC) population

Each PCP must have the capacity and agree to serve at least 50 Medicaid members at each practice site in order to be approved by ODJFS as a PCP.  The capacity-by-site requirement must be met for all ODJFS-approved PCPs.

In determining whether an MCP has sufficient PCP capacity for a region, ODJFS considers a provider who can serve as a PCP for 2000 Medicaid MCP members as one full-time equivalent (FTE).

ODJFS reviews the capacity totals for each PCP to determine if they appear excessive. ODJFS reserves the right to request clarification from an MCP for any PCP whose total stated capacity for all MCP networks added together exceeds 2000 Medicaid members (i.e., 1 FTE) where indicated, ODJFS may set a cap on the maximum amount of capacity that we will recognize for a specific PCP. ODJFS may allow up to an additional 750 member capacity for each nurse practitioner or physician’s assistant that is used to provide clinical support for a PCP.

For PCPs contracting with more than one MCP, the MCP must ensure that the capacity figure stated by the PCP in their subcontract reflects only the capacity the PCP intends to provide for that one MCP. ODJFS utilizes each approved PCP’s capacity figure to determine if an MCP meets the provider panel requirements and this stated capacity figure does not prohibit a PCP from actually having a caseload that exceeds the capacity figure indicated in their subcontract.

ODJFS recognizes that MCPs will need to utilize specialty providers to serve as PCPs for some special needs members.  Also, in some situations (e.g., continuity of care) a PCP may only want to serve a very small number of members for an MCP.  In these situations it will not be necessary for the MCP to submit these PCPs to ODJFS for prior approval.  These PCPs will not be included in the ODJFS PVS database, or other designated process, and therefore may not appear as PCPs in the MCP’s provider directory.  These PCPs will, however, need to execute a subcontract with the MCP which includes the appropriate Model Medicaid Addendum.

The PCP requirement is based on an MCP having sufficient PCP capacity to serve 40% of the eligibles in the region if three MCPs are serving the region and 55% of the eligibles in the region if two MCPs are serving the region.  At a minimum, each MCP must meet both the PCP FTE requirement for that region, and a ratio of one PCP FTE for each 2,000 of their Medicaid members in that region.  MCPs must also satisfy a PCP geographic accessibility standard. ODJFS will match the PCP practice sites and the stated PCP capacity with the geographic location of the eligible population in that region (on a county-specific basis) and perform analysis using Geographic Information Systems (GIS) software. The analysis will be used to determine if at least 40% of the eligible population is located within 10 miles of PCP with available capacity in urban counties and 40% of the eligible population within 30 miles of a PCP with available capacity in rural counties. [Rural areas are defined pursuant to 42 CFR 412.62(f)(1)(iii).]

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Appendix H
Covered Families and Children (CFC) population

In addition to the PCP FTE capacity requirement, MCPs must also contract with the specified number of pediatric PCPs for each region.  These pediatric PCPs will have their stated capacity counted toward the PCP FTE requirement.

A pediatric PCP must maintain a general pediatric practice (e.g., a pediatric neurologist would not meet this definition unless this physician also operated a practice as a general pediatrician) at a site(s) located within the county/region and be listed as a pediatrician with the Ohio State Medical Board.  In addition, half of the required number of pediatric PCPs must also be certified by the American Board of Pediatrics.  The provider panel requirements for pediatricians are included in the practitioner charts in this appendix.

b.           Non-PCP Provider Network

In addition to the PCP capacity requirements, each MCP is also required to maintain adequate capacity in the remainder of its provider network within the following categories:  hospitals, dentists, pharmacies, vision care providers, obstetricians/gynecologists (OB/GYNs), allergists, general surgeons, otolaryngologists, orthopedists, certified nurse midwives (CNMs), certified nurse practitioners (CNPs), federally qualified health centers (FQHCs)/rural health centers (RHCs) and qualified family planning providers (QFPPs). CNMs, CNPs, FQHCs/RHCs and QFPPs are federally-required provider types.

All Medicaid-contracting MCPs must provide all medically-necessary Medicaid-covered services to their members and therefore their complete provider network will include many other additional specialists and provider types.  MCPs must ensure that all non-PCP network providers follow community standards in the scheduling of routine appointments (i.e., the amount of time members must wait from the time of their request to the first available time when the visit can occur).

Although there are currently no FTE capacity requirements of the non-PCP required provider types, MCPs are required to ensure that adequate access is available to members for all required provider types.  Additionally, for certain non-PCP required provider types, MCPs must ensure that these providers maintain a full-time practice at a site(s) located in the specified county/region (i.e., the ODJFS-specified county within the region or anywhere within the region if no particular county is specified).  A full-time practice is defined as one where the provider is available to patients at their practice site(s) in the specified county/region for at least 25 hours a week. ODJFS will monitor access to services through a variety of data sources, including:  consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; clinical quality studies; encounter data volume; provider complaints, and clinical performance measures.

Hospitals - MCPs must contract with the number and type of hospitals specified by ODJFS for each county/region. In developing these hospital requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Covered Families and Children (CFC) consumers and integrated the existing utilization patterns into the hospital network requirements to avoid disruption of care.  For this reason, ODJFS may require that MCPs contract with out-of-state hospitals (i.e. Kentucky, West Virginia, etc.).

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Appendix H
Covered Families and Children (CFC) population

For each Ohio hospital, ODJFS utilizes the hospital’s most current Annual Hospital Registration and Planning Report, as filed with the Ohio Department of Health, in verifying types of services that hospital provides.  Although ODJFS has the authority, under certain situations, to obligate a non-contracting hospital to provide non-emergency hospital services to an MCP’s members, MCPs must still contract with the specified number and type of hospitals unless ODJFS approves a provider panel exception (see Section 4 of this appendix – Provider Panel Exceptions).

If an MCP-contracted hospital elects not to provide specific Medicaid-covered hospital services because of an objection on moral or religious grounds, the MCP must ensure that these hospital services are available to its members through another MCP-contracted hospital in the specified county/region.

OB/GYNs - MCPs must contract with the specified  number of OB/GYNs for each county/region, all of whom must maintain a full-time obstetrical practice at a site(s) located in the specified county/region.  Only MCP-contracting OB/GYNs with current hospital privileges at a hospital under contract with the MCP in the region can be submitted to the PVS, or other system, count towards MCP minimum panel requirements, and be listed in the MCPs’ provider directory.

Certified Nurse Midwives (CNMs) and Certified Nurse Practitioners (CNPs) - MCPs must ensure access to CNM and CNP services in the region if such provider types are present within the region.  The MCP may contract directly with the CNM or CNP providers, or with a physician or other provider entity who is able to obligate the participation of a CNM or CNP.  If an MCP does not contract for CNM or CNP services and such providers are present within the region, the MCP will be required to allow members to receive CNM or CNP services outside of the MCP’s provider network.

Only CNMs with hospital delivery privileges at a hospital under contract with the MCP in the region can be submitted to the PVS, or other system, count towards MCP minimum panel requirements, and be listed in the MCPs’ provider directory.The MCP must ensure a member’s access to CNM and CNP services if such providers are practicing within the region.

Vision Care Providers - MCPs must contract with the specified number of ophthalmologists/optometrists for each specified county/region , all of whom must maintain a full-time practice at a site(s) located in the specified county/region. All ODJFS-approved vision providers must regularly perform routine eye exams. (MCPs will be expected to contract with an adequate number of ophthalmologists as part of their overall provider panel, but only ophthalmologists who regularly perform routine eye exams can be used to meet the vision care provider panel requirement.) If optical dispensing is not sufficiently available in a region through the MCP’s contracting ophthalmologists/optometrists, the MCP must separately contract with an adequate number of optical dispensers located in the region.

5

Appendix H
Covered Families and Children (CFC) population

Dental Care Providers - MCPs must contract with the specified number of dentists. In order to assure sufficient access to adult MCP members, no more than two-thirds of the dentists used to meet the provider panel requirement may be pediatric dentists.

Federally Qualified Health Centers/Rural Health Clinics (FQHCs/RHCs) - MCPs are required to ensure member access to any  federally qualified health center or rural health clinic (FQHCs/RHCs), regardless of contracting status.  Contracting FQHC/RHC providers must be submitted for ODJFS approval via the PVS process, or other designated process.  Even if no FQHC/RHC is available within the region, MCPs must have mechanisms in place to ensure coverage for FQHC/RHC services in the event that a member accesses these services outside of the region.

In order to ensure that any FQHC/RHC has the ability to submit a claim to ODJFS for the state’s supplemental payment, MCPs must offer FQHCs/RHCs reimbursement pursuant to the following:

•	MCPs must provide expedited reimbursement on a service-specific basis in an amount no less than the payment made to other providers for the same or similar service.

•	If the MCP has no comparable service-specific rate structure, the MCP must use the regular Medicaid fee-for-service payment schedule for non-FQHC/RHC providers.

•	MCPs must make all efforts to pay FQHCs/RHCs as quickly as possible and not just attempt to pay these claims within the prompt pay time frames.

MCPs are required to educate their staff and providers on the need to assure member access to FQHC/RHC services.

Qualified Family Planning Providers (QFPPs) - All MCP members must be permitted to self-refer to family planning services provided by a QFPP.  A QFPP is defined as any public or not-for-profit health care provider that complies with Title X guidelines/standards, and receives either Title X funding or family planning funding from the Ohio Department of Health.  MCPs must reimburse all medically-necessary Medicaid-covered family planning services provided to eligible members by a QFPP provider (including on-site pharmacy and diagnostic services) on a patient self-referral basis, regardless of the provider’s status as a panel or non-panel provider.

MCPs will be required to work with QFPPs in the region to develop mutually-agreeable HIPAA compliant policies and procedures to preserve patient/provider confidentiality, and convey pertinent information to the member’s PCP and/or MCP.

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Appendix H
Covered Families and Children (CFC) population

Behavioral Health Providers – MCPs must assure member access to all Medicaid-covered behavioral health services for members as specified in Appendix G.b.ii.  Although ODJFS is aware that certain outpatient substance abuse services may only be available through Medicaid providers certified by  the Ohio Department of Drug and Alcohol Addiction Services  (ODADAS)  in some areas, MCPs must maintain an adequate number of contracted mental health providers in the region to assure access for members who are unable to timely access services or unwilling to access services through community mental health centers.  MCPs are advised not to contract with community mental health centers as all services they provide to MCP members are to be billed to ODJFS.

Other Specialty Types (pediatricians, general surgeons, otolaryngologists, allergists, andorthopedists) - MCPs must contract with the specified number of all other ODJFS designated specialty provider types. In order to be counted toward meeting the provider panel requirements, these specialty providers must maintain a full-time practice at a site(s) located within the specified county/region. Only contracting general surgeons, orthopedists, and otolaryngologists with admitting privileges at a hospital under contract with the MCP in the region can be submitted to the PVS, or other system, count towards MCP minimum panel requirements, and be listed in the MCPs’ provider directory.

4.           PROVIDER PANEL EXCEPTIONS

ODJFS may specify provider panel criteria for a service area that deviates from that specified in this appendix if:

-
the MCP presents sufficient documentation to ODJFS to verify that they have been unable to meet or maintain certain provider panel requirements in a particular service area despite all reasonable efforts on their part to secure such a contract(s), and

-	if notified by ODJFS, the provider(s) in question fails to provide a reasonable argument why they would not contract with the MCP, and

              -           the MCP presents sufficient assurances to ODJFS that their members will have adequate access to the services in question.

If an MCP is unable to contract with or maintain a sufficient number of providers to meet the ODJFS-specified provider panel criteria, the MCP may request an exception to these criteria by submitting a provider panel exception request as specified by ODJFS.  ODJFS will review the exception request and determine whether the MCP has sufficiently demonstrated that all reasonable efforts were made to obtain contracts with providers of the type in question and that they will be able to provide access to the services in question.

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Appendix H
Covered Families and Children (CFC) population

A provider panel exception request (PPE) may be approved for a period of not more than one year.  Approvals shall have an effective date of the 1st day of the month in which the PPE is approved by ODJFS.   ODJFS will not accept or review a request to extend the effective date of a PPE that is submitted earlier than 15 calendar days prior to the date of expiration. Once the MCP has resolved the deficiency, the PPE is no longer valid.  If the MCP becomes deficient in the same area a new PPE request will need to be submitted prior to the next compliance review.

ODJFS will aggressively monitor access to all services related to the approval of a provider panel exception request through a variety of data sources, including: consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; member just-cause for termination requests; clinical quality studies; encounter data volume; provider complaints, and clinical performance measures.  ODJFS approval of a provider panel exception request does not exempt the MCP from assuring access to the services in question.  If ODJFS determines that an MCP has not provided sufficient access to these services, the MCP may be subject to sanctions.

5.	PROVIDER DIRECTORIES

MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain non-contracted providers.  At the time of ODJFS’ review, the information listed in the MCP’s provider directory for all ODJFS-required provider types specified on the attached charts must exactly match the data currently on file in the ODJFS PVS, or other designated process.

MCP provider directories must utilize a format specified by ODJFS. Directories may be region-specific or include multiple regions, however, the providers within the directory must be divided by region, county, and provider type, in that order.

The directory must also specify:

•	provider address(es) and phone number(s);
•	an explanation of how to access providers (e.g. referral required vs. self-referral);
•	an indication of which providers are available to members on a self-referral basis
•	foreign-language speaking PCPs and specialists and the specific foreign language(s) spoken;
•	how members may obtain directory information in alternate formats that takes into consideration the special needs of eligible individuals including but not limited to, visually-limited, LEP, and LRP eligible individuals; and
•	any PCP or specialist practice limitations.

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Appendix H
Covered Families and Children (CFC) population

Printed Provider Directory
Prior to receiving a provider agreement, all MCPs must develop a printed provider directory that shall be prior-approved by ODJFS for each covered population.  For example, an MCP who serves CFC and ABD in the Central Region would have two provider directories, one for CFC and one for ABD. Once approved, this directory may be regularly updated with provider additions or deletions by the MCP without ODJFS prior-approval, however, copies of the revised directory (or inserts) must be submitted to ODJFS prior to distribution to members.

On a quarterly basis, MCPs must create an insert to each printed directory that lists those providers deleted from the MCP’s provider panel during the previous three months.  Although this insert does not need to be prior approved by ODJFS, copies of the insert must be submitted to ODJFS two weeks prior to distribution to members.

Internet Provider Directory
MCPs are required to have an internet-based provider directory available in the same format as their ODJFS-approved printed directory.  This internet directory must allow members to electronically search for MCP panel providers based on name, provider type, and geographic proximity, and population (e.g. CFC and/or ABD).  If an MCP has one internet-based directory for multiple populations, each provider must include a description of which population they serve.

The internet directory may be updated at any time to include providers who are not one of the ODJFS-required provider types listed on the charts included with this appendix.  ODJFS-required providers must be added to the internet directory within one week of the MCP’s notification of ODJFS-approval of the provider via the Provider Verification process.  Providers being deleted from the MCP’s panel must deleted from the internet directory within one week of notification from the provider to the MCP. Providers being deleted from the MCP’s panel must be posted to the internet directory within one week of notification from the provider to the MCP of the deletion.  These deleted providers must be included in the inserts to the MCP’s provider directory referenced above.

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Appendix H
Covered Families and Children (CFC) population

6 .	FEDERAL ACCESS STANDARDS

MCPs must demonstrate that they are in compliance with the following federally defined  provider panel access standards as required by 42 CFR 438.206:

In establishing and maintaining their provider panel, MCPs must consider the following:

•	The anticipated Medicaid membership.
•	The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented in the MCP.
•	The number and types (in terms of training, experience, and specialization) of panel providers required to deliver the contracted Medicaid services.
•
The geographic location of panel providers and Medicaid members, considering distance, travel time, the means of transportation ordinarily used by Medicaid members, and whether the location provides physical access for Medicaid members with disabilities.

•
MCPs must adequately and timely cover services to an out-of-network provider if the MCP’s contracted provider panel is unable to provide the services covered under the MCP’s provider agreement.  The MCP must cover the out-of-network services for as long as the MCP network is unable to provide the services. MCPs must coordinate with the out-of-network provider with respect to payment and ensure that the provider agrees with the applicable requirements.

Contracting providers must offer hours of operation that are no less than the hours of operation offered to commercial members or comparable to Medicaid fee-for-service, if the provider serves only Medicaid members.  MCPs must ensure that services are available 24 hours a day, 7 days a week, when medically necessary.  MCPs must establish mechanisms to ensure that panel providers comply with timely access requirements, and must take corrective action if there is failure to comply.

In order to demonstrate adequate provider panel capacity and services, 42 CFR 438.206 and 438.207 stipulates that the MCP must submit documentation to ODJFS, in a format specified by ODJFS, that demonstrates it offers an appropriate range of preventive, primary care and specialty services adequate for the anticipated number of members in the service area, while maintaining a provider panel that is sufficient in number, mix, and geographic distribution to meet the needs of the number of members in the service area.

This documentation of assurance of adequate capacity and services must be submitted to ODJFS no less frequently than at the time the MCP enters into a contract with ODJFS; at any time there is a significant change (as defined by ODJFS)  in the MCP’s operations that would affect adequate capacity and services (including changes in services, benefits, geographic service or payments); and at any time there is enrollment of a new population in the MCP.

10

North East Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required Hospitals: Out-of-Region
General Hospital[1]	8 [2]	1	1 [2]	1	1	1	1	1	1
Hospital System	1		1

[1] These hospitals must provide obstetrical services if such a hospital is available in the county/region.
[2] The Cuyahoga hospital requirement may be met by either contracting with (1) a single hospital system that includes fifty (50) pediatric beds and five (5) pediatric intensive care unit (PICU) beds OR (2) a single general hospital that includes fifty (50) pediatric beds and five (5) pediatric intensive care unit (PICU) beds and a hospital system.

North East Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Columbiana	Mahoning	Trumbull	Additional Required Hospitals: Out-of-Region
General Hospital[1]	3	1	1 [2]	1
Hospital System

[1] These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.
[2] Must be a hospital that includes thirty (30) pediatric beds and five (5) pediatric intensive care unit (PICU) beds.

East Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required Hospitals: Out-of-Region
General Hospital[1]	8	1		1	1	1	1	1 [2]	1	1
Hospital System	1							1

[1] These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.
[2] Must be a hospital that includes one hundred (100) pediatric beds and five (5) pediatric intensive care unit (PICU) beds.

South East Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Athens	Belmont	Coshocton	Gallia	Guernsey	Harrison	Jackson	Jefferson	Lawrence	Meigs	Monroe	Morgon	Muskingum	Noble	Vinton	Washington	Additional Required Hospitals: Out-of-Region
General Hospital[1]	11	1	1	1	1	1			1					1			1	Cabell AND King's Daughter AND Children's Hospital Columbus
Hospital System

1   These hospitals must provide obsetrical services if such a hospital is available in the county/region.

Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Crawford	Delaware	Fairfield	Fayette	Franklin	Hocking	Knox	Licking	Logan	Madison	Marion	Morrow	Perry	Pickaway	Pike	Ross	Scioto	Union	Additional Required Hospitals: Out-of-Region
General Hospital[1]	14	1		1	1	1 [2]		1	1	1	1	1			1		1	1	1	Genesis Health Care System, Inc.
Hospital System	2					2

[1] These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.
[2] Must be a hospital that includes one hundred fifty (150) pediatric beds and twenty-five (25) pediatric intensive care unit (PICU) beds.

South West Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Adams	Brown	Butler	Clermont	Clinton	Hamilton	Highland	Warren	Additional Required Hospitals: Out-of-Region
General Hospital[1]	6		1	1		1	1 [2]	1		Grandview or Miami Valley
Hospital System	2						2

[1] These hospitals must provide obstetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.
[2] Must be a hospital that includes two-hundred (200) pediatric beds and thirty-five (35) pediatric intensive care unit (PICU) beds.

West Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Champaign	Clark	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required Hospitals: Out-of-Region
General Hospital[1]	6		1	1	1	1	1 [2]		1
Hospital System	1						1

[1] These hospitals must provide obsetrical services if such a hospital is available in the county/region, except where a hospital must meet the criteria specified in footnote #4 below.
[2] Must be a hospital that includes seventy-five (75) pediatric beds and ten (10) pediatric intensive care unit (PICU) beds.

North West Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Allen	Auglaize	Defiance	Fulton	Hancock	Hardin	Henry	Lucas	Mercer	Ottawa	Paulding	Putnam	Sandusky	Seneca	Van Wert	Williams	Wood	Wyandot	Additional Required Hospitals: Out-of-Region
General Hospital[1]	10	1		1	1	1				1				1		1	1		1	Bellevue Hospital Association
Hospital System	1								1 [2]

[1] These hospitals must provide obsetrical services if such a hospital is available in the county/region.
[2] Must be a hospital system that includes forty-five (45) pediatric beds and ten (10) pediatric intensive care unit (PICU) beds.

North East Region - PCP Capacity

Minimum PCP Capacity Requirements
PCPs	Total Required	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required: In-Region *
Capacity [1]	98,212	5,256	66,564	2,873	1,111	2,612	5,210	11,431	3,155
FTEs	49.11	2.63	33.28	1.44	0.56	1.31	2.61	5.72	1.58

[1] Based on an FTE of 2000 members
* Must be located within the region.

North East Central Region - PCP Capacity

Minimum PCP Capacity Requirements
PCPs	Total Required	Columbiana	Mahoning	Trumbull	Additional Required: In-Region *
Capacity [1]	31,367	5,281	12,039	9,047	5,000
FTEs	15.68	2.64	6.02	4.52	2.50

[1] Based on an FTE of 2000 members
* Must be located within the region.

East Central Region - PCP Capacity

Minimum PCP Capacity Requirements
PCPs	Total Required	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required: In-Region *
Capacity [1]	55,006	1,732	1,226	794	4,329	5,363	14,376	20,279	3,616	3,291
FTEs	27.50	0.87	0.61	0.40	2.16	2.68	7.19	10.14	1.81	1.65

[1] Based on an FTE of 2000 members
* Must be located within the region.

Central Region - PCP Capacity

County	Capacity [1]	FTEs

Total Required	100,253	50.13
Crawford	2,016	1.01
Delaware	2,307	1.15
Fairfield	4,698	2.35
Fayette	1,341	0.67
Franklin	55,101	27.55
Hocking	1,672	0.84
Knox	2,236	1.12
Licking	5,897	2.95
Logan	1,656	0.83
Madison	1,378	0.69
Marion	3,042	1.52
Morrow	1,492	0.75
Perry	2,263	1.13
Pickaway	2,123	1.06
Pike	2,116	1.06
Ross	4,442	2.22
Scioto	5,204	2.60
Union	1,269	0.63

[1] Based on an FTE of 2000 members
* Must be located within the region.

South East Region - PCP Capacity

County	Capacity [1]	FTEs

Total Required	53,000	26.50
Athens	2,664	1.33
Belmont	3,178	1.59
Coshocton	1,840	0.92
Gallia	1,918	0.96
Guernsey	2,518	1.26
Harrison	810	0.41
Jackson	2,107	1.05
Jefferson	3,418	1.71
Lawrence	4,021	2.01
Meigs	1,557	0.78
Monroe	750	0.38
Morgon	930	0.47
Muskingum	5,304	2.65
Noble	581	0.29
Vinton	1,061	0.53
Washington	2,755	1.38
Additional Required: In-Region *	7,000	3.50

[1] Based on an FTE of 2000 members
* Must be located within the region.

South West Region - PCP Capacity

Minimum PCP Capacity Requirements
PCPs	Total Required	Adams	Brown	Butler	Clermont	Clinton	Hamilton	Highland	Warren	Additional Required: In-Region *
Capacity [1]	58,754	2,063	2,122	12,296	5,787	1,705	29,787	2,240	2,754
FTEs	29.38	1.03	1.06	6.15	2.89	0.85	14.89	1.12	1.38

[1] Based on an FTE of 2000 members
* Must be located within the region.

West Central Region - PCP Capacity

Minimum PCP Capacity Requirements
PCPs	Total Required	Champaign	Clark	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required: In-Region *
Capacity [1]	42,784	1,472	7,225	1,476	4,347	2,550	22,751	1,541	1,422
FTEs	21.39	0.74	3.61	0.74	2.17	1.28	11.38	0.77	0.71

[1] Based on an FTE of 2000 members
* Must be located within the region.

North West Region - PCP Capacity

County	Capacity [1]	FTEs

Total Required	68,540	34.27
Allen	4,262	2.13
Auglaize	1,228	0.61
Defiance	1,555	0.78
Fulton	1,270	0.64
Hancock	2,038	1.02
Hardin	1,096	0.55
Henry	894	0.45
Lucas	24,752	12.38
Mercer	821	0.41
Ottawa	1,271	0.64
Paulding	710	0.36
Putnam	770	0.39
Sandusky	2,142	1.07
Seneca	2,128	1.06
Van Wert	847	0.42
Williams	1,478	0.74
Wood	2,444	1.22
Wyandot	634	0.32
Additional Required: In-Region *	18,200	9.10

1  Based on an FTE of 2000 members
* Must be located within the region.

North East Region - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required Providers[2]
Pediatricians[4]	90	1	66	2			3	8	3	7
OB/GYNs	25	1	16	1		1	1	2	1	2
Vision	33	1	25	1			1	2	1	2
General Surgeons	20		12	1		1	1	2	1	2
Otolaryngologist	6		2					1		3
Allergists	5		2					1		2
Orthopedists	16		8	1			1	2	1	3
Dentists[5]	89	2	65	1	1	1	5	10	3	1
[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

North East Central - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Columbiana	Mahoning	Trumbull	Additional Required Providers[2]
Pediatricians[4]	23	2	10	6	5
OB/GYNs	7	1	3	2	1
Vision	7		3	2	2
General Surgeons	6	1	3	1	1
Otolaryngologist	2		1		1
Allergists	1				1
Orthopedists	4		2	1	1
Dentists[5]	23	2	11	8	2

[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

East Central - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required Providers[2]
Pediatricians[4]	49	1			2	3	#	#	2	2	5
OB/GYNs	17					1	5	8		1	2
Vision	18					1	5	8			4
General Surgeons	13				1	2	3	4	1	1	1
Otolaryngologist	7						2	2			3
Allergists	3						1	1			1
Orthopedists	9					1	2	2		1	3
Dentists[5]	48	2			3	5	13	17	3	3	2

[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

South East  - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Athens	Belmont	Coshocton	Gallia	Guernsey	Harrison	Jackson	Jefferson	Lawrence	Meigs	Monroe	Morgon	Muskingum	Noble	Vinton	Washington	Additional Required Providers[2]
Pediatricians[4]	31	1	1		2	1			1					2			1	22
OB/GYNs	9	1				1			1					1			1	4
Vision	13	1	1		1	1		1	1	1				2			1	3
General Surgeons	8		1		1	1			1					1			1	2
Otolaryngolo-gist	3				1									1				1
Allergists	1																	1
Orthopedists	5				1													4
Dentists[5]	30	2	3	1	1	3		1	3	2				3			2	9
[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

Central - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Crawford	Delaware	Fairfield	Fayette	Franklin	Hocking	Knox	Licking	Logan	Madison	Marion	Morrow	Perry	Pickaway	Pike	Ross	Scioto	Union	Additional Required Providers[2]
Pediatricians[4]	86		4	3		55		1	2	1	1	2			1		2	2	1	11
OB/GYNs	24		2	2		12		1	1			1					1	1		3
Vision	31	1	2	2		15		1	1	1		1			1		1	1	1	3
General Surgeons	22	1	1	1		10		1	1	1		1					1	1	1	2
Otolaryngologist	6		1			4														1
Allergists	4					2														2
Orthopedists	13			1		7			1			1					1			2
Dentists[5]	77	1	2	3	1	45	1	2	3	1	1	2	1	1	1	1	3	2	1	5
[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

South West - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Adams	Brown	Butler	Clermont	Clinton	Hamilton	Highland	Warren	Additional Required Providers[2]
Pediatricians[4]	59			7	2	1	39			10
OB/GYNs	16		1	2	1	1	9		1	1
Vision	21			3	1	1	11	1	1	3
General Surgeons	13			2	1	1	7		1	1
Otolaryngologist	6			1			3		1	1
Allergists	7						4			3
Orthopedists	9			2			5			2
Dentists[5]	50	1	1	10	4	1	26	2	2	3

[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

West Central - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Champaign	Clark	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required Providers[2]
Pediatricians[4]	36		2		3	1	22			8
OB/GYNs	12		2		1	1	6		1	1
Vision	20		2	1	2	2	10		1	2
General Surgeons	10		2		2	1	3			2
Otolaryngologist	7		1				3			3
Allergists	4						2			2
Orthopedists	5				1		2			2
Dentists[5]	38	1	5	1	3	3	20		1	4

[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

North West - Practitioners

Minimum Provider Panel Requirements
Provider Types	Total Required Providers[1]	Allen	Auglaize	Defiance	Fulton	Hancock	Hardin	Henry	Lucas	Mercer	Ottawa	Paulding	Putnam	Sandusky	Seneca	Van Wert	Williams	Wood	Wyandot	Additional Required Providers[2]
Pediatricians[4]	45	4				1			23					1			1	2		13
OB/GYNs	13	2				1			5					1	1			1		2
Vision	18	2	1	1		1			7	1				1			1	2		1
General Surgeons	13	2				1			4					1			1	2		2
Otolaryngologist	7	1				1			2											3
Allergists	3	1							1											1
Orthopedists	7	2				1			2					1				1
Dentists[5]	45	4	1	1	1	2	1	1	20	1	1		1	2	2	1	1	2	1	2

[1] All required providers must be located within the region.
[2] Additional required providers may be located anywhere within the region.
[3] Preferred Providers are the additional provider contracts that must be secured in order for the MCP to receive bonus points.
[4] Half of this number must be certified by the American Board of Pediatrics.
[5] No more than two-thirds of this number can be pediatric dentists.

Appendix I
Covered Families and Children (CFC) population

APPENDIX I

PROGRAM INTEGRITY
CFC ELIGIBLE POPULATION

MCPs must comply with all applicable program integrity requirements, including those specified in 42 CFR 455 and 42 CFR 438 Subpart H.

1.             Fraud and Abuse Program:
In addition to the specific requirements of OAC rule 5101:3-26-06, MCPs must have a program that includes administrative and management arrangements or procedures, including a mandatory compliance plan to guard against fraud and abuse.  The MCP’s compliance plan must designate staff responsibility for administering the plan and include clear goals, milestones or objectives, measurements, key dates for achieving identified outcomes, and explain how the MCP will determine the compliance plan’s effectiveness.

In addition to the requirements in OAC rule 5101:3-26-06, the MCP’s compliance program which safeguards against fraud and abuse must, at a minimum, specifically address the following:

a.	Employee education about false claims recovery: In order to comply with Section 6032 of the Deficit Reduction Act of 2005 MCPs must, as a condition of receiving Medicaid payment, do the following:

i.	establish and make readily available to all employees, including the MCP’s management, the following written policies regarding false claims recovery:

a.
detailed information about the federal False Claims Act and other state and federal laws related to the prevention and detection of fraud, waste, and abuse, including administrative remedies for false claims and statements as well as civil or criminal penalties;

b.	the MCP’s policies and procedures for detecting and preventing fraud, waste, and abuse; and

c.	the laws governing the rights of employees to be protected as whistleblowers.

ii.	include in any employee handbook the required written policies regarding false claims recovery;

1

Appendix I
Covered Families and Children (CFC) population

iii.
establish written policies for any MCP contractors and agents that provide detailed information about the federal False Claims Act and other state and federal laws related to the prevention and detection of fraud, waste, and abuse, including administrative remedies for false claims and statements as well as civil or criminal penalties~~,~~; the laws governing the rights of employees to be protected as whistleblowers; and the MCP’s policies and procedures for detecting and preventing fraud, waste, and abuse.  MCPs must make such information readily available to their subcontractors; and

iv.	disseminate the required written policies to all contractors and agents, who must abide by those written policies.

b.
Monitoring for fraud and abuse The MCP’s program which safeguards against fraud and abuse must specifically address the MCP’s prevention, detection, investigation, and reporting strategies in at least the following areas:

i.
Embezzlement and theft – MCPs must monitor activities on an ongoing basis to prevent and detect activities involving embezzlement and theft (e.g., by staff, providers, contractors, etc.) and respond promptly to such violations.

ii.
Underutilization of services – MCPs must monitor for the potential underutilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required.  If any underutilized services are identified, the MCP must immediately investigate and, if indicated, correct the problem(s) which resulted in such underutilization of services.

   The MCP’s monitoring efforts must, at a minimum, include the following activities:  a) an annual review of their prior authorization procedures to determine that they do not unreasonably limit a member’s access to Medicaid-covered services; b) an annual review of the procedures providers are to follow in appealing the
   MCP’s denial of a prior authorization request to determine that the process does not unreasonably limit a member’s access to Medicaid-covered services; and c)
   ongoing monitoring of MCP service denials and utilization in order to identify services which may be underutilized.

iii.
Claims submission and billing – On an ongoing basis, MCPs must identify and correct claims submission and billing activities which are potentially fraudulent including, at a minimum, double-billing and improper coding, such as upcoding and bundling.

2

Appendix I
Covered Families and Children (CFC) population

c.
Reporting MCP fraud and abuse activities:  Pursuant to OAC rule 5101:3-26-06, MCPs are required to submit annually to ODJFS a report which summarizes the MCP’s fraud and abuse activities for the previous year in each of the areas specified above.  The MCP’s report must also identify any proposed changes to the MCP’s compliance plan for the coming year.

d.
Reporting fraud and abuse:  MCPs are required to promptly report all instances of provider fraud and abuse to ODJFS and member fraud to the CDJFS.  The MCP, at a minimum, must report the following information on cases where the MCP’s  investigation has revealed that an incident of fraud and/or abuse has occurred:

i.	provider’s name and Medicaid provider number or provider reporting number (PRN);

ii.           source of complaint;

iii.           type of provider;

iv.           nature of complaint;

v.           approximate range of dollars involved, if applicable;

vi.           results of MCP’s investigation and actions taken;

vii.           name(s) of other agencies/entities (e.g., medical board, law enforcement)notified by MCP; and

viii.	legal and administrative disposition of case, including actions taken by law enforcement officials to whom the case has been referred.

e.
Monitoring for prohibited affiliations:  The MCP’s policies and procedures for ensuring that, pursuant to 42 CFR 438.610, the MCP will not knowingly have a relationship with individuals debarred by Federal Agencies, as specified in Article XII of the Agreement.

3

Appendix I
Covered Families and Children (CFC) population

2.           Data Certification:
Pursuant to 42 CFR 438.604 and 42 CFR 438.606, MCPs are required to provide certification as to the accuracy, completeness, and truthfulness of data and documents submitted to ODJFS which may affect MCP payment.

a.	MCP Submissions: MCPs must submit the appropriate ODJFS-developed certification concurrently with the submission of the following data or documents:

i.             Encounter Data [as specified in the Data Quality Appendix (Appendix L)]

ii.	Prompt Pay Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

iii.	Cost Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

                        iv.           Case Management Data [as specified in the Data Quality Appendix
                       (Appendix L)]

b.	Source of Certification: The above MCP data submissions must be certified by one of the following:

i.             The MCP’s Chief Executive Officer;

ii.            The MCP’s Chief Financial Officer, or

iii.	An individual who has delegated authority to sign for, or who reports directly to, the MCP’s Chief Executive Officer or Chief Financial Officer.

       ODJFS may also require MCPs to certify as to the accuracy, completeness, and truthfulness of additional submissions.

4

Appendix J
Covered Families and Children (CFC) population

WellCare

APPENDIX J

FINANCIAL PERFORMANCE
CFC ELIGIBLE POPULATION

1.            SUBMISSION OF FINANCIAL STATEMENTS AND REPORTS

MCPs must submit the following financial reports to ODJFS:

a.
The National Association of Insurance Commissioners (NAIC) quarterly and annual Health Statements (hereafter referred to as the “Financial Statements”), as outlined in Ohio Administrative Code (OAC) rule 5101:3-26-09(B).  The Financial Statements must include all required Health Statement filings, schedules and exhibits as stated in the NAIC Annual Health Statement Instructions including, but not limited to, the following sections:  Assets, Liabilities, Capital and Surplus Account, Cash Flow, Analysis of Operations by Lines of Business, Five-Year Historical Data, and the Exhibit of Premiums, Enrollment and Utilization.  The Financial Statements must be submitted to BMHC even if the Ohio Department of Insurance (ODI) does not require the MCP to submit these statements to ODI.  A signed hard copy and an electronic copy of the reports in the NAIC-approved format must both be provided to ODJFS;

b.
Hard copies of annual financial statements for those entities who have an ownership interest totaling five percent or more in the MCP or an indirect interest of five percent or more, or a combination of direct and indirect interest equal to five percent or more in the MCP;

c.	Annual audited Financial Statements prepared by a licensed independent external auditor as submitted to the ODI, as outlined in OAC rule 5101:3-26-09(B);

d.	Medicaid Managed Care Plan Annual Ohio Department of Job and Family Services (ODJFS) Cost Report and the auditor’s certification of the cost report, as outlined in OAC rule 5101:3-26-09(B);

e.	Medicaid MCP Annual Restated Cost Report for the prior calendar year. The restated cost report shall be audited upon BMHC request;

f.	Annual physician incentive plan disclosure statements and disclosure of and changes to the MCP’s physician incentive plans, as outlined in OAC rule 5101:3-26-09(B);

                g.            Reinsurance agreements, as outlined in OAC rule 5101:3-26-09(C);

h.	Prompt Pay Reports, in accordance with OAC rule 5101:3-26-09(B). A hard copy and an electronic copy of the reports in the ODJFS-specified format must be provided to ODJFS;

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Appendix J
Covered Families and Children (CFC) population

i.	Notification of requests for information and copies of information released pursuant to a tort action (i.e., third party recovery), as outlined in OAC rule 5101:3-26-09.1;

j.
Financial, utilization, and statistical reports, when ODJFS requests such reports, based on a concern regarding the MCP’s quality of care, delivery of services, fiscal operations or solvency, in accordance with OAC rule 5101:3-26-06(D);

k.
In accordance with ORC Section 5111.76 and Appendix C, MCP Responsibilities, MCPs must submit ODJFS-specified franchise fee reports in hard copy and electronic formats pursuant to ODJFS specifications.

2.            FINANCIAL PERFORMANCE MEASURES AND STANDARDS

This Appendix establishes specific expectations concerning the financial performance of MCPs.  In the interest of administrative simplicity  and nonduplication of areas of the ODI authority, ODJFS’  emphasis is on the assurance of access to and quality of care. ODJFS will focus only on a limited number of indicators and related standards to monitor plan performance.  The three indicators and standards for this contract period are identified below, along with the calculation methodologies.  The source for each indicator will be the NAIC Quarterly and Annual Financial Statements.

Report Period: Compliance will be determined based on the annual Financial
Statement.

a.             Indicator:               Net Worth as measured by Net Worth Per Member

Definition:	Net Worth = Total Admitted Assets minus Total Liabilities divided by Total Members across all lines of business

Standard:	For the financial report that covers calendar year 2008, a minimum net worth per member of $363.00, as determined from the annual Financial Statement submitted to ODI and the ODJFS.

The Net Worth Per Member (NWPM) standard is the Medicaid Managed Care Capitation amount paid to the MCP during the preceding calendar year, including delivery payments, but excluding the at-risk amount, expressed as a per-member per-month figure, multiplied by the applicable proportion below:

0.75 if the MCP had a total membership of 100,000 or more during that calendar year 0.90 if the MCP had a total membership of less than 100,000 for that calendar year.  If the MCP did not receive Medicaid Managed Care Capitation payments during the preceding calendar year, then the NWPM standard for the MCP is the average Medicaid Managed Care capitation amount paid to Medicaid-contracting MCPs during the preceding calendar year, including delivery payments, but excluding the at-risk amount, multiplied by the applicable proportion above.

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Appendix J
Covered Families and Children (CFC) population

       b.           Indicator:               Administrative Expense Ratio

Definition:	Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees.

Standard:	Administrative Expense Ratio not to exceed 15%, as determined from the annual Financial Statement submitted to ODI and ODJFS.

c.             Indicator:              Overall Expense Ratio

Definition:            Overall Expense Ratio = The sum of the Administrative Expense Ratio and the Medical Expense Ratio.

Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees.

Medical Expense Ratio = Medical Expenses divided by Total Revenue minus Franchise Fees.

Standard:	Overall Expense Ratio not to exceed 100% as determined from the annual Financial Statement submitted to ODI and ODJFS.

Penalty for noncompliance: Failure to meet any standard on 2.a., 2.b., or 2.c. above will result in ODJFS requiring the MCP to complete a corrective action plan (CAP) and specifying the date by which compliance must be demonstrated.  Failure to meet the standard or otherwise comply with the CAP by the specified date will result in a new membership freeze unless ODJFS determines that the deficiency does not potentially jeopardize access to or quality of care or affect the MCP’s ability to meet administrative requirements (e.g., prompt pay requirements).  Justifiable reasons for noncompliance may include one-time events (e.g., MCP investment in information system products).

If the financial statement is not submitted to ODI by the due date, the MCP continues to be obligated to submit the report to ODJFS by ODI’s originally specified due date unless the MCP requests and is granted an extension by ODJFS.

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Appendix J
Covered Families and Children (CFC) population

Failure to submit complete quarterly and annual Financial Statements on a timely basis will be deemed a failure to meet the standards and will be subject to the noncompliance penalties listed for indicators 2.a., 2.b., and 2.c., including the imposition of a new membership freeze.  The new membership freeze will take effect at the first of the month following the month in which the determination was made that the MCP was non-compliant for failing to submit financial reports timely.

In addition, ODJFS will review two liquidity indicators if a plan demonstrates potential problems in meeting related administrative requirements or the standards listed above.  The two standards, 2.d and 2.e, reflect ODJFS’ expected level of performance.  At this time, ODJFS has not established penalties for noncompliance with these standards; however, ODJFS will consider the MCP’s performance regarding the liquidity measures, in addition to indicators 2.a., 2.b., and 2.c., in determining whether to impose a new membership freeze, as outlined above, or to not issue or renew a contract with an MCP.  The source for each indicator will be the NAIC Quarterly and annual Financial Statements.

Long-term investments that can be liquidated without significant penalty within 24 hours, which a plan would like to include in Cash and Short-Term Investments in the next two measurements, must be disclosed in footnotes on the NAIC Reports.  Descriptions and amounts should be disclosed.  Please note that “significant penalty” for this purpose is any penalty greater than 20%. Also, enter the amortized cost of the investment, the market value of the investment, and the amount of the penalty.

d.            Indicator:               Days Cash on Hand

Definition:	Days Cash on Hand = Cash and Short-Term Investments divided by (Total Hospital and Medical Expenses plus Total Administrative Expenses) divided by 365.

Standard:	Greater than 25 days as determined from the annual Financial Statement submitted to ODI and ODJFS.

e.             Indicator:              Ratio of Cash to Claims Payable

Definition:	Ratio of Cash to Claims Payable = Cash and Short-Term Investments divided by claims Payable (reported and unreported).

Standard:	Greater than 0.83 as determined from the annual Financial Statement submitted to ODI and ODJFS.

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Appendix J
Covered Families and Children (CFC) population

3.            REINSURANCE REQUIREMENTS

Pursuant to the provisions of OAC rule 5101:3-26-09 (C), each MCP must carry reinsurance coverage from a licensed commercial carrier to protect against inpatient-related medical expenses incurred by Medicaid members.

The annual deductible or retention amount for such insurance must be specified in the reinsurance agreement and must not exceed $75,000.00, except as provided below.  Except for transplant services, and as provided below, this reinsurance must cover, at a minimum, 80% of inpatient costs incurred by one member in one year, in excess of $75,000.00.

For transplant services, the reinsurance must cover, at a minimum, 50% of inpatient transplant related costs incurred by one member in one year, in excess of $75,000.00.

An MCP may request a higher deductible amount and/or that the reinsurance cover less than 80% of inpatient costs in excess of the deductible amount.  If the MCP does not have more than 75,000 members in Ohio, but does have more than 75,000 members between Ohio and other states, ODJFS may consider alternate reinsurance arrangements.  However, depending on the corporate structures of the Medicaid MCP, other forms of security may be required in addition to reinsurance.  These other security tools may include parental guarantees, letters of credit, or performance bonds. In determining whether or not the request will be approved, the ODJFS may consider any or all of the following:

a.	whether the MCP has sufficient reserves available to pay unexpected claims;

b.	the MCP’s history in complying with financial indicators 2.a., 2.b., and 2.c., as specified in this Appendix.

    c.            the number of members covered by the MCP;

d.	how long the MCP has been covering Medicaid or other members on a full risk basis.

    e.             risk based capital ratio greater than 2.5 calculated from the last annual ODI financial statement.

f.	scatter diagram or bar graph from the last calendar year that shows the number of reinsurance claims that exceeded the current reinsurance deductible.

    The MCP has been approved  to have a reinsurance policy with a deductible amount of  $75,000 that covers 80% of inpatient costs in excess of the deductible amount for non- transplant services.

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Appendix J
Covered Families and Children (CFC) population

Penalty for noncompliance: If it is determined that an MCP failed to have reinsurance coverage, that an MCP’s deductible exceeds $75,000.00 without approval from ODJFS, or that the MCP’s reinsurance for non-transplant services covers less than 80% of inpatient costs in excess of the deductible incurred by one member for one year without approval from ODJFS, then the MCP will be required to pay a monetary penalty to ODJFS.  The amount of the penalty will be the difference between the estimated amount, as determined by ODJFS, of what the MCP would have paid in premiums for the reinsurance policy if it had been in compliance and what the MCP did actually pay while it was out of compliance plus 5%.  For example, if the MCP paid $3,000,000.00 in premiums during the period of non-compliance and would have paid $5,000,000.00 if the requirements had been met, then the penalty would be $2,100,000.00.

If it is determined that an MCP’s reinsurance for transplant services covers less than 50% of inpatient costs incurred by one member for one year, the MCP will be required to develop a corrective action plan (CAP).

4.	PROMPT PAY REQUIREMENTS

In accordance with 42 CFR 447.46, MCPs must pay 90% of all submitted clean claims within 30 days of the date of receipt and 99% of such claims within 90 days of the date of receipt, unless the MCP and its contracted provider(s) have established an alternative payment schedule that is mutually agreed upon and described in their contract.  The clean pharmacy and non-pharmacy claims will be separately measured against the 30 and 90 day prompt pay standards.  The prompt pay requirement applies to the processing of both electronic and paper claims for contracting and non-contracting providers by the MCP and delegated claims processing entities.

The date of receipt is the date the MCP receives the claim, as indicated by its date stamp on the claim.  The date of payment is the date of the check or date of electronic payment transmission.  A claim means a bill from a provider for health care services that is assigned a unique identifier.  A claim does not include an encounter form.

A “claim” can include any of the following:  (1) a bill for services; (2) a line item of services; or (3) all services for one recipient within a bill.  A “clean claim” is a claim that can be processed without obtaining additional information from the provider of a service or from a third party.

Clean claims do not include payments made to a provider of service or a third party where the timing of the payment is not directly related to submission of a completed claim by the provider of service or third party (e.g., capitation).  A clean claim also does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity.

Penalty for noncompliance:  Noncompliance with prompt pay requirements will result in progressive penalties to be assessed on a quarterly basis, as outlined in Appendix N of the Provider Agreement.

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Appendix J
Covered Families and Children (CFC) population

5.            PHYSICIAN INCENTIVE PLAN DISCLOSURE REQUIREMENTS

MCPs must comply with the physician incentive plan requirements stipulated in 42 CFR 438.6(h).  If the MCP operates a physician incentive plan, no specific payment can be made directly or indirectly under this physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

If the physician incentive plan places a physician or physician group at substantial financial risk [as determined under paragraph (d) of 42 CFR 422.208] for services that the physician or physician group does not furnish itself, the MCP must assure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with paragraph (f) of 42 CFR 422.208, and conduct periodic surveys in accordance with paragraph (h) of 42 CFR 422.208.

In accordance with 42 CFR 417.479 and 42 CFR 422.210, MCPs must maintain copies of the following required documentation and submit to upon request:

a.
A description of the types of physician incentive arrangements the MCP has in place which indicates whether they involve a withhold, bonus, capitation, or other arrangement.  If a physician incentive arrangement involves a withhold or bonus, the percent of the withhold or bonus must be specified.

b.
A description of information/data feedback to a physician/group on their: 1) adherence to evidence-based practice guidelines; and  2) positive and/or negative care variances from standard clinical pathways that may impact outcomes or costs.  The feedback information may be used by the MCP for activities such as physician performance improvement projects that include incentive programs or the development of quality improvement initiatives.

c.	A description of the panel size for each physician incentive plan. If patients are pooled, then the pooling method used to determine if substantial financial risk exists must also be specified.

d.
If more than 25% of the total potential payment of a physician/group is at risk for referral services, the MCP must maintain a copy of the results of the required patient satisfaction survey and documentation verifying that the physician or physician group has adequate stop-loss protection, including the type of coverage (e.g., per member per year, aggregate), the threshold amounts, and any coinsurance required for amounts over the threshold.

6.           NOTIFICATION OF REGULATORY ACTION

Any MCP notified by the ODI of proposed or implemented regulatory action must report such notification and the nature of the action to ODJFS no later than one working day after receipt from ODI.  The ODJFS may request, and the MCP must provide, any additional information as necessary to assure continued satisfaction of program requirements.  MCPs may request that information related to such actions be considered proprietary in accordance with established ODJFS procedures.  Failure to comply with this provision will result in an immediate membership freeze.

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Appendix K
Covered Families and Children (CFC) population

APPENDIX K

QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM
AND
EXTERNAL QUALITY REVIEW
CFC ELIGIBLE POPULATION

1.             As required by federal regulation, 42 CFR 438.240, each managed care plan (MCP) must have an ongoing Quality Assessment and Performance Improvement Program (QAPI)
                that is annually prior-approved by the Ohio Department of Job and Family Services (ODJFS).  The program must include the following elements:

a.           PERFORMANCE IMPROVEMENT PROJECTS

Each MCP must conduct performance improvement projects (PIPs), including those specified by ODJFS.  PIPs must achieve, through periodic measurements and intervention, significant and sustained improvement in clinical and non-clinical areas which are expected to have a favorable effect on health outcomes and satisfaction.  MCPs must adhere to ODJFS PIP content and format specifications.

All ODJFS-specified PIPs must be prior-approved by ODJFS.  As part of the external quality review organization (EQRO) process, the EQRO will assist MCPs with conducting PIPs by providing technical assistance and will annually validate the PIPs.  In addition, the MCP must annually submit to ODJFS the status and results of each PIP.

MCPs must initiate the following PIPs:

i.	Non-clinical Topic: Identifying children/members with special health care needs.

ii.           Clinical Topic:  Well-child visits during the first 15 months of life.

iii.          Clinical Topic:  Percentage of members aged 2-21 years that access dental care   services.

Initiation of PIPs will begin in the second year of participation in the Medicaid managed care program.

b.           UNDER- AND OVER-UTILIZATION

Each MCP must have mechanisms in place to detect under- and over-utilization of health care services.  The MCP must specify the mechanisms used to monitor utilization in its annual submission of the QAPI program to ODJFS.

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Appendix K
Covered Families and Children (CFC) population

It should also be noted that pursuant to the program integrity provisions outlined in Appendix I, MCPs must monitor for the potential under-utilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required.  If any under-utilized services are identified, the MCP must immediately investigate and correct the problem(s) which resulted in such under-utilization of services.

In addition the MCP must conduct an ongoing review of service denials and must monitor utilization on an ongoing basis in order to identify services which may be under-utilized.

c.           SPECIAL HEALTH CARE NEEDS

Each MCP must have mechanisms in place to assess the quality and appropriateness of care furnished to children/members with special health care needs.  The MCP must specify the mechanisms used in its annual submission of the QAPI program to ODJFS.

d.           SUBMISSION OF PERFORMANCE MEASUREMENT DATA

Each MCP must submit clinical performance measurement data as required by ODJFS that enables ODJFS to calculate standard measures.  Refer to Appendix M “Performance Evaluation” for a more comprehensive description of the clinical performance measures.

Each MCP must also submit clinical performance measurement data as required by ODJFS that uses standard measures as specified by ODJFS.  MCPs are required to submit Health Employer Data Information Set (HEDIS) audited data for the following measures:

i.	Well Child Visits in the First 15 Months of Life
                              ii.               Child Immunization Status

The measures must have received a “report” designation from the HEDIS certified auditor and must be specific to the Medicaid population.  Data must be submitted annually and in an electronic format.  Data will be used for MCP clinical performance monitoring and will be incorporated into comparative reports developed by the EQRO.

Initiation of submission of performance data will begin in the second year of participation in the Medicaid managed care program.

e.           QAPI PROGRAM SUBMISSION

Each MCP must implement an evaluation process to review, revise, and/or update the
QAPI program.  The MCP must annually submit its QAPI program for review and approval by ODJFS.

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Appendix K
Covered Families and Children (CFC) population

2.            EXTERNAL QUALITY REVIEW

In addition to the following requirements, MCPs must participate in external quality review activities as outlined in OAC 5101:3-26-07.

a.           EQRO ADMINISTRATIVE REVIEWS

The EQRO will conduct annual focused administrative compliance assessments for each MCP which will include, but not be limited to, the following domains as specified by ODJFS:  member rights and services, QAPI program, case management, provider networks, grievance system, coordination and continuity of care, and utilization management.  In addition, the EQRO will complete a comprehensive administrative compliance assessment every three (3) years as required by 42 CFR 438.358 and specified by ODJFS.

In accordance with 42 CFR 438.360 and 438.362, MCPs with accreditation from a national accrediting organization approved by the Centers for Medicare and Medicaid Services (CMS) may request a non-duplication exemption from certain specified components of the administrative review.  ODJFS will inform the MCPs when a non-duplication exemption may be requested.

b.           EXTERNAL QUALITY REVIEW PERFORMANCE

In accordance with OAC 5101:  3-26-07, each MCP must participate in an annual external quality review survey.  If the EQRO cites a deficiency in performance, the MCP will be required to complete a Corrective Action Plan (e.g., ODJFS technical assistance session) or Quality Improvement Directives depending on the severity of the deficiency.  (An example of a deficiency is if an MCP fails to meet certain clinical or administrative standards as supported by national evidence-based guidelines or best practices.)  Serious  deficiencies may result in immediate termination or non-renewal of the provider agreement.  These quality improvement measures recognize the importance of ongoing MCP performance improvement related to clinical care and service delivery.

3

Appendix L
Covered Families and Children (CFC) population

APPENDIX L

DATA QUALITY
CFC ELIGIBLE POPULATION

A high level of performance on the data quality measures established in this appendix is crucial in order for the Ohio Department of Job and Family Services (ODJFS) to determine the value of the Medicaid Managed Health Care Program and to evaluate Medicaid consumers’ access to and quality of services. Data collected from MCPs are used in key performance assessments such as the external quality review, clinical performance measures, utilization review, care coordination and case management, and in determining incentives.  The data will also be used in conjunction with the cost reports in setting the premium payment rates.  The following measures, as specified in this appendix, will be calculated per MCP and include all Ohio Medicaid members receiving services from the MCP (i.e., Covered Families and Children (CFC) and Aged, Blind, or Disabled (ABD) membership, if applicable):  Incomplete Outpatient Hospital Data, Rejected Encounters, Acceptance Rate, Encounter Data Accuracy, and Generic Provider Number Usage.

Data sets collected from MCPs with data quality standards include: encounter data; case management data; data used in the external quality review; members’ PCP data; and appeal and grievance data.

1.              ENCOUNTER DATA

For detailed descriptions of the encounter data quality measures below, see ODJFS Methods for Encounter Data Quality Measures for CFC and ABD.

1.a.           Encounter Data Completeness

Each MCP’s encounter data submissions will be assessed for completeness.  The MCP is responsible for collecting information from providers and reporting the data to ODJFS in accordance with program requirements established in Appendix C, MCP Responsibilities.  Failure to do so jeopardizes the MCP’s ability to demonstrate compliance with other performance standards.

1.a.i.         Encounter Data Volume

Measure:  The volume measure for each service category, as listed in Table 2 below, is the rate of utilization (e.g., discharges, visits) per 1,000 member months (MM).

Report Period:  The report periods for the SFY 2009 and SFY 2010 contract periods are listed in Table 1. below.

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Appendix L
Covered Families and Children (CFC) population

Table 1. Report Periods for the SFY 2009 and 2010 Contract Periods
Quarterly Report Periods	Data Source: Estimated Encounter Data File Update	Quarterly Report Estimated Issue Date	Contract Period
Qtr 2 thru Qtr 4 2005, Qtr 1 thru Qtr 4: 2006, 2007 Qtr 1 2008	July 2008	August 2008	SFY 2009
Qtr 3, Qtr 4: 2005, Qtr 1 thru Qtr 4: 2006, 2007 Qtr 1, Qtr 2 2008	October 2008	November 2008
Qtr 4: 2005, Qtr 1 thru Qtr 4: 2006, 2007 Qtr 1 thru Qtr 3: 2008	January 2009	February 2009
Qtr 1 thru Qtr 4: 2006, 2007, 2008	April 2009	May 2009
Qtr 2 thru Qtr 4: 2006, Qtr 1 thru Qtr 4: 2007, 2008 Qtr 1 2009	July 2009	August 2009	SFY 2010
Qtr 3, Qtr 4: 2006, Qtr 1 thru Qtr 4: 2007, 2008 Qtr 1, Qtr 2: 2009	October 2009	November 2009
Qtr 4: 2006, Qtr 1 thru Qtr 4: 2007, 2008 Qtr 1 thru Qtr 3: 2009	January 2010	February 2010
Qtr 1 thru Qtr 4: 2007, 2008, 2009	April 2010	May 2010
Qtr1 = January to March                                                         Qtr2 = April to June                                              Qtr3 = July to SeptemberQtr4 = October to December

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Appendix L
Covered Families and Children (CFC) population

Table 2. Standards – Encounter Data Volume (County-Based Approach)

Data Quality Standard, County-Based Approach:  The standards in Table 2 apply to the MCP’s county-based results (see County-Based Approach below).  The utilization rate for all service categories listed in Table 2 must be equal to or greater than the standard established in Table 2 below.

Category	Measure per 1,000/MM	Standard for Dates of Service 7/1/2003 thru 6/30/2004	Standard for Dates of Service 7/1/2004 thru 6/30/2006	Standard for Dates of Service on or after 7/1/2006	Description
Inpatient Hospital	Discharges	5.4	5.0	5.4	General/acute care, excluding newborns and mental health and chemical dependency services
Emergency Department	Visits	51.6	51.4	50.7	Includes physician and hospital emergency department encounters
Dental		38.2	41.7	50.9	Non-institutional and hospital dental visits
Vision		11.6	11.6	10.6	Non-institutional and hospital outpatient optometry and ophthalmology visits
Primary and Specialist Care		220.1	225.7	233.2	Physician/practitioner and hospital outpatient visits
Ancillary Services		144.7	123.0	133.6	Ancillary visits
Behavioral Health	Service	7.6	8.6	10.5	Inpatient and outpatient behavioral encounters
Pharmacy	Prescriptions	388.5	457.6	492.2	Prescribed drugs

County-Based Approach:  All counties with managed care membership as of  February 1, 2006, will be included in a county-based encounter data volume measure until regional evaluation is implemented for the county’s applicable region..  Upon implementation of  regional-based evaluation for a particular county’s region, the county will be included in the MCP’s regional-based results and will no longer be included in the MCP’s county-based results. County-based results will be determined by MCP (i.e., one utilization rate per service category for all applicable counties) and must be equal to or greater than the standards established in Table 2 above.  [Example: The county-based result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties with managed care membership as of February 1, 2006).  When the regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the Central region results for MCP AAA; Montgomery, Greene, and Clark counties will remain in the county-based results for MCP AAA until the West Central regional measure is implemented.]

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Appendix L
Covered Families and Children (CFC) population

Interim Regional-Based Approach:
Prior to the transition to the regional-based approach, encounter data volume will be evaluated by MCP, by region, using an interim approach.  All regions with managed care membership will be included in results for an interim regional-based encounter data volume measure until regional evaluation is implemented for the applicable region (see Regional-Based Approach below).  Encounter data volume will be evaluated by MCP ( i.e., one utilization rate per service category for all counties in the region).  The utilization rate for all service categories listed in Table 3 must be equal to or greater than the standard established in Table 3 below.  The standards listed in Table 3 below are based on utilization data for counties with managed care membership as of February 1, 2006, and have been adjusted to accommodate estimated differences in utilization for all counties in a region, including counties that did not have membership as of February 1, 2006.

Prior to implementation of the regional-based approach, an MCP’s encounter data volume will be evaluated using the county-based approach and the interim regional-based approach.  A county with managed care membership as of February 1, 2006, will be included in both the County-Based approach and the Interim Regional-Based approach until regional evaluation is implemented for the county’s applicable region.

Data Quality Standard, Interim Regional-Based Approach:  The standards in Table 3 apply to the MCP’s interim regional-based results.  The utilization rate for all service categories listed in Table 3 must be equal to or greater than the standard established in Table 3 below.

Table 3.                      Standards – Encounter Data Volume (Interim Regional-Based Approach)

Category	Measure per 1,000/MM	Standard for Dates of Service on or after 7/1/2006	Description
Inpatient Hospital	Discharges	2.7	General/acute care, excluding newborns and mental health and chemical dependency services
Emergency Department	Visits	25.3	Includes physician and hospital emergency department encounters
Dental		25.5	Non-institutional and hospital dental visits
Vision		5.3	Non-institutional and hospital outpatient optometry and ophthalmology visits
Primary and Specialist Care		116.6	Physician/practitioner and hospital outpatient visits
Ancillary Services		66.8	Ancillary visits
Behavioral Health	Service	5.2	Inpatient and outpatient behavioral encounters
Pharmacy	Prescriptions	246.1	Prescribed drugs

Regional-Based Approach:
Transition to the regional-based approach will occur by region, after the first four quarters (i.e., full calendar year quarters) of regional membership.  Encounter data volume will be evaluated by MCP, by region (i.e., one utilization rate per service category for all counties in the region), after determination of the regional-based data quality standards.  ODJFS will use the first four quarters of data (i.e., full calendar year quarters) from all MCPs serving in an active region to determine minimum encounter volume data quality standards for that region.

The utilization rate for all service categories listed in Table 4 must be equal to or greater than the standard established in Table 4 below.  The standards listed in Table 4 below are based on utilization data for regions and have been adjusted to accommodate estimated differences in utilization for all counties in a region, including counties that did not have membership as of February 1, 2006.

4

Appendix L
Covered Families and Children (CFC) population

Table 4. Standards – Encounter Data Volume (Regional-Based Approach)
Region	Category	Measure per 1,000/MM	Standard for Dates of Service on or after 7/1/2007	Description
Central	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
East Central	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
Northeast	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
Northeast Central	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs

5

Appendix L
Covered Families and Children (CFC) population

Region	Category	Measure per 1,000/MM	Standard for Dates of Service on or after 7/1/2007	Description
North-west	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
Southeast	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
South-west	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs
West Central	Inpatient Hospital	Discharges	TBD	General/acute care, excluding newborns and mental health and chemical dependency services
	Emergency Department	Visits	TBD	Includes physician and hospital emergency department encounters
	Dental		TBD	Non-institutional and hospital dental visits
	Vision		TBD	Non-institutional and hospital outpatient optometry and ophthalmology visits
	Primary & Specialist Care		TBD	Physician/practitioner and hospital outpatient visits
	Ancillary Services		TBD	Ancillary visits
	Behavioral Health	Service	TBD	Inpatient and outpatient behavioral encounters
	Pharmacy	Prescriptions	TBD	Prescribed drugs

6

Appendix L
Covered Families and Children (CFC) population

Determination of Compliance: Performance is monitored once every quarter for the entire report period.  If the standard is not met for every service category in all quarters of the report period in either the county-based, interim regional-based, or regional-based approach, then the MCP will be determined to be noncompliant for the report period.

Penalty for noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of two percent of the current month’s premium payment.  Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant.  If an MCP is noncompliant for three consecutive quarters, membership will be frozen. Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

1.a.ii.       Incomplete Outpatient Hospital Data

Since July 1, 1997, MCPs have been required to provide both the revenue code and the HCPCS code on applicable outpatient hospital encounters. ODJFS will be monitoring, on a quarterly basis, the percentage of hospital encounters which contain  a revenue code and CPT/HCPCS code. A CPT/HCPCS code must accompany certain revenue center codes. These codes are listed in Appendix B of Ohio Administrative Code rule 5101:3-2-21 (fee-for-service outpatient hospital policies) and in the methods for calculating the completeness measures.

Measure: The percentage of outpatient hospital line items with certain revenue center codes, as explained above, which had an accompanying valid procedure (CPT/HCPCS) code.  The measure will be calculated per MCP.

Report Period:  For the SFY 2009 and SFY 2010 contract periods, performance will be evaluated using the report periods listed in 1.a.i., Table 1.

Data Quality Standard: The data quality standard is a minimum rate of 95%.

Determination of Compliance:  Performance is monitored once every quarter for all report periods.

For quarterly reports that are issued on or after July 1, 2007, an MCP will be determined to be noncompliant for the quarter if the standard is not met in any report period and the initial instance of noncompliance in a report period is determined on or after July 1, 2007.  An initial instance of noncompliance means that the result for the applicable report period was in compliance as determined in the prior quarterly report, or the instance of noncompliance is the first determination for an MCP’s first quarter of measurement.

7

Appendix L
Covered Families and Children (CFC) population

Penalty for noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent quarterly measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.a.iii.      Incomplete Data For Last Menstrual Period

As outlined in ODJFS Encounter Data Specifications, the last menstrual period (LMP) field is a required encounter data field. It is discussed in Item 14 of the “HCFA 1500 Billing Instructions.” The date of the LMP is essential for calculating the clinical performance measures and allows the ODJFS to adjust performance expectations for the length of a pregnancy.

The occurrence code and date fields on the UB-92, which are “optional” fields, can also be used to submit the date of the LMP. These fields are described in Items 32a & b, 33a & b, 34a & b, 35a & b of the “Inpatient Hospital” and “Outpatient Hospital UB-92 Claim Form Instructions.”

An occurrence code value of  ‘10’ indicates that a LMP date was  provided. The actual date of the LMP would be given in the ‘Occurrence Date’ field.
Measure: The percentage of recipients with a live birth during the report period where a “valid” LMP date was given on one or more of the recipient’s perinatal claims. If the LMP date is before the date of birth and there is a difference of between 119 and 315 days between the date the recipient gave birth and the LMP date, then the LMP date will be considered a valid date.  The measure will be calculated per MCP (i.e., to include the MCP’s service area for the CFC.

Report Period:   For the SFY 2009 contract period, performance will be evaluated using the January - December  2008 report period.  For the SFY  2010 contract period, performance will be evaluated using the January - December  2009 report period.

Data Quality Standard: The data quality standard is a minimum rate of 80%.

Penalty for noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

8

Appendix L
Covered Families and Children (CFC) population

1.a.iv. Rejected Encounters

Encounters submitted to ODJFS that are incomplete or inaccurate are rejected and  reported back to the MCPs on the Exception Report.  If an MCP does not resubmit rejected encounters, ODJFS’ encounter data set will be incomplete.

Measure 1 only applies to MCPs that have had Medicaid membership for more than one year.

Measure 1:  The percentage of encounters submitted to ODJFS that are rejected.  The measure will be calculated per MCP.

Report Period:  For the SFY 2009 contract period, performance will be evaluated using the following report periods July - September 2008; October - December 2008; January - March 2009; April – June  2009.  For the SFY 2010 contract period, performance will be evaluated using the following report periods July - September 2009; October - December  2009;  January - March  2010;  April – June  2010.

Data Quality Standard for measure 1:  Data Quality Standard 1 is a maximum encounter data rejection rate of 10% for each file type in the ODJFS-specified medium per format for encounters submitted in SFY 2004 and thereafter. The measure will be calculated per MCP.

Determination of Compliance:  Performance is monitored once every quarter. Compliance determination with the standard applies only to the quarter under consideration and does not include performance in previous quarters.

Penalty for noncompliance with the Data Quality Standard for measure 1:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month’s premium payment.  The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

Measure 2 only applies to MCPs that have had Medicaid membership for one year or less.

Measure 2:  The percentage of encounters submitted to ODJFS that are rejected. The measure will be calculated per MCP.

Report Period: The report period for Measure 2 is monthly.  Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

9

Appendix L
Covered Families and Children (CFC) population

Data Quality Standard for measure 2:  The data quality standard is a maximum encounter data rejection rate for each file type in the ODJFS-specified medium per format as follows:

Third through sixth months with membership:  50%

Seventh through twelfth month with membership:  25%

Files in the ODJFS-specified medium per format that are totally rejected will not be considered in the determination of noncompliance.

Determination of Compliance:  Performance is monitored once every month.  Compliance determination with the standard applies only to the month under consideration and does not include performance in previous quarters.

Penalty for Noncompliance with the Data Quality Standard for measure 2:  If the MCP is determined to be noncompliant for either standard, ODJFS will impose a monetary sanction of one percent of the MCP’s current month’s premium payment.  The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance.  The monetary sanction will be applied only once per file type per compliance determination period and will not exceed a total of two percent of the MCP’s current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.  Special consideration will be made for MCPs with less than 1,000 members.

1.a.v. Acceptance Rate

This measure only applies to MCPs that have had Medicaid membership for one year or less.

Measure: The rate of encounters that are submitted to ODJFS and accepted (accepted encounters per 1,000 member months).  The measure will be calculated per MCP

Report Period:  The report period for this measure is monthly.  Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

Data Quality Standard:  The data quality standard is a monthly minimum accepted rate of encounters for each file type in the ODJFS-specified medium per format as follows:

Third through sixth month with membership:                     50 encounters per 1,000 MM for NCPDP
65 encounters per 1,000 MM for NSF
20 encounters per 1,000 MM for UB-92

Seventh through twelfth month of membership:                250 encounters per 1,000 MM for NCPDP
350 encounters per 1,000 MM for NSF
100 encounters per 1,000 MM for UB-92

10

Appendix L
Covered Families and Children (CFC) population

Determination of Compliance:  Performance is monitored once every month. Compliance determination with the standard applies only to the month under consideration and does not include performance in previous months.

Penalty for Noncompliance:  If the MCP is determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one percent of the MCP’s current month’s premium payment.  The monetary sanction will be applied for each file type in the ODJFS-specified medium per format that is determined to be out of compliance. The monetary sanction will be applied only once per file type per compliance determination period and will not exceed a total of two percent of the MCP’s current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.  Special consideration will be made for MCPs with less than 1,000 members.

1.b.           Encounter Data Accuracy

As with data completeness, MCPs are responsible for assuring the collection and submission of accurate data to ODJFS.  Failure to do so jeopardizes MCPs’ performance, credibility and, if not corrected, will be assumed to indicate a failure in actual performance.

1.b.i.         Encounter Data Accuracy Studies

Measure 1:  The focus of this accuracy study will be on delivery encounters.  Its primary purpose will be to verify that MCPs submit encounter data accurately and  to ensure only one payment is made per delivery.  The rate of appropriate payments will be determined by comparing a sample of delivery payments to the medical record.  The measure will be calculated per MCP (i.e., to include the MCP’s entire service area for the CFC membership.

Report Period:  In order to provide timely feedback on the accuracy rate of encounters, the report period will be the most recent from when the measure is initiated.  This measure is conducted annually.

Medical records retrieval from the provider and submittal to ODJFS or its designee is an integral component of the validation process.  ODJFS has optimized the sampling to minimize the number of records required.  This methodology requires a high record submittal rate.  To aid MCPs in achieving a high submittal rate, ODJFS will give at least an 8 week period to retrieve and submit medical records as a part of the validation process.  A record submittal rate will be calculated as a percentage of all records requested for the study.

Data Quality Standard 1 for Measure 1: For results that are finalized during the contract year, the accuracy rate for encounters generating delivery payments is 100%.

11

Appendix L
Covered Families and Children (CFC) population

Penalty for noncompliance: The MCP must participate in a detailed review of delivery payments made for deliveries during the report period.  Any duplicate or unvalidated delivery payments must be returned to ODJFS.

Data Quality Standard 2 for Measure 1:  A minimum record submittal rate of 85%.

Penalty for noncompliance:  For all encounter data accuracy studies that are completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

Measure 2:  This accuracy study will compare the accuracy and completeness of payment data stored in  MCPs’ claims systems during the study period to payment data submitted to and accepted by ODJFS. The measure will be calculated per MCP.

Payment information found in MCPs’ claims systems for paid claims that does not match payment information found on a corresponding encounter will be counted as omissions.

Report Period:  In order to provide timely feedback on the omission rate of encounters, the report period will be the most recent from when the measure is initiated.  This measure is conducted annually.

Data Quality Standard for Measure 2:   For SFY 2009 and SFY 2010, to be determined.

Penalty for Noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.b.ii.       Generic Provider Number Usage

Measure 1: This measure is the percentage of institutional (UB-92) and professional (NSF) encounters with the generic provider number in the Medicaid Provider Number field.  Providers submitting claims which do not have an MMIS provider number in the Medicaid Provider Number field must be submitted to ODJFS with the generic provider number (i.e. 9111115).  The measure will be calculated per MCP. The report period for this measure is quarterly.

Report Period for Measure 1:  For the SFY 2009 and SFY 2010 contract periods, performance will be evaluated using the report periods listed in 1.a.i., Table 1.

12

Appendix L
Covered Families and Children (CFC) population

Data Quality Standard for Measure 1: A maximum generic provider number usage rate of 10%.

Determination of Compliance for Measure 1: Performance is monitored once every quarter for all report periods.  For quarterly reports that are issued on or after July 1, 2007, an MCP will be determined to be noncompliant for the quarter if the standard is not met in any report period and the initial instance of noncompliance in a report period is determined on or after July 1, 2007.  An initial instance of noncompliance means that the result for the applicable report period was in compliance as determined in the prior quarterly report, or the instance of noncompliance is the first determination for an MCP’s first quarter of measurement.

Penalty for noncompliance for Measure 1:   The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of three percent of the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

Measure 2: This measure is the percentage of pharmacy encounters with the generic provider number in the “Prescribing Provider ID” field.  Providers submitting claims which do not have an MMIS provider number in the “Prescribing Provider ID” field must be submitted to ODJFS with the generic provider number (i.e. 9111115).  The measure will be calculated per MCP.  The report period for this measure is quarterly.

Report Period for Measure 2:  For the SFY 2009 and SFY 2010 contract periods, performance will be evaluated using the report periods listed in 1.a.i., Table 1.

Data Quality Standard for Measure 2:  To be determined.

Determination of Compliance for Measure 2: Performance is monitored once every quarter for all report periods on or after July 1, 2008.  An initial instance of noncompliance means that the result for the applicable report period was in compliance as determined in the prior quarterly report, or the instance of noncompliance is the first determination for an MCP’s first quarter of measurement.

Penalty for noncompliance with Measure 2 :   The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of three percent of the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

13

Appendix L
Covered Families and Children (CFC) population

1.c.           Timely Submission of Encounter Data

1.c.i.        Timeliness

ODJFS recommends submitting encounters no later than thirty-five days after the end of the month in which they were paid.  ODJFS does not monitor standards specifically for timeliness, but the minimum claims volume (Section 1.a.i.) and the rejected encounter (Section 1.a.v.) standards are based on encounters being submitted within this time frame.

1.c.ii.       Submission of Encounter Data Files in the ODJFS-specified medium per format

Information concerning the proper submission of encounter data may be obtained from the ODJFS Encounter Data File and Submission Specifications document.  The MCP must submit a letter of certification, using the form required by ODJFS, with each encounter data file in the ODJFS-specified medium per format.

The letter of certification must be signed by the MCP’s Chief Executive Officer (CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP’s CEO or CFO.

2. CASE MANAGEMENT DATA

ODJFS designed a case management system (CAMS) in order to monitor MCP compliance with program requirements specified in Appendix G, Coverage and Services.  Each MCP’s case management data submissions will be assessed for completeness and accuracy.   The MCP is responsible for submitting a  case management file every month.  Failure to do so jeopardizes the MCP’s ability to demonstrate compliance with CSHCN requirements.   For detailed descriptions of the case management measures below, see ODJFS Methods for Case Management Data Quality Measures.

2.a.          Case Management System Data Accuracy

2.a.i.        Open Case Management Spans for Disenrolled Members (this measure will be discontinued as of January 2008)

Measure:  The percentage of the MCP’s adult and children case management records in the Screening, Assessment, and Case Management System that have open case management date spans for members who have disenrolled from the MCP.

Report Period: For the SFY 2008 contract period, July – September 2007, and October – December 2007.

Statewide and Regional Data Quality Standard:  A rate of open case management spans for disenrolled members of no more than 1.0%.

14

Appendix L
Covered Families and Children (CFC) population

For an MCP which had membership as of February 1, 2006:  Performance will be evaluated using: 1) region-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period; and/or 2) the statewide result for all counties that were not included in the region-based results, but in which the MCP had managed care membership as of February 1, 2006.

For any MCP which did not have membership as of February 1, 2006: Performance will begin to be evaluated using region-based results for any active region  in which all selected MCPs had at least 10,000 members during each month of the entire report period.

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region.

Penalty for noncompliance:   If an MCP is noncompliant with the standard, then the ODJFS will issue a Sanction Advisory informing the MCP that a monetary sanction will be imposed if the MCP is noncompliant for any future report periods.  Upon all subsequent semi-annual measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent of the current month’s premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

2.b.           Timely Submission of Case Management Files

Data Quality Submission Requirement: The MCP must submit Case Management files on a monthly basis according to the specifications established in ODJFS’ Case Management File and Submission Specifications.

Penalty for noncompliance: See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

3. EXTERNAL QUALITY REVIEW DATA

In accordance with federal law and regulations, ODJFS is required to conduct an independent quality review of contracting managed care plans.  OAC rule 5101:3-26-07(C) requires MCPs  to submit data and information as requested by ODJFS or its designee for the annual external quality review.

Two information sources are integral to these studies: encounter data and medical records. Because encounter data is used to draw samples for these studies, quality must be sufficient to ensure valid sampling.

An adequate number of medical records must then be retrieved from providers and submitted to ODJFS or its designee in order to generalize results to all applicable members.  To aid MCPs in achieving the required medical record submittal rate, ODJFS will give at least an eight week period to retrieve and submit medical records.

15

Appendix L
Covered Families and Children (CFC) population

3.a.           Independent External Quality Review

Measure:  The percentage of requested records for a study conducted by the External Quality Review Organization (EQRO) that are submitted by the managed care plan.

Report Period:  The report period is one year. Results are calculated and performance is monitored annually.  Performance is measured with each review.

Data Quality Standard: A minimum record submittal rate of 85% for each clinical measure.

Penalty for noncompliance for Data Quality Standard:  For each study that is completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

4.             MEMBERS’ PCP DATA

The designated PCP is the provider who will manage and coordinate the overall care for CFC members, including those who have case management needs.  The MCP must submit  a Members’ Designated PCP file every month.  Specialists may and should be identified as the PCP as appropriate for the member’s condition per the specialty types specified for the CFC population in ODJFS Member’s PCP Data File and Submission Specifications; however, no CFC member may have more than one PCP identified for a given month.

4.a.           Timely submission of Member’s PCP Data

Data Quality Submission Requirement:  The MCP must submit a Members’ Designated PCP Data file on a monthly basis according to the specifications established in ODJFS Member’s PCP Data File and Submission Specifications.

Penalty for noncompliance:  See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

16

Appendix L
Covered Families and Children (CFC) population

4.b.          Designated PCP for newly enrolled members (only applicable for report periods prior to January 2008)

Measure:  The percentage of MCP’s newly enrolled members who were designated a PCP by their effective date of enrollment.

Report Periods:  For the SFY 2008 contract period, performance will be evaluated using the July-September 2007, and October – December 2007 report periods.

Data Quality Standard:  SFY 2007 will be informational only. A minimum rate of 75% of new members with PCP designation by their effective date of enrollment for quarter one and quarter two of SFY 2008.

Statewide Approach:  MCPs will be evaluated using a statewide result, including all active regions and counties (Mahoning and Trumbull) in which an MCP has CFC membership.

Penalty for noncompliance:  If an MCP is noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.  As stipulated in OAC rule 5101:3-26-08.2, each new member must have a designated primary care provider (PCP) prior to their effective date of coverage.  Therefore, MCPs are subject to additional corrective action measures under Appendix N, Compliance Assessment System, for failure to meet this requirement.

4.b.i.        Designated PCP for newly enrolled members (only applicable for report periods after December 2007)

Measure:  The percentage of MCP’s newly enrolled members who were designated a PCP by their effective date of enrollment.

Statewide Approach:  MCPs  will be evaluated using their statewide result, including all active regions and counties (Mahoning and Trumbull) in which an MCP has CFC membership.

Report Periods:  For the SFY 2009 contract period, performance will be evaluated annually using CY 2008.  For the SFY 2010 contract period, performance will be evaluated annually using CY 2009.

Data Quality Standards:  For SFY 2009, a minimum rate of 85% of new members with PCP designation by their effective date of enrollment.  For SFY 2010, a minimum rate of 85% of new members with PCP designation by their effective date of enrollment.

Penalty for noncompliance:  If an MCP is noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent the current month’s premium payment.  Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.  As stipulated in OAC rule 5101:3-26-08.2, each new member must have a designated primary care provider (PCP) prior to their effective date of coverage.  Therefore, MCPs are subject to additional corrective action measures under Appendix N, Compliance Assessment System, for failure to meet this requirement.

17

Appendix L
Covered Families and Children (CFC) population

5.             APPEALS AND GRIEVANCES DATA

Pursuant to OAC rule 5101:3-26-08.4, MCPs are required to submit information at least monthly to ODJFS regarding appeal and grievance activity.  ODJFS requires these submissions to be in an electronic data file format pursuant to the Appeal File and Submission Specifications and Grievance File and Submission Specifications.

The appeal data file and the grievance data file must include all appeal and grievance activity, respectively, for the previous month, and must be submitted by the ODJFS-specified due date.

These data files must be submitted in the ODJFS-specified format and with the ODJFS-specified filename in order to be successfully processed.

Penalty for noncompliance:  MCPs who fail to submit their monthly electronic data files to the ODJFS by the specified due date or who fail to resubmit, by no later than the end of that month, a file which meets the data quality requirements will be subject to penalty as stipulated under the Compliance Assessment System (Appendix N).

6.             NOTES

6.a.	Penalties, Including Monetary Sanctions, for Noncompliance

Penalties for noncompliance with standards outlined in this appendix, including monetary sanctions, will be imposed as the results are finalized.  With the exception of  Sections 1.a.i., 1.a.iii.,  1.a.v., 1.a.iv, and 1.b.ii,  no monetary sanctions described in this appendix will be imposed if the MCP is in its first contract year of Medicaid program participation.  Notwithstanding the penalties specified in this Appendix, ODJFS reserves the right to apply the most appropriate penalty to the area of deficiency identified when an MCP is determined to be noncompliant with a standard.  Monetary penalties for noncompliance with any individual measure,  as determined in this appendix,  shall not exceed $300,000 during each evaluation period.

Refundable monetary sanctions will be based on the premium payment in the month of  the cited deficiency and due within 30 days of notification by ODJFS to the MCP of the amount.

Any monies collected through the imposition of such a sanction will be returned to the MCP (minus any applicable collection fees owed to the Attorney General’s Office, if the MCP has been delinquent in submitting payment) after the MCP has demonstrated full compliance with the particular program requirement and the violations/deficiencies are resolved to the satisfaction of ODJFS.  If an MCP does not comply within two years of the date of notification of noncompliance, then the monies will not be refunded.

18

Appendix L
Covered Families and Children (CFC) population

6.b.          Combined Remedies

If ODJFS determines that one systemic problem is responsible for multiple deficiencies, ODJFS may impose a combined remedy which will address all areas of deficient performance.  The total fines assessed in any one month will not exceed 15% of the MCP’s monthly premium payment.

6.c.          Membership Freezes

MCPs found to have a pattern of repeated or ongoing noncompliance may be subject to a membership freeze.

6.d.          Reconsideration

Requests for reconsideration of monetary sanctions and enrollment freezes may be submitted as provided in Appendix N, Compliance Assessment System.

6.e.          Contract Termination, Nonrenewals, or Denials

Upon termination either by the MCP or ODJFS, nonrenewal, or denial of an MCP provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

19

Appendix M
Covered Families and Children (CFC) population

APPENDIX M

PERFORMANCE EVALUATION
CFC ELIGIBLE POPULATION

This appendix establishes minimum performance standards for managed care plans (MCPs) in key program areas.  The intent is to maintain accountability for contract requirements.  Standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.  Performance will be evaluated in the categories of Quality of Care, Access, Consumer Satisfaction, and Administrative Capacity.  Each performance measure has an accompanying minimum performance standard. MCPs with performance levels below the minimum performance standards will be required to take corrective action.

With the statewide expansion of the Ohio Medicaid Managed Care Program for the Covered Families and Children (CFC) population nearly complete, evaluation of performance will transition to a statewide approach encompassing all members who meet the criteria specified per the given methodology for each measure (i.e., measures will include members in any county who meet criteria per the given methodology as opposed to only those members with managed care membership as of February 1, 2006).

The statewide approach was implemented beginning January 1, 2008.  Unless otherwise noted, performance measures and standards (see Sections 1, 2, 3 and 4 of this appendix) will be applicable for all counties in which the MCP has membership as of February 1, 2006, until statewide measurement is implemented.

Selected measures in this appendix will be used to determine pay-for-performance (P4P) as specified in Appendix O, Pay for Performance.

1.              QUALITY OF CARE

1.a.           Independent External Quality Review

In accordance with federal law and regulations, state Medicaid agencies must annually provide for an external quality review of the quality outcomes and timeliness of, and access to, services provided by Medicaid-contracting MCPs [(42 CFR 438.204(d)].  The external review assists the state in assuring MCP compliance with program requirements and facilitates the collection of accurate and reliable information concerning MCP performance.

Measure:  The independent external quality review covers a review of clinical and non-clinical performance as outlined in Appendix K.

Report Period:  Performance will be evaluated using the reviews conducted during SFY 2008.

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Covered Families and Children (CFC) population

Action Required for Deficiencies:  For all reviews conducted during the contract period, if the EQRO cites a deficiency in performance, the MCP will be required to complete a Corrective Action Plan or Quality Improvement Directive depending on the severity of the deficiency.

Serious deficiencies may result in immediate termination or non-renewal of the provider agreement.

1.b.           Children with Special Health Care Needs (CSHCN)

In order to ensure state compliance with  the provisions of 42 CFR 438.208, the Bureau of Managed Health Care established Children with Special Health Care Needs (CSHCN) basic program requirements in Appendix G, Coverage and Services,  and corresponding minimum performance standards as described below. The purpose of these measures is to provide appropriate and targeted case management services to CSHCN.

1.b.i.         Case Management of Children (applicable to performance evaluation through December 2007 and P4P through SFY 2009)

Measure: The average monthly case management rate for children under 21 years of age.

Report Period: For the SFY 2008 contract period:  July – September 2007 and October – December 2007 (for evaluation); and April – June 2008 (for P4P) report periods. For the SFY 2009 contract period: April – June 2009 (for P4P) report periods.

County-Based Approach:  MCPs with managed care membership as of February 1, 2006 will be evaluated  using their county-based statewide result until regional evaluation is implemented for the county’s applicable region.  The county-based statewide result will include data for all counties in which the MCP had membership as of February 1, 2006 that are not included in any regional-based result.  Regional-based results will not be used for evaluation until all selected MCPs in an active region have at least 10,000 members during each month of the entire report period.  Upon implementation of regional-based evaluation for a particular county’s region, the county will be included in the MCP’s regional-based result and will no longer be included in the MCP’s county-based statewide result. [Example: The county-based statewide result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties in which MCP AAA had managed care membership as of February 1, 2006).  When regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the Central region results for MCP AAA; Montgomery, Greene, and Clark counties will remain in the county-based statewide result for evaluation of MCP AAA until the West Central regional-based approach is implemented.] The last report period using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is April-June 2009.  A detailed description of the of excellent and superior standards associated with this measure for P4P determination for SFY 2008 and SFY 2009 can be found in Appendix O, Section 1.b1 and Section 2.b1.

Regional-Based Approach:   MCPs will be evaluated by region, using results for all counties included in the region.  Performance will begin to be evaluated using regional-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period.

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Appendix M
Covered Families and Children (CFC) population

County and Regional-Based Minimum Performance Standard: For the third and fourth quarters of SFY 2007, a case management rate of 5.0%.  For the first and second quarters of SFY 2008, a case management rate of 5.0%.

Penalty for Noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.  Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 5) of two percent of the current month’s premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant.  If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement.  Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

1.b.ii.        Case Management of Children (applicable to performance evaluation as of  January, 2008 and P4P as of SFY 2010)

Measure: The average monthly case management rate for children under 21 years of age.

Report Period: For the SFY 2008 contract period, January – March 2008, and April – June 2008 report periods.  For the SFY 2009 contract period,  July – September 2008, October – December 2008, January – March 2009, and April – June 2009 report periods. For the SFY 2010 contract period,  July – September 2009, October – December 2009, January – March 2010, and April – June 2010 report periods.

Regional-Based Statewide Approach:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

Regional-Based Statewide Target:  For the third and fourth quarters of SFY 2008, a case management rate of 5.0%.  For SFY 2009, a case management rate of 5.0%.  For SFY 2010, a case management rate of 5.0%.

Regional-Based Statewide Minimum Performance Standard:  The level of improvement must result in at least a 20% decrease in the difference between the target and the previous report period’s results.

Penalty for Noncompliance:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.  Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 5) of two percent of the current month’s premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant.  If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement.  Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

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Appendix M
Covered Families and Children (CFC) population

1.b.iii.      Case Management of Children with an ODJFS-Mandated Condition (applicable to performance evaluation through December 2007)

Measure 1:  The percent of  children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of  asthma that are case managed.

Measure 2:  The percent of  children age 17 and under with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of teenage pregnancy that are case managed.
Measure 3:  The percent of  children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of HIV/AIDS that are case managed.

Report Periods for Measures 1, 2, and 3: For the SFY 2008 contract period, July – September 2007 and October – December 2007 report periods.

County-Based Approach:  MCPs with managed care membership as of February 1, 2006 will be evaluated using their county-based statewide result until regional evaluation is implemented for the county’s applicable region.  The county-based statewide result will include data for all counties in which the MCP had membership as of February 1, 2006 that are not included in any regional-based result.  Regional-based results will not be used for evaluation until all selected MCPs in an active region have at least 10,000 members during each month of the entire report period.  Upon implementation of regional-based evaluation for a particular county’s region, the county will be included in the MCP’s regional-based result and will no longer be included in the MCP’s county-based statewide result. [Example: The county-based statewide result for MCP AAA, which has contracts in the Central and West Central regions, will include Franklin, Pickaway, Montgomery, Greene and Clark counties (i.e., counties in which MCP AAA had managed care membership as of February  1, 2006).  When regional-based evaluation is implemented for the Central region, Franklin and Pickaway counties, along with all other counties in the region, will then be included in the Central region results for MCP AAA; Montgomery, Greene, and Clark counties will remain in the county-based statewide result for evaluation of MCP AAA until the West Central regional-based approach is implemented.]

Regional-Based Approach: MCPs will be evaluated by region, using results for all counties included in the region.  Performance will begin to be evaluated using regional-based results for any active region in which all selected MCPs had at least 10,000 members during each month of the entire report period.

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Appendix M
Covered Families and Children (CFC) population

County and Regional-Based Minimum Performance Standard for Measures 1 and 3: For the third and fourth quarters of SFY 2007, a case management rate of 70%.  For the first and second quarters of SFY 2008, a case management rate of 70%.

County and Regional-Based Minimum Performance Standard for Measure 2: For the first and second quarters of SFY 2008, a case management rate of 60%.

Penalty for Noncompliance for Measures 1 and 2:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.  Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 5) of two percent of the current month’s premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant.  If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement.  Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.  Note:  For the first reporting period during which regional results are used to evaluate performance, measures 1, 2, and 3 are reporting-only measures.  For SFY 2008, measure 3 is a reporting-only measure.

1.b.iv.       Case Management of Children with an ODJFS-Mandated Condition (applicable to performance evaluation as of January 2008)

Measure 1:  The percent of  children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of  asthma that are case managed.

Measure 2:  The percent of children under 21 years of age with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of HIV/AIDS that are case managed.

Report Periods for Measures 1 and 2:   For the SFY 2008 contract period, January – March 2008, and April – June 2008 report periods.  For the SFY 2009 contract period, July – September 2008, October – December 2008, January – March 2009, and April – June 2009 report periods.  For the SFY 2010 contract period, July – September 2009, October – December 2009, January – March 2010, and April – June 2010 report periods.

Regional-Based Statewide Approach: Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

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Appendix M
Covered Families and Children (CFC) population

Regional-Based Statewide Target for Measures 1 and 2:  For the third and fourth quarters of SFY 2008, a case management rate of 70.0%.  For SFY 2009, a case management rate of 80.0%.  For SFY 2010, a case management rate of 80.0%.

Regional-Based Statewide Minimum Performance Standard for Measures 1 and  2:  The level of improvement must result in at least a 20% decrease in the difference between the target and the previous report period’s results.

Penalty for Noncompliance for Measure 1:  The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.  Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 5) of two percent of the current month’s premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant.  If an MCP is noncompliant for a subsequent quarter, new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement.  Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned. For SFY 2008 and SFY 2009, measure 2 is a reporting-only measure.

1.c.           Clinical Performance Measures

MCP performance will be assessed based on the analysis of submitted encounter data for each year. For certain measures, standards are established; the identification of these standards is not intended to limit the assessment of other indicators for performance improvement activities.  Performance on multiple measures will be assessed and reported to the MCPs and others, including Medicaid consumers.

The clinical performance measures described below closely follow the National Committee for Quality Assurance’s Healthcare Effectiveness Data and Information Set (HEDIS).  Minor adjustments to HEDIS measures are required to account for the differences between the commercial population and the Medicaid population, such as shorter and interrupted enrollment periods. NCQA may annually change its method for calculating a measure.  These changes can make it difficult to evaluate whether improvement occurred from a  prior year.  For this reason, ODJFS will use the same methods to calculate the baseline results and the results for the period in which the MCP is being held accountable.  For example, the same methods were being used to calculate calendar year  2005 results (the baseline period) and calendar year  2006 results.  The methods will be updated and a new baseline will be created during 2007 for calendar  year  2006 results.  These results will then serve as the baseline to evaluate whether improvement occurred from calendar  year 2006 to calendar year 2007. Clinical performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.  For a comprehensive description of the clinical performance measures below, see ODJFS Methods for Clinical Performance Measures for the CFC Managed Care Program.  Performance standards are subject to change based on the revision or update of NCQA methods or other national standards, methods or benchmarks.

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Appendix M
Covered Families and Children (CFC) population

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  For reporting period CY 2008, targets and performance standards for Clinical Performance Measures in this Appendix (1.c.i – 1.c.vii) will be applicable to all counties in which MCPs had membership as of February 1, 2006.  The final reporting year for the counties in which an MCP had membership as of February 1, 2006, will be CY 2008.

For any MCP which did not have membership as of February 1, 2006:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Trumbull and Mahoning) in which the MCP has membership.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

For measures requiring one year of baseline data, ODJFS will use the first full calendar year of data (CY 2007) from all MCPs serving CFC membership.  CY 2008 will be the first reporting year that MCPs will be held accountable to the statewide performance standards for one year measures, and penalties will be applied for noncompliance.

For measures requiring two years of baseline data, ODJFS will use the first two full calendar years of data (CY 2007 and CY 2008) from all MCPs serving CFC membership to determine statewide minimum performance standards.  CY 2009 will be the first reporting year that MCPs will be held accountable to the statewide performance standards for two year measures, and penalties will be applied for noncompliance.

Statewide performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period:  In order to adhere to the statewide expansion timeline, reporting periods.  For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period.  For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.  For the SFY 2010 contract period, performance will be evaluated using the January – December 2009 report period.

1.c.i.         Perinatal Care – Frequency of Ongoing Prenatal Care

Measure:  The percentage of enrolled women with a live birth during the year who received the expected number of prenatal visits.  The number of observed versus expected visits will be adjusted for length of enrollment.

County-Based Statewide Target:  At least 80.0% of the eligible population must receive 81.0% or more of the expected number of prenatal visits.

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Covered Families and Children (CFC) population

County-Based Statewide Minimum Performance Standard:  The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous report period’s results. (For example, if last year’s results were 20.0%, then the difference between the target and last year’s results is 60.0%.  In this example, the standard is an improvement in performance of 10.0% of this difference or 6.0%. In this example, results of 26.0% or better would be compliant with the standard.)

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

Action Required for Noncompliance:  Beginning SFY 2009, if the standard is not met and the results are below 44.0% (49.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance.  If the standard is not met and the results are at or above 44.0% (49.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.c.ii.        Perinatal Care - Initiation of Prenatal Care

Measure:    The percentage of enrolled women with a live birth during the year who had a prenatal visit within 42 days of enrollment or by the end of the first trimester for those women who enrolled in the MCP during the early stages of pregnancy.

County-Based Statewide Target: At least 90.0% of the eligible population initiates prenatal care within the specified time.

County-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target: To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

Action Required for Noncompliance:  Beginning SFY 2009,  if the standard is not met and the results are below 74.0%(77.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 74.0% (77.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

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Appendix M
Covered Families and Children (CFC) population

1.c.iii.      Perinatal Care - Postpartum Care

Measure:   The percentage of women who delivered a live birth who had a postpartum visit on or between 21 days and 56 days after delivery.

County-Based Statewide Target: At least 80.0% of the eligible population must receive a postpartum visit.

County-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a 5.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

Action Required for Noncompliance: SFY 2009,  if the standard is not met and the results are below 50.0% (54.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 50.0% (54.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.c.iv.       Preventive Care for Children - Well-Child Visits

Measure:  The percentage of children who received the expected number of well-child visits adjusted by age and enrollment. The expected number of visits is as follows:

Children who turn 15 months old: six or more well-child visits.

Children who were 3, 4, 5, or 6, years old: one or more well-child visits.

Children who were 12 through 21 years old: one or more well-child visits.

County-Based Statewide Target:  At least 80.0% of the eligible children receive the expected number of well-child visits.
County-Based  Statewide Minimum Performance Standard for Each of the Age Groups:  The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard for Each of the Age Groups: To be determined.

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Appendix M
Covered Families and Children (CFC) population

Action Required for Noncompliance (15 month old age group):  Beginning SFY 2009,  if the standard is not met and the results are below 42.0% (47.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 42.0% (47.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (3-6 year old age group):  Beginning SFY 2009,  if the standard is not met and the results are below 57.0% (63.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 57.0% (63.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (12-21 year old age group):  Beginning SFY 2009, if the standard is not met and the results are below 33.0% (35.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 33.0% (35.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.c.v.         Use of Appropriate Medications for People with Asthma

Measure: The percentage of members with persistent asthma who were enrolled for at least 11 months with the plan during the year and who received prescribed medications acceptable as primary therapy for long-term control of asthma.

County-Based Statewide Target: At least 95.0% of the eligible population must receive the recommended medications.

County-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

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Appendix M
Covered Families and Children (CFC) population

Action Required for Noncompliance: Beginning SFY 2009,  if the standard is not met and the results are below 84.0% (86.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 84.0% (86.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

1.c.vi.       Annual Dental Visits

Measure: The percentage of enrolled members age 4 through 21 who were enrolled for at least 11 months with the plan during the year and who had at least one dental visit during the year.

County-Based Statewide Target: At least 60.0% of the eligible population receives a dental visit.

County-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

Action Required for Noncompliance:  Beginning SFY 2009,  if the standard is not met and the results are below 42.0% (43.0% for SFY 2010), the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 42.0% (43.0% for SFY 2010), ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

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Appendix M
Covered Families and Children (CFC) population

1.c.vii.      Lead Screening (For 1 Year Olds and For 2 Year Olds)

The final report period for these measures is CY 2008.

Measure: The percentage of one and two year olds who received a blood lead screening by age group.

County-Based Statewide Target: At least 80.0% of the eligible population receives a blood lead screening.

County-Based Statewide Minimum Performance Standard for Each of the Age Groups: The level of improvement must result in at least a 10.0% decrease in the difference between the target and the previous year’s results.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard for Each of the Age Groups: To be determined.

Action Required for Noncompliance (1 year olds): Beginning SFY 2007,  if the standard is not met and the results are below 45.0% the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above 45.0%, ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (2 year olds): Beginning SFY 2007, if the standard is not met and the results are below  28.0% the MCP is required to complete a Corrective Action Plan to address the area of noncompliance.  If the standard is not met and the results are at or above 28.0%, ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

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Appendix M
Covered Families and Children (CFC) population

1.c.viii.     Lead Testing in Children

The initial report period for this measure is CY 2009 (SFY 2010).  This measure will replace the
Lead Screening for 1 Year Olds and for 2 Year Olds the P4P for SFY 2010.

Measure: The percentage of children who have turned two years of age during the reporting year who have received one lead test on or before their second birthday.

Regional-Based Statewide Target:  To be determined.

Regional-Based Statewide Minimum Performance Standard: To be determined.

Action Required for Noncompliance: Beginning SFY 2010,  if the standard is not met and the results are below TBD% the MCP is required to complete a Corrective Action Plan to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

2.              ACCESS

Performance in the Access category will be determined by the following measures: Primary Care Provider (PCP) Turnover, Children’s Access to Primary Care, Adults’ Access to Preventive/Ambulatory Health Services, and Members’ Access to Designated PCP.  For a comprehensive description of the access performance measures below, see ODJFS Methods for Access Performance Measures for the CFC Managed Care Program.

2.a.           PCP Turnover

A high PCP turnover rate may affect continuity of care and may signal poor management of providers.  However, some turnover may be expected when MCPs end contracts with providers who are not adhering to the MCP’s standard of care.  Therefore, this measure is used in conjunction with the children and adult access measures to assess performance in the access category.

Measure: The percentage of primary care providers affiliated with the MCP as of the beginning of the measurement year who were not affiliated with the MCP as of the end of the year.

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of  February 1, 2006.  The minimum performance standard in this Appendix (2.a) will be applicable to the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The last reporting year using  the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is CY 2007; the last reporting year using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is CY 2008.

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Covered Families and Children (CFC) population

For any MCP which did not have membership as of February 1, 2006:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

Regional-Based Statewide Approach:  MCPs will be evaluated statewide, using results for all regions and counties (Mahoning and Trumbull) in which the MCP has membership. ODJFS will use the first full calendar year of data (CY 2007) from all MCPs serving CFC membership as a baseline to determine a statewide minimum performance standard.  CY 2008 will be the first reporting year that MCPs will be held accountable to the statewide performance standard for statewide reporting, and penalties will be applied for noncompliance.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period.  For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.  For the SFY 2010 contract period, performance will be evaluated using the January - December 2008 report period.

County-Based Statewide Minimum Performance Standard:  A maximum PCP Turnover rate of 18.0%.
Regional-Based Statewide Minimum Performance Standard:  To be determined.

Action Required for Noncompliance:  MCPs are required to perform a causal analysis of the high PCP turnover rate and assess the impact on timely access to health services, including continuity of care.  If access has been reduced or coordination of care affected, then the MCP must develop and implement a corrective action plan to address the findings.

2.b.i.         Children’s Access to Primary Care (applicable to performance evaluation through SFY 2010)

 This measure indicates whether children aged 12 months to 11 years are accessing PCPs for sick or well-child visits.

Measure: The percentage of members age 12 months to 11 years who had a visit with an MCP PCP-type provider.

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The minimum performance standard in this Appendix (2.b) will be applicable to the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The last reporting year using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 is CY 2008.

14

Appendix M
Covered Families and Children (CFC) population

For any MCP which did not have membership as of February 1, 2006:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership. ODJFS will use the first two full calendar years of data (CY 2007 and CY 2008)  from all MCPs serving CFC membership as a baseline  to determine a statewide minimum performance standard.  CY 2009 will be the first reporting year that MCPs will be held accountable to the statewide performance standard for statewide reporting, and penalties will be applied for noncompliance.  Statewide performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period.  For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.  For the SFY 2010 contract period, performance will be evaluated using the January – December 2009 report period.

County-Based Statewide Minimum Performance Standards:
CY 2007 report period – 71.0% of children must receive a visit
CY 2008 report period – 74.0% of children must receive a visit

Regional-Based Statewide Minimum Performance Standards:
CY 2009 report period – To be determined.

2.b.ii.       Children’s Access to Primary Care (applicable to performance evaluation as of SFY 2011)

This measure indicates whether children aged 12 months to 19 years are accessing PCPs for sick or well-child visits.

Measure: The percentage of members age 12 months to 19 years who had a visit with an MCP PCP-type provider.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties in which the MCP has membership. ODJFS will use CY 2008 and CY 2009  data from all MCPs serving CFC membership as a baseline  to determine a statewide minimum performance standard.  CY 2010  will be the first reporting year that MCPs will be held accountable to the statewide performance standard for statewide reporting, and penalties will be applied for noncompliance.  Statewide performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims run out.

Report Period:   For the SFY 2011 contract period, performance will be evaluated using the January - December 2010 report period.

Regional-Based Statewide Minimum Performance Standards: CY 2010 report period – To be determined.

Penalty for Noncompliance:  If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

15

Appendix M
Covered Families and Children (CFC) population

2.c.           Adults’ Access to Preventive/Ambulatory Health Services

This measure indicates whether adult members are accessing health services.

Measure: The percentage of members age 20 and older who had an ambulatory or preventive-care visit.

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The minimum performance standard in this Appendix (2.c) will be applicable to the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The last reporting year using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is CY 2007; the last reporting year using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is CY 2008.

For any MCP which did not have membership as of February 1, 2006:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.

Regional-Based Statewide Approach:  MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership. ODJFS will use the first full calendar year of data (CY 2007) from all MCPs serving CFC membership as a baseline to determine a statewide minimum performance standard.  CY 2008 will be the first reporting year that MCPs will be held accountable to the statewide performance standard for statewide reporting, and penalties will be applied for noncompliance.  Statewide performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period.  For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.  For the SFY 2010 contract period, performance will be evaluated using the January - December 2009 report period.

County-Based Statewide Minimum Performance Standards:
CY 2007 report period – 63.0% of adults must receive a visit.
CY 2008 report period – 63.0% of adults must receive a visit (P4P only).

Regional-Based Statewide Minimum Performance Standards:
CY 2008 report period – To be determined. (Evaluation only)
CY 2009 report period –To be determined

Penalty for Noncompliance:  If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

16

Appendix M
Covered Families and Children (CFC) population

2.d.           Members’ Access to Designated PCP

The MCP must encourage and assist CFC members without a designated primary care provider (PCP) to establish such a relationship, so that a designated PCP can coordinate and manage a member’s health care needs.  This measure is to be used to assess MCPs’ performance in the access category.

Measure:  The percentage of members who had a visit through members’ designated PCPs.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.  ODJFS will use the first full calendar year of data (CY 2007) from all MCPs serving CFC membership as a baseline to determine a statewide minimum performance standard.  CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standard and penalties will be applied for noncompliance.  Statewide performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout.

Report Period:  For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.  For the SFY 2010 contract period, performance will be evaluated using the January - December 2009 report period.

Regional-Based Statewide Minimum Performance Standard:
CY 2008 – To be determined.
CY 2009 – To be determined

Penalty for Noncompliance:   If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

3.              CONSUMER SATISFACTION

In accordance with federal requirements and in the interest of assessing enrollee satisfaction with MCP performance, ODJFS conducts annual independent consumer satisfaction surveys. Results are used to assist in identifying and correcting MCP performance overall and in the areas of access, quality of care, and member services.  For SFY 2008, performance in this category will be determined by the overall satisfaction score.  For a comprehensive description of the Consumer Satisfaction performance measure below, see ODJFS Methods for the Consumer Satisfaction Performance Measure for the CFC Program.

17

Appendix M
Covered Families and Children (CFC) population

Measure: Overall Satisfaction with MCP: The average rating of the respondents to the Consumer Satisfaction Survey who were asked to rate their overall satisfaction with their MCP.  The results of this measure are reported annually.

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The minimum performance standard in this Appendix (3.) will be applicable to the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.   For performance evaluation, the last year to use the county-based statewide approach for the counties in which the MCP had membership as of February 1, 2006 will be SFY 2008, using CY 2008 data.  For P4P (Appendix O),  the last year to use the county-based statewide approach for the counties in which the MCP had membership as of February 1, 2006 will be SFY 2009, using CY 2009 data.

For any MCP which did not have membership as of February 1, 2006:  Performance will be evaluated using a regional-based statewide approach for all active regions and counties (Mahoning and Trumbull)  in which the MCP has membership.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.  ODJFS will use the first full calendar year of data (CY 2008 adult and child survey results) from all MCPs serving CFC membership as a baseline to establish a measure and determine a minimum statewide performance standard.  For performance evaluation, the first year to use the statewide regional-based approach will be SFY 2009, using CY 2009 data.  For P4P  (Appendix O),  the first year to use the statewide regional-based approach will be SFY 2010, using CY 2010 data.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the results from the CY 2008 consumer satisfaction survey.  For the SFY 2009 contract period, performance will be evaluated using the results from the CY 2009 consumer satisfaction survey.   For the SFY 2010 contract period, performance will be evaluated using the results from the CY 2010 consumer satisfaction survey.

County-Based Statewide Minimum Performance Standard:  An average score of no less than 7.0.

Regional-Based Statewide Minimum Performance Standard: TBD

Penalty for noncompliance:  If an MCP is determined noncompliant with the Minimum Performance Standard, then the MCP must develop a corrective action plan and provider agreement renewals may be affected.

4.              ADMINISTRATIVE CAPACITY

The ability of an MCP to meet administrative requirements has been found to be both an indicator of current plan performance and a predictor of future performance.  Deficiencies in administrative capacity make the accurate assessment of performance in other categories difficult, with findings uncertain.  Performance in this category will be determined by the Compliance Assessment System,  and the emergency department diversion program.  For a comprehensive description of the Administrative Capacity performance measures below, see ODJFS Methods for the Administrative Capacity Performance Measure for the CFC Managed Care Program.

18

Appendix M
Covered Families and Children (CFC) population

4.a.           Compliance Assessment System

Measure:  The number of points accumulated during a rolling 12-month period through the Compliance Assessment System.

Report Period: For the SFY 2009 contract period, performance will be evaluated using a rolling 12-month report period.

Performance Standard:  A maximum of 15 points

Penalty for Noncompliance: Penalties for points are established in Appendix N, Compliance Assessment System.

4.b.           Emergency Department Diversion (applicable to performance evaluation through  SFY  2008)

Managed care plans must provide access to services in a way that assures access to primary and urgent care in the most effective settings and minimizes inappropriate utilization of emergency department (ED) services.  MCPs are required to identify high utilizers of ED services and implement action plans designed to minimize inappropriate ED utilization.

Measure:  The percentage of members who had four or more ED visits during the six month reporting period.

For an MCP which had membership as of February 1, 2006: MCP performance will be evaluated using an MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The minimum performance standard and the target in this Appendix (4.b) will be applicable to the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006.  The last reporting period using  the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for performance evaluation is July-December 2007; the last reporting period using the MCP’s county-based statewide result for the counties in which the MCP had membership as of February 1, 2006 for P4P (Appendix O) is July-December 2006.

Report Period:  For the SFY 2008 contract period, a baseline level of performance will be set using the January - June 2007 report period.  Results will be calculated for the reporting period of July - December 2007 and compared to the baseline results to determine if the minimum performance standard is met.

19

Appendix M
Covered Families and Children (CFC) population

County-Based  Statewide Target: A maximum of  0.70% of the eligible population will have four or more ED visits during the reporting period.

County-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a 10.0% decrease in the difference between the target and the baseline period results.

Penalty for Noncompliance:  If the standard is not met and the results are above 1.1%, then the MCP must develop a corrective action plan, for which ODJFS may direct the MCP to develop the components of their EDD program as specified by ODJFS.  If the standard is not met and the results are at or below 1.1%, then the MCP must develop a Quality Improvement Directive.

4.b.i.         Emergency Department Diversion (applicable to performance evaluation as of SFY 2009)

Managed care plans must provide access to services in a way that assures access to primary and urgent care in the most effective settings and minimizes inappropriate utilization of emergency department (ED) services.  MCPs are required to identify high utilizers of targeted ED services and implement action plans designed to minimize inappropriate, preventable and/or primary care sensitive ED utilization.

Measure:  The percentage of members who had a number to be determined or more targeted ED visits during the twelve month reporting period.

Regional-Based Statewide Approach: MCPs will be evaluated statewide, using results for all active regions and counties (Mahoning and Trumbull) in which the MCP has membership.  ODJFS will use the first  full calendar year of data (CY 2007) from all MCPs serving CFC membership as the first baseline reporting year for statewide reporting and  to determine a statewide minimum performance standard and target.  CY 2008 will be the first reporting year that MCPs will be held accountable to the performance standard and penalties will be applied for noncompliance.

Report Period: For the SFY 2009 contract period, January – December 2008.  For the SFY 2010 contract period, January – December 2008.

Regional-Based Statewide Target: A maximum number to be determined of the eligible population will have a number to be determined or more targeted ED visits during the reporting period.

Regional-Based Statewide Minimum Performance Standard: The level of improvement must result in at least a percent to be determined decrease in the difference between the target and the baseline period results.

Penalty for Noncompliance:  If the standard is not met and the results are above a percent to be determined, then the MCP must develop a corrective action plan, for which ODJFS may direct the MCP to develop the components of their EDD program as specified by ODJFS.  If the standard is not met and the results are at or below a percent to be determined, then the MCP must develop a Quality Improvement Directive.

20

Appendix M
Covered Families and Children (CFC) population

5.              NOTES

Given that unforeseen circumstances (e.g., revision or update of applicable national standards, methods or benchmarks, or issues related to program implementation) may impact performance assessment as specified in Sections 1 through 4, ODJFS reserves the right to apply the most appropriate penalty to the area of deficiency identified with any individual measure, notwithstanding the penalties specified in this Appendix.

5.a.           Report Periods

Unless otherwise noted, the most recent report or study finalized prior to the end of the contract period will be used in determining the MCP’s performance level for that contract period.

5.b.           Monetary Sanctions

Penalties for noncompliance with individual standards in this appendix will be imposed as the results are finalized. Penalties for noncompliance with individual standards for each period of compliance, as determined in this appendix, will not exceed $250,000.

Refundable monetary sanctions will be based on the capitation payment in the month of the cited deficiency and due within 30 days of notification by ODJFS to the MCP of the amount.  Any monies collected through the imposition of such a sanction would be returned to the MCP (minus any applicable collection fees owed to the Attorney General’s Office, if the MCP has been delinquent in submitting payment) after they have demonstrated improved performance in accordance with this appendix.  If an MCP does not comply within two years of the date of notification of noncompliance, then the monies will not be refunded.

5.c.           Combined Remedies

If ODJFS determines that one systemic problem is responsible for multiple deficiencies, ODJFS may impose a combined remedy which will address all areas of deficient performance.  The total fines assessed in any one month will not exceed 15.0% of the MCP’s monthly capitation.

5.d.           Enrollment Freezes

MCPs found to have a pattern of repeated or ongoing noncompliance may be subject to an enrollment freeze.

5.e.           Reconsideration

Requests for reconsideration of monetary sanctions and enrollment freezes may be submitted as provided in Appendix N, Compliance Assessment System.

5.f.            Contract Termination, Nonrenewals or Denials

Upon termination, nonrenewal or denial of an MCP contract, all monetary sanctions collected under this appendix will be retained by ODJFS. The at-risk amount paid to the MCP under the current provider agreement will be returned to ODJFS in accordance with Appendix P, Terminations, of the provider agreement.

21

Appendix N
Covered Families and Children (CFC) population

APPENDIX N

COMPLIANCE ASSESSMENT SYSTEM
CFC ELIGIBLE POPULATION

I.              General Provisions of the Compliance Assessment System

A. The Compliance Assessment System (CAS) is designed to improve the quality of each managed care plan’s (MCP’s) performance through actions taken by the Ohio Department of Job and Family Services (ODJFS) to address identified failures to meet program requirements.  This appendix applies to the MCP specified in the baseline of this MCP Provider Agreement (hereinafter referred to as the Agreement).

B. The CAS assesses progressive remedies with specified values (e.g., points, fines, etc.) assigned for certain documented failures to satisfy the deliverables required by Ohio Administrative Code (OAC) rule or the Agreement.  Remedies are progressive based upon the severity of the violation, or a repeated pattern of violations.  The CAS allows the accumulated point total to reflect patterns of less serious violations as well as less frequent, more serious violations.

C. The CAS focuses on clearly identifiable deliverables and sanctions/remedial actions are only assessed in documented and verified instances of noncompliance.  The CAS does not include categories which require subjective assessments or which are not within the MCPs control.

D. The CAS does not replace ODJFS’ ability to require corrective action plans (CAPs) and  program improvements, or to impose any of the sanctions specified in OAC rule 5101:3-26-10, including the proposed termination, amendment, or nonrenewal of the MCP’s Provider Agreement.

E. As stipulated in OAC rule 5101:3-26-10(F), regardless of whether ODJFS imposes a sanction, MCPs are required to initiate corrective action for any MCP program violations or deficiencies as soon as they are identified by the MCP or ODJFS.

F. In addition to the remedies imposed in Appendix N, remedies related to areas of financial performance, data quality, and performance management may also be imposed pursuant to Appendices J, L, and M respectively, of the Agreement.

G. If ODJFS determines that an MCP has violated any of the requirements of sections 1903(m) or 1932 of the Social Security Act which are not specifically identified within the CAS, ODJFS may, pursuant to the provisions of OAC rule 5101:3-26-10(A), notify the MCP’s members that they may terminate from the MCP without cause and/or suspend any further new member selections.

1

Appendix N
Covered Families and Children (CFC) population

H. For purposes of the CAS, the date that ODJFS first becomes aware of an MCP’s program violation is considered the date on which the violation occurred.  Therefore, program violations that technically reflect noncompliance from the previous compliance term will be subject to remedial action under CAS at the time that ODJFS first becomes aware of this noncompliance.

I. In cases where an MCP contracted healthcare provider is found to have violated a program requirement (e.g., failing to provide adequate contract termination notice, marketing to potential members, inappropriate member billing, etc.), ODJFS will not assess points if: (1) the MCP can document that they provided sufficient notification/education to providers of applicable program requirements and prohibited activities; and (2) the MCP takes immediate and appropriate action to correct the problem and to ensure that it does not happen again to the satisfaction of ODJFS.  Repeated incidents will be reviewed to determine if the MCP has a systemic problem in this area, and if so, sanctions/remedial actions may be assessed, as determined by ODJFS.

J. All notices of noncompliance will be issued in writing via email and facsimile to the identified MCP contact.

II.            Types of Sanctions/Remedial Actions

ODJFS may impose the following types of sanctions/remedial actions, including, but not limited to, the items listed below.  The following are examples of program violations and their related penalties.  This list is not all inclusive.  As with any instance of noncompliance, ODJFS retains the right to use their sole discretion to determine the most appropriate penalty based on the severity of the offense, pattern of repeated noncompliance, and number of consumers affected.  Additionally, if an MCP has received any previous written correspondence regarding their duties and obligations under OAC rule or the Agreement, such notice may be taken into consideration when determining penalties and/or remedial actions.

A. Corrective Action Plans (CAPs) – A CAP is a structured activity/process implemented by the MCP to improve identified operational deficiencies.

MCPs may be required to develop CAPs for any instance of noncompliance, and CAPs are not limited to actions taken in this Appendix.  All CAPs requiring ongoing activity on the part of an MCP to ensure their compliance with a program requirement remain in effect for twenty-four months.

In situations where ODJFS has already determined the specific action which must be implemented by the MCP or if the MCP has failed to submit a CAP, ODJFS may require the MCP to comply with an ODJFS-developed or “directed” CAP.

In situations where a penalty is assessed for a violation an MCP has previously been assessed a CAP (or any penalty or any other related written correspondence), the MCP may be assessed escalating penalties.

2

Appendix N
Covered Families and Children (CFC) population

B. Quality Improvement Directives (QIDs) – A QID is a general instruction that directs the MCP to implement a quality improvement initiative to improve identified administrative or clinical deficiencies.  All QIDs remain in effect for twelve months from the date of implementation.

MCPs may be required to develop QIDs for any instance of noncompliance.

In situations where ODJFS has already determined the specific action which must be implemented by the MCP or if the MCP has failed to submit a QID, ODJFS may require the MCP to comply with an ODJFS-developed or “directed” QID.

In situations where a penalty is assessed for a violation an MCP has previously been assessed a QID (or any penalty or any other related written correspondence), the MCP may be assessed escalating penalties.

C. Points - Points will accumulate over a rolling 12-month schedule.  Each month, points that are more than 12-months old will expire.  Points will be tracked and monitored separately for each Agreement the MCP concomitantly holds with the BMHC, beginning with the commencement of this Agreement (i.e., the MCP will have zero points at the onset of this Agreement).

No points will be assigned for any violation where an MCP is able to document that the precipitating circumstances were completely beyond their control and could not have been foreseen (e.g., a construction crew severs a phone line, a lightning strike blows a computer system, etc.).

 C.1.5 Points -- Failures to meet program requirements, including but not limited to, actions which  could impair the member’s ability to obtain correct information regarding services or which could impair a consumer’s or member’s rights, as determined by ODJFS, will result in the assessment of 5 points.  Examples include, but are not limited to, the following:
•	Violations which result in a member’s MCP selection or termination based on inaccurate provider panel information from the MCP.
•	Failure to provide member materials to new members in a timely manner.
•
Failure to comply with appeal, grievance, or state hearing requirements, including the failure to notify a member of their right to a state hearing when the MCP proposes to deny, reduce, suspend or terminate a Medicaid-covered service.

•	Failure to staff 24-hour call-in system with appropriate trained medical personnel.
•	Failure to meet the monthly call-center requirements for either the member services or the 24-hour call-in system lines.
•	Provision of false, inaccurate or materially misleading information to health care providers, the MCP’s members, or any eligible individuals.
•	Use of unapproved marketing or member materials.
•	Failure to appropriately notify ODJFS or members of provider panel terminations.
•	Failure to update website provider directories as required.

3

Appendix N
Covered Families and Children (CFC) population

C.2. 10 Points -- Failures to meet program requirements, including but not limited to, actions which could affect the ability of the MCP to deliver or the consumer to access covered services, as determined by ODJFS.  Examples include, but are not limited to, the following:

•
Discrimination among members on the basis of their health status or need for health care services (this includes any practice that would reasonably be expected to encourage termination or discourage selection by individuals whose medical condition indicates probable need for substantial future medical services).

•	Failure to assist a member in accessing needed services in a timely manner after request from the member.
•	Failure to provide medically-necessary Medicaid covered services to members.
•	Failure to process prior authorization requests within the prescribed time frames.

D. Fines – Refundable or nonrefundable fines may be assessed as a penalty separate to or in combination with other sanctions/remedial actions.

D.1. Unless otherwise stated, all fines are nonrefundable.

D.2. Pursuant to procedures as established by ODJFS, refundable and nonrefundable monetary sanctions/assurances must be remitted to ODJFS within thirty (30) days of receipt of the invoice by the MCP.  In addition, per Ohio Revised Code Section 131.02, payments not received within forty-five (45) days will be certified to the Attorney General’s (AG’s) office. MCP payments certified to the AG’s office will be assessed the appropriate collection fee by the AG’s office.

D.3. Monetary sanctions/assurances imposed by ODJFS will be based on the most recent premium payments.

D.4. Any monies collected through the imposition of a refundable fine will be returned to the MCP (minus any applicable collection fees owed to the Attorney General’s Office if the MCP has been delinquent in submitting payment) after they have demonstrated full compliance, as determined by ODJFS, with the particular program requirement.  If an MCP does not comply within one (1) year of the date of notification of noncompliance involving issues of case management and two (2) years of the date of notification of noncompliance in issues involving encounter data, then the monies will not be refunded.

D.5. MCPs are required to submit a written request for refund to ODJFS at the time they believe is appropriate before a refund of monies will be considered.

4

Appendix N
Covered Families and Children (CFC) population

E. Combined Remedies - Notwithstanding any other action ODJFS may take under this Appendix, ODJFS may impose a combined remedy which will address all areas of noncompliance if ODJFS determines, in its sole discretion, that (1) one systemic problem is responsible for multiple areas of noncompliance and/or (2) that there are a number of repeated instances of noncompliance with the same program requirement.

F. Progressive Remedies - Progressive remedies will be based on the number of points accumulated at the time of the most recent incident.  Unless specifically otherwise indicated in this appendix, all fines are nonrefundable.  The designated fine amount will be assessed when the number of accumulated points falls within the ranges specified below:

0 -15 Points	Corrective Action Plan (CAP)
16-25 Points	CAP + $5,000 fine
26-50 Points	CAP + $10,000 fine
51-70 Points	CAP + $20,000 fine
71-100 Points	CAP + $30,000 fine
100+ Points	Proposed Contract Termination

G. New Member Selection Freezes - Notwithstanding any other penalty or point assessment that ODJFS may impose on the MCP under this Appendix, ODJFS may prohibit an MCP from receiving new membership through consumer initiated selection or the assignment process if: (1) the MCP has accumulated a total of 51 or more points during a rolling 12-month period; (2) or the MCP fails to fully implement a CAP within the designated time frame; or  (3) circumstances exist which potentially jeopardize the MCP’s members’ access to care.  [Examples of circumstances that ODJFS may consider as jeopardizing member access to care include:

-	the MCP has been found by ODJFS to be noncompliant with the prompt payment or the non-contracting provider payment requirements;

-	the MCP has been found by ODJFS to be noncompliant with the provider panel requirements specified in Appendix H of the Agreement;

-	the MCP’s refusal to comply with a program requirement after ODJFS has directed the MCP to comply with the specific program requirement; or

-	the MCP has received notice of proposed or implemented adverse action by the Ohio Department of Insurance.]

5

Appendix N
Covered Families and Children (CFC) population

Payments provided for under the Agreement will be denied for new enrollees, when and for so long as, payments for those enrollees are denied by CMS in accordance with the requirements in 42 CFR 438.730.

H. Reduction of Assignments – ODJFS has sole discretion over how member auto-assignments are made.  ODJFS may reduce the number of assignments an MCP receives to assure program stability within a region or if ODJFS determines that the MCP lacks sufficient capacity to meet the needs of the increased volume in membership.  Examples of circumstances which ODJFS may determine demonstrate a lack of sufficient capacity include, but are not limited to an MCP’s failure to: maintain an adequate provider network; repeatedly provide new member materials by the member’s effective date; meet the minimum call center requirements; meet the minimum performance standards for identifying and assessing children with special health care needs and members needing case management services; and/or provide complete and accurate appeal/grievance, member’s PCP and CAMS data files.

I. Termination, Amendment, or Nonrenewal of MCP Provider Agreement - ODJFS can at any time move to terminate, amend or deny renewal of a provider agreement.  Upon such termination, nonrenewal, or denial of an MCP provider agreement, all previously collected monetary sanctions will be retained by ODJFS.

J. Specific Pre-Determined Penalties

I.1. Adequate network-minimum provider panel requirements - Compliance with provider panel requirements will be assessed quarterly.  Any deficiencies in the MCP’s provider network as specified in Appendix H of the Agreement or by ODJFS, will result in the assessment of a $1,000 nonrefundable fine for each category (practitioners, PCP capacity, hospitals), for each county, and for each population (e.g., ABD, CFC).  For example if the MCP did not meet the following minimum panel requirements, the MCP would be assessed (1) a $3,000 nonrefundable fine for the failure to meet CFC panel requirements; and, (2) a $1,000 nonrefundable fine for the failure to meet ABD panel requirements).

•	practitioner requirements in Franklin county for the CFC population
•	practitioner requirements in Franklin county for the ABD population
•	hospital requirements in Franklin county for the CFC population
•	PCP capacity requirements in Fairfield county for the CFC population

In addition to the pre-determined penalties, ODJFS may assess additional penalties pursuant to this Appendix (e.g. CAPs, points, fines) if member specific access issues are identified resulting from provider panel noncompliance.

6

Appendix N
Covered Families and Children (CFC) population

J.2. Geographic Information System - Compliance with the Geographic Information System (GIS) requirements will be assessed semi-annually.  Any failure to meet GIS requirements as specified in Appendix H of the Agreement will result a $1,000 nonrefundable fine for each county and for each population (e.g., ABD, CFC, etc.).  For example if the MCP did not meet GIS requirements in the following counties, the MCP would be assessed (1) a nonrefundable $2,000 fine for the failure to meet GIS requirements for the CFC population and (2) a $1,000 nonrefundable fine for the failure to meet GIS requirements for the ABD population.

•	GIS requirements in Franklin county for the CFC population
•	GIS requirements in Fairfield county for the CFC population
•	GIS requirements in Franklin county for the ABD population

J.3. Late Submissions - All required submissions/data and documentation requests must be received by their specified deadline and must represent the MCP in an honest and forthright manner.  Failure to provide ODJFS with a required submission or any data/documentation requested by ODJFS will result in the assessment of a nonrefundable fine of $100 per day, unless the MCP requests and is granted an extension by ODJFS.  Assessments for late submissions will be done monthly.  Examples of such program violations include, but are not limited to:

•	Late required submissions
o	Annual delegation assessments
o	Call center report
o	Franchise fee documentation
o	Reinsurance information (e.g., prior approval of changes)
o	State hearing notifications
•	Late required data submissions
o	Appeals and grievances, case management, or PCP data
•	Late required information requests
o	Automatic call distribution reports
o	Information/resolution regarding consumer or provider complaint
o	Just cause or other coordination care request from ODJFS
o	Provider panel documentation
o	Failure to provide ODJFS with a required submission after ODJFS has notified the MCP that the prescribed deadline for that submission has passed

7

Appendix N
Covered Families and Children (CFC) population

If an MCP determines that they will be unable to meet a program deadline or data/documentation submission deadline, the MCP must submit a written request to its Contract Administrator for an extension of the deadline, as soon as possible, but no later than 3 PM EST on the date of the deadline in question. Extension requests should only be submitted in situations where unforeseeable circumstances have occurred which make it impossible for the MCP to meet an ODJFS-stipulated deadline and all such requests will be evaluated upon this standard.  Only written approval as may be granted by ODJFS of a deadline extension will preclude the assessment of compliance action for untimely submissions.

J.4. Noncompliance with Claims Adjudication Requirements - If ODJFS finds that an MCP is unable to (1) electronically accept and adjudicate claims to final status and/or (2) notify providers of the status of their submitted claims, as stipulated in Appendix C of the Agreement, ODJFS will assess the MCP with a monetary sanction of $20,000 per day for the period of noncompliance.

If ODJFS has identified specific instances where an MCP has failed to take the necessary steps to comply with the requirements specified in Appendix C of the Agreement for (1) failing to notify non-contracting providers of procedures for claims submissions when requested and/or (2) failing to notify contracting and non-contracting providers of the status of their submitted claims, the MCP will be assessed 5 points per incident of noncompliance.

J.5. Noncompliance with Prompt Payment: - Noncompliance with the prompt pay requirements as specified in Appendix J of the Agreement will result in progressive penalties.  The first violation during a rolling 12-month period will result in the submission of quarterly prompt pay and monthly status reports to ODJFS until the next quarterly report is due.  The second violation during a rolling 12-month period will result in the submission of monthly status reports and a refundable fine equal to 5% of the MCP’s monthly premium payment or $300,000, whichever is less.  The refundable fine will be applied in lieu of a nonrefundable fine and the money will be refunded by ODJFS only after the MCP complies with the required standards for two (2) consecutive quarters.  Subsequent violations will result in an enrollment freeze.

If an MCP is found to have not been in compliance with the prompt pay requirements for any time period for which a report and signed attestation have been submitted representing the MCP as being in compliance, the MCP will be subject to an enrollment freeze of not less than three (3) months duration.

8

Appendix N
Covered Families and Children (CFC) population

J.6. Noncompliance with Franchise Fee Assessment Requirements - In accordance with ORC Section 5111.176, and in addition to the imposition of any other penalty, occurrence or points under this Appendix, an MCP that does not pay the franchise permit fee in full by the due date is subject to any or all of the following:

•
A monetary penalty in the amount of $500 for each day any part of the fee remains unpaid, except the penalty will not exceed an amount equal to 5 % of the total fee that was due for the calendar quarter for which the penalty was imposed;

•
Withholdings from future ODJFS capitation payments.  If an MCP fails to pay the full amount of its franchise fee when due, or the full amount of the imposed penalty, ODJFS may withhold an amount equal to the remaining amount due from any future ODJFS capitation payments. ODJFS will return all withheld capitation payments when the franchise fee amount has been paid in full;

•	Proposed termination or non-renewal of the MCP’s Medicaid provider agreement may occur if the MCP:
a.	Fails to pay its franchise permit fee or fails to pay the fee promptly;
b.	Fails to pay a penalty imposed under this Appendix or fails to pay the penalty promptly;
c.	Fails to cooperate with an audit conducted in accordance with ORC Section 5111.176.

J.7. Noncompliance with Clinical Laboratory Improvement Amendments - Noncompliance with CLIA requirements as specified by ODJFS will result in the assessment of a nonrefundable $1,000 fine for each violation.

J.8. Noncompliance with Abortion and Sterilization Payment - Noncompliance with abortion and sterilization requirements as specified by ODJFS will result in the assessment of a nonrefundable $2,000 fine for each documented violation.  Additionally, MCPs must take all appropriate action to correct each ODJFS-documented violation.

J.9. Refusal to Comply with Program Requirements - If ODJFS has instructed an MCP that they must comply with a specific program requirement and the MCP refuses, such refusal constitutes documentation that the MCP is no longer operating in the best interests of the MCP’s members or the state of Ohio and ODJFS will move to terminate or nonrenew the MCP’s provider agreement.

9

Appendix N
Covered Families and Children (CFC) population

III.           Request for Reconsiderations

MCPs may request a reconsideration of remedial action taken under the CAS for penalties that include points, fines, reductions in assignments and/or selection freezes.  Requests for reconsideration must be submitted on the ODJFS required form as follows:

A. MCPs notified of ODJFS’ imposition of remedial  action taken under the CAS will have ten (10) working days from the date of receipt of the facsimile to request reconsideration, although ODJFS will impose enrollment freezes based on an access to care concern concurrent with initiating notification to the MCP.  Any information that the MCP would like reviewed as part of the reconsideration request must be submitted at the time of submission of the reconsideration request, unless ODJFS extends the time frame in writing.

B. All requests for reconsideration must be submitted by either facsimile transmission or overnight mail to the Chief, Bureau of Managed Health Care, and received by ODJFS by the tenth business day after receipt of the faxed notification of the imposition of the remedial action by ODJFS.

C. The MCP will be responsible for verifying timely receipt of all reconsideration requests.  All requests for reconsideration must explain in detail why the specified remedial action should not be imposed.  The MCP’s justification for reconsideration will be limited to a review of the written material submitted by the MCP.  The Bureau Chief will review all correspondence and materials related to the violation in question in making the final reconsideration decision.

D. Final decisions or requests for additional information will be made by ODJFS within ten (10) business days of receipt of the request for reconsideration.

E. If additional information is requested by ODJFS, a final reconsideration decision will be made within three (3) business days of the due date for the submission.  Should ODJFS require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

F. If a reconsideration request is decided, in whole or in part, in favor of the MCP, both the penalty and the points associated with the incident, will be rescinded or reduced, in the sole discretion of ODJFS.  The MCP may still be required to submit a CAP if ODJFS, in its sole discretion, believes that a CAP is still warranted under the circumstances.

10

Appendix O
Covered Families and Children (CFC) population

APPENDIX O

PAY-FOR PERFORMANCE (P4P)
CFC ELIGIBLE POPULATION

This Appendix establishes P4P for managed care plans (MCPs) to improve performance in specific areas important to the Medicaid MCP members.  P4P include the at-risk amount included with the monthly premium payments (see Appendix F, Rate Chart), and possible additional monetary rewards up to $250,000.

To qualify for consideration of any P4P, MCPs must meet minimum performance standards established in Appendix M, Performance Evaluation on selected measures, and achieve P4P standards established for selected Clinical Performance Measures.  For qualifying MCPs, higher performance standards for three measures must be reached to be awarded a portion of the at-risk amount and any additional P4P (see Sections 1 and 2).  An excellent and superior standard is set in this Appendix for each of the three measures.  Qualifying MCPs will be awarded a portion of the at-risk amount for each excellent standard met.  If an MCP meets all three excellent and superior standards, they may be awarded additional P4P (see Section 3).

Prior to the transition to a regional-based statewide P4P system (SFY 2006 through SFY 2009), the county-based statewide P4P system (sections 1 and 2 of this Appendix) will apply to MCPs with membership as of February 1, 2006.  Only counties with membership as of February 1, 2006 will be used to calculate performance levels for the county-based statewide P4P system.

1.             SFY 2008 P4P

1.a.          Qualifying Performance Levels

To qualify for consideration of the SFY 2008 P4P, an MCP’s performance level must meet the minimum performance standards set in Appendix M, Performance Evaluation, for the measures listed below.  A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

Measures for which the minimum performance standard for SFY 2008 established in Appendix M, Performance Evaluation, must be met to qualify for consideration of P4P are as follows:

1.  PCP Turnover (Appendix M, Section 2.a.)

Report Period: CY 2007

2. Children’s Access to Primary Care (Appendix M, Section 2.b.)

Report Period: CY 2007

3.  Adults’ Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

                Report Period: CY 2007

1

Appendix O
Covered Families and Children (CFC) population

4. Overall Satisfaction with MCP (Appendix M, Section 3.)

Report Period: The most recent consumer satisfaction survey completed prior to the end of SFY 2008.

For each clinical performance measure listed below, the MCP must meet the P4P standard to be considered for SFY 2008 P4P.  The MCP meets the P4P standard if one of two criteria are met.  The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Performance Evaluation, for seven of the nine clinical performance measures listed below; or

2) The Medicaid benchmarks for seven of the nine clinical performance measures listed below.  The Medicaid benchmarks are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

Clinical Performance Measure	Medicaid Benchmark
1. Perinatal Care - Frequency of Ongoing Prenatal Care	42%
2. Perinatal Care - Initiation of Prenatal Care	71%
3. Perinatal Care - Postpartum Care	48%
4. Well-Child Visits – Children who turn 15 months old	34%
5. Well-Child Visits - 3, 4, 5, or 6, years old
6. Well-Child Visits - 12 through 21 years old
7. Use of Appropriate Medications for People with Asthma
8. Annual Dental Visits
9. Blood Lead – 1 year olds
50% 30% 83% 40% 45%

1.b.          Excellent and Superior Performance Levels

For qualifying MCPs as determined by Section 1.a., performance will be evaluated on the measures below to determine the status of the at-risk amount or any additional P4P that may be awarded.  Excellent and Superior standards are set for the three measures described below.  The standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

A brief description of these measures is provided in Appendix M, Performance Evaluation.  A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

2

Appendix O
Covered Families and Children (CFC) population

1. Case Management of Children (Appendix M, Section 1.b.i.)

Report Period: April - June 2008

Excellent Standard: 5.5%

Superior Standard: 6.5%

2. Use of Appropriate Medications for People with Asthma (Appendix M, Section 1.c.v.)

Report Period: CY 2007

Excellent Standard: 86%

Superior Standard: 88%

3. Adults’ Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

Report Period: CY 2007

Excellent Standard: 76%

Superior Standard: 84%

1.c.          Determining SFY 2008 P4P

MCP’s reaching the minimum performance standards described in Section 1.a. herein, will be considered for P4P including retention of the at-risk amount and any additional P4P.  For each Excellent standard established in Section 1.b. herein, that an MCP meets, one-third of the at-risk amount may be retained.  For MCPs meeting all of the Excellent and Superior standards established in Section 1.b. herein, additional P4P may be awarded.  For MCPs receiving additional P4P, the amount in the P4P fund (see Section 3.) will be divided equally, up to the maximum additional amount, among all MCPs’ ABD and/or CFC programs receiving additional P4P.  The maximum additional amount to be awarded per plan, per program, per contract year is $250,000.  An MCP may receive up to $500,000 should both of the MCP’s ABD and CFC programs achieve the Superior Performance Levels.

3

Appendix O
Covered Families and Children (CFC) population

2.             SFY 2009 P4P

2.a.         Qualifying Performance Levels

To qualify for consideration of the SFY 2009 P4P, an MCP’s performance level must meet the minimum performance standards set in Appendix M, Performance Evaluation, for the measures listed below.  A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

Measures for which the minimum performance standard for SFY 2009 established in Appendix M, Performance Evaluation, must be met to qualify for consideration of P4P are as follows:

1.  PCP Turnover (Appendix M, Section 2.a.)

Report Period: CY 2008

2. Children’s Access to Primary Care (Appendix M, Section 2.b.)

Report Period: CY 2008

3.  Adults’ Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

Report Period: CY 2008

4. Overall Satisfaction with MCP (Appendix M, Section 3.)

Report Period: The most recent consumer satisfaction survey completed prior to the end of SFY 2009.

For each clinical performance measure listed below, the MCP must meet the P4P standard to be considered for SFY 2009 P4P.  The MCP meets the P4P standard if one of two criteria is met.  The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Performance Evaluation, for seven of the nine clinical performance measures listed below; or

2) The Medicaid benchmarks for seven of the nine clinical performance measures listed below.  The Medicaid benchmarks are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

4

Appendix O
Covered Families and Children (CFC) population

Clinical Performance Measure	Medicaid Benchmark
1. Perinatal Care - Frequency of Ongoing Prenatal Care	44%
2. Perinatal Care - Initiation of Prenatal Care	74%
3. Perinatal Care - Postpartum Care	50%
4. Well-Child Visits – Children who turn 15 months old	42%
5. Well-Child Visits - 3, 4, 5, or 6, years old
6. Well-Child Visits - 12 through 21 years old
7. Use of Appropriate Medications for People with Asthma
8. Annual Dental Visits
9. Blood Lead – 1 year olds
57% 33% 84% 42% 45%

2.b.          Excellent and Superior Performance Levels

For qualifying MCPs as determined by Section 2.a., performance will be evaluated on the measures below to determine the status of the at-risk amount or any additional P4P that may be awarded.  Excellent and Superior standards are set for the three measures described below.  The standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

A brief description of these measures is provided in Appendix M, Performance Evaluation.  A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

1. Case Management of Children (Appendix M, Section 1.b.i.)

Report Period: April - June 2009

Excellent Standard: To be determined.

Superior Standard: To be determined.

2. Use of Appropriate Medications for People with Asthma (Appendix M, Section 1.c.v.)

Report Period: CY 2008

Excellent Standard: To be determined.

Superior Standard: To be determined.

3. Adults’ Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

Report Period: CY 2008

Excellent Standard: 77%

Superior Standard: 84%

5

Appendix O
Covered Families and Children (CFC) population

2.c.          Determining SFY 2008 P4P

MCP’s reaching the minimum performance standards described in Section 2.a. herein, will be considered for P4P including retention of the at-risk amount and any additional P4P.  For each Excellent standard established in Section 2.b. herein, that an MCP meets, one-third of the at-risk amount may be retained.  For MCPs meeting all of the Excellent and Superior standards established in Section 2.b. herein, additional P4P may be awarded.  For MCPs receiving additional P4P, the amount in the P4P fund (see Section 3.) will be divided equally, up to the maximum additional amount, among all MCPs’ ABD and/or CFC programs receiving additional P4P.  The maximum additional amount to be awarded per plan, per program, per contract year is $250,000.  An MCP may receive up to $500,000 should both of the MCP’s ABD and CFC programs achieve the Superior Performance Levels.

3.             NOTES

3.a.          Transition from a county-based statewide to a regional-based statewide P4P system.

The current county-based statewide P4P system will transition to a regional-based statewide system as managed care expands statewide.  The regional-based statewide approach will be fully phased in no later than SFY 2010.  The regional-based statewide P4P system will be modeled after the county-based statewide system with adjustments to performance standards where appropriate.

3.a.i.       County-based statewide P4P system

For MCPs in their first twenty-four months of Ohio Medicaid CFC Managed Care Program participation, the status of the at-risk amount will not be determined because compliance with many of the standards cannot be determined in an MCP’s first two contract years (see Appendix F., Rate Chart). In addition, MCPs in their first two contract years are not eligible for the additional P4P amount awarded for superior performance.

Starting with the twenty-fifth month of participation in the program, a new MCP’s at-risk amount will be included in the P4P system. The determination of the status of this at-risk amount will be after at least three full calendar years of membership as many of the performance standards require three full calendar years to determine an MCP’s performance level.  Because of this requirement, more than 12 months of at-risk dollars may be included in an MCP’s first at-risk status determination depending on when an MCP starts with the program relative to the calendar year.

During the transition to a regional-based statewide system (SFY 2006 through SFY 2009), MCPs with membership as of  February 1, 2006 will continue in the county-based statewide P4P system until the transition is complete.  These MCPs will be put at-risk for a portion of the premiums received for members in counties they are serving as of February 1, 2006.

6

Appendix O
Covered Families and Children (CFC) population

3.a.ii.      Regional-based statewide P4P system

All MCPs will be included in the regional-based statewide P4P system.  The at-risk amount will be determined separately for each region an MCP serves.

The status of the at-risk amount for counties not included in the county-based statewide P4P system will not be determined for the first twenty-four months of regional membership.  Starting with the twenty-fifth month of regional membership, the MCP’s at-risk amount will be included in the P4P system. The determination of the status of this at-risk amount will be after at least three full calendar years of regional membership as many of the performance standards require three full calendar years to determine an MCP’s performance level. Given that statewide expansion was not complete by December 31, 2006, ODJFS may adjust performance measure reporting periods based on the number of months an MCP has had regional membership. Because of this requirement, more than 12 months of at-risk dollars may be included in an MCP’s first regional at-risk status determination depending on when regional membership starts relative to the calendar year.  Regional premium payments for months prior to July 2009 for members in counties included in the county-based statewide P4P system for the SFY 2009 P4P determination, will be excluded from the at-risk dollars included in the first regional-based statewide P4P determination.

3.b.          Determination of at-risk amounts and additional P4P payments

Given that unforeseen circumstances (e.g., revision or update of applicable national standards, methods or benchmarks, or issues related to program implementation) may impact the determination of the status of an MCP’s at-risk amount and any additional P4P payments,  ODJFS reserves the right to calculate an MCP’s at-risk amount (the status of which is determined in accordance with this appendix) using a lesser percentage than that established in Appendix F (Regional Rates) and to award additional P4P in an amount lesser than that established in this appendix.

For MCPs that have participated in the Ohio Medicaid Managed Care Program long enough to calculate performance levels for all of the performance measures included in the P4P system, determination of the status of an MCP’s at-risk amount will occur within six months of the end of the contract period.  Determination of additional P4P payments will be made at the same time the status of an MCP’s at-risk amount is determined.

3.c.         Contract Termination, Nonrenewals, or Denials

Upon termination, nonrenewal or denial of an MCP contract, the at-risk amount paid to the MCP under the current provider agreement will be returned to ODJFS  in accordance with Appendix P., Terminations/Nonrenewals/Amendments, of the provider agreement.

Additionally, in accordance with Article XI of the provider agreement, the return of the at-risk amount paid to the MCP under the current provider agreement will be a condition necessary for ODJFS’ approval of a provider agreement assignment.

3.d.          Report Periods

The report period used in determining the MCP’s performance levels varies for each measure depending on the frequency of the report and the data source.  Unless otherwise noted, the most recent report or study finalized prior to the end of the contract period will be used in determining the MCP’s overall performance level for that contract period.

7

Appendix P
Covered Families and Children (CFC) population

APPENDIX P

MCP TERMINATIONS/NONRENEWALS/AMENDMENTS
ABD ELIGIBLE POPULATION

Upon termination either by the MCP or ODJFS, nonrenewal or denial of an MCP’s provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

1 ..            MCP-INITIATED TERMINATIONS/NONRENEWALS

If an MCP provides notice of the termination/nonrenewal of their provider agreement to ODJFS, pursuant to Article VIII of the agreement, the MCP will be required to submit the following to ODJFS:
a.	Refundable Monetary Assurance and the At-Risk Amount
The MCP will be required to submit a refundable monetary assurance. This monetary assurance will be held by ODJFS until such time that the MCP has submitted all outstanding monies owed, data files, and reports, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP’s provider agreement.  The monetary assurance must be in an amount of either $50,000 or 5 % of the capitation amount paid by ODJFS in the month the termination/nonrenewal notice is issued, whichever is greater.

The MCP must also return to ODJFS the at-risk amount paid to the MCP under the current provider agreement.  The amount to be returned will be based on actual MCP membership for preceding months and estimated MCP membership through the end date of the contract.  MCP membership for each month between the month the termination/nonrenewal is issued and the end date of the provider agreement will be estimated as the MCP membership for the month the termination/nonrenewal is issued. Any over payment will be determined by comparing actual to estimated MCP membership and will be returned to the MCP following the end date of the provider agreement.

The MCP must remit the monetary assurance and the at-risk amount in the specified amounts via separate electronic fund transfers (EFT) payable to Treasurer of State, State of Ohio(ODJFS).  The MCP should contact their Contract Administrator to verify the correct amounts required for the monetary assurance and the at-risk amount and obtain an invoice number prior to submitting the monetary assurance and the at-risk amount.  Information from the invoices must be included with each EFT to ensure monies are deposited in the appropriate ODJFS Fund account.  In addition, the MCP must send copies of the EFT bank confirmations and copies of the invoices to their Contract Administrator.

If the monetary assurance and the at-risk amount are not received as specified above, ODJFS will withhold the MCP’s next month’s capitation payment until such time that ODJFS receives documentation that the monetary assurance and the at-risk amount are received by the Treasurer of State. If within one year of the date of issuance of the invoice, an MCP does not submit all outstanding monies owed and required submissions, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP’s provider agreement, the monetary assurance will not be refunded to the MCP.

1

Appendix P
Covered Families and Children (CFC) population

b.            Data Files
               In order to assist members with continuity of care, the MCP must create data files to be shared with each newly enrolling MCP.  The data files will be provided in a consistant format specified by ODJFS and may include information on the following:  case management, prior authorizations, inpatient facility stays, PCP assignments, and pregnant members.  The timeline for providing these files will be at the discretion of ODJFS.  The terminating MCP will be responsible for ensuring the accuracy and data quality of the files.

c.	Notification
i.	Provider Notification
The MCP must notify contracted providers at least 55 days prior to the effective date of termination.  The provider notification must be approved by ODJFS prior to distribution.

ii.           Member Notification
The MCP must notify their members of the termination at least 45 days in advance of the effective date of termination. The member notification must  be approved by ODJFS prior to distribution.

iii.           Prior Authorization Re-Direction Notification
The MCP must create two notices to assist members and providers with prior authorization requests received and/or approved during the last month of membership. The first notice is for prior authorization requests for services to be provided after the effective date of termination; this notice will direct members and providers to contact the enrolling MCP.  The second notice is for prior authorization requests for services to be provided before and after the effective date of termination.  The MCP must utilize ODJFS model language to create the notices and receive approval by ODJFS prior to distribution.  The notices will be mailed to the provider and copied to the member for all requests received during the last month of MCP membership.

2.             ODJFS-INITIATED TERMINATIONS

If ODJFS initiates the proposed termination, nonrenewal or amendment of an MCP’s provider agreement  pursuant to OAC rule 5101:3-26-10 and the MCP appeals that proposed action, the MCP’s provider agreement will be extended through the issuance of an adjudication order in the MCP’s appeal under the R.C. Chapter 119.

2

Appendix P
Covered Families and Children (CFC) population

During this time, the MCP will continue to accrue points and be assessed penalties for each subsequent compliance assessment occurrence/violation under Appendix N of the provider agreement.  If the MCP exceeds 69 points, each subsequent point accrual will result in a $15,000 nonrefundable fine.

Pursuant to OAC rule 5101:3-26-10(H), if ODJFS has proposed the termination, nonrenewal, denial or amendment of a provider agreement, ODJFS may notify the MCP's members of this proposed action and inform the members of their right to immediately terminate their membership with that MCP without cause.  If ODJFS has proposed the termination, nonrenewal, denial or amendment of   a provider agreement and access to medically-necessary covered services is jeopardized, ODJFS may propose to terminate the membership of all of the MCP's members.  The appeal process for reconsideration of the proposed termination of members is as follows:

•	All notifications of such a proposed MCP membership termination will be made by ODJFS via certified or overnight mail to the identified MCP Contact.

•	MCPs notified by ODJFS of such a proposed MCP membership termination will have three working days from the date of receipt to request reconsideration.

•
All reconsideration requests must be submitted by either facsimile transmission or overnight mail to the Deputy Director, Office of Ohio Health Plans, and received by 3PM Eastern Time (ET) on the third working day following receipt of the ODJFS notification of termination. The address and fax number to be used in making these requests will be specified in the ODJFS notification of termination document.

•
The MCP will be responsible for verifying timely receipt of all reconsideration requests.  All requests must explain in detail why the proposed MCP membership termination is not justified.  The MCP’s justification for reconsideration will be limited to a review of the written material submitted by the MCP.

•
A final decision or request for additional information will be made by the Deputy Director within three working days of receipt of the request for reconsideration.   Should the Deputy Director require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

•
The proposed MCP membership termination will not occur while an appeal is under review and pending the Deputy Director’s decision.  If the Deputy Director denies the appeal, the MCP membership termination will proceed at the first possible effective date.  The date may be retroactive if the ODJFS determines that it would be in the best interest of the members.

3